As filed with the Securities and Exchange Commission
                               on October 2, 2000
                            Registration No. 811-9689

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM N-1A

                             AMENDMENT NO. 2 TO THE
            REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                           ------------------------

                             WELLS FARGO CORE TRUST
                  (Exact Name of Registrant as specified in Charter)
                                525 Market Street
                             San Francisco, CA 94163
             (Address of Principal Executive Offices, including Zip Code)
                           --------------------------

       Registrant's Telephone Number, including Area Code: (800) 643-9691
                                C. David Messman
                             Wells Fargo Bank, N.A.
                          633 Folsom Street, 7th Floor
                             San Francisco, CA 94107
                     (Name and Address of Agent for Service)

                                 With a copy to:
                              Robert M. Kurucza, Esq.
                              Marco E. Adelfio, Esq.
                             Morrison & Foerster LLP
                          2000 Pennsylvania Ave., N.W.
                             Washington, D.C. 20006

                                EXPLANATORY NOTE

         This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended, in order to add audited financial information for the Income Portfolios of Wells Fargo Core Trust. Beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     Part A

                             WELLS FARGO CORE TRUST

                          PRIVATE PLACEMENT MEMORANDUM

                          Disciplined Growth Portfolio
                                 Index Portfolio
                             Equity Income Portfolio
                         International Equity Portfolio
                             International Portfolio
                         Large Company Growth Portfolio
                         Managed Fixed Income Portfolio
                         Positive Return Bond Portfolio
                            Small Cap Index Portfolio
                            Small Cap Value Portfolio
                         Small Company Growth Portfolio
                          Small Company Value Portfolio
                             Stable Income Portfolio
                         Strategic Value Bond Portfolio

                                 October 2, 2000


Responses to Items 1 through 3 have been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Wells Fargo Core Trust ("Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust is currently comprised of fourteen separate series of Portfolios (each a "Portfolio" and collectively the "Portfolios"): Disciplined Growth Portfolio, Index Portfolio, Equity Income Portfolio, International Equity Portfolio, International Portfolio, Large Company Growth Portfolio, Managed Fixed Income Portfolio, Positive Return Bond Portfolio, Small Cap Index
Portfolio, Small Cap Value Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Stable Income Portfolio, and Strategic Value Bond Portfolio. The Trust's Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of beneficial interest ("Interests") and to establish and designate such Interests into one or more Portfolios. Wells Fargo Bank, N.A. ("Wells Fargo" or "Advisor") serves as the investment advisor to each of the Portfolios.

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
         RISKS.

The investment objective of each Portfolio is non-fundamental, and may be changed by a vote of the Board of Trustees.

Disciplined Growth Portfolio: The Portfolio seeks capital appreciation by investing primarily in common stocks of larger companies.

The Portfolio seeks higher long-term returns by investing primarily in the common stock of companies that, in the view of the Advisor, possess above average potential for growth. The Portfolio invests in companies with average market capitalizations greater than $5 billion.

The Portfolio seeks to identify growth companies that will report a level of corporate earnings that exceed the level expected by investors. In seeking these companies, the Advisor uses both quantitative and fundamental analysis. The Advisor may consider, among other factors, changes of earnings estimates by investment analysts, the recent trend of company earnings reports, and an analysis of the fundamental business outlook for the company. The Advisor uses a variety of valuation measures to determine whether or not the share price already reflects any positive fundamentals identified by the Advisor. In addition to approximately equal weighting of portfolio securities, the Advisor attempts to constrain the variability of the investment returns by employing risk control screens for price volatility, financial quality, and valuation.

The principal risk factor associated with this Portfolio is market risk. See the "Related Risks" section below for a discussion of this risk and other risks of investing in this Portfolio.

Index Portfolio: The Portfolio seeks to replicate the total rate of return of the Standard & Poor's 500 Composite Stock Index (the "S&P 500 Index").

The Portfolio invests in substantially all of the common stocks listed on the S&P 500 Index and attempts to achieve at least a 95% correlation between the performance of the S&P 500 Index and the Portfolio's investment results, before expenses. This correlation is sought regardless of market conditions.

A precise duplication of the performance of the S&P 500 Index would mean that the net asset value of Interests, including dividends and capital gains would increase or decrease in exact proportion to changes in the S&P 500 Index. Such a 100% correlation is not feasible. The Advisor's ability to track the performance of the S&P 500 Index may be affected by, among other things, transaction costs and shareholder purchases and redemptions. The Advisor continuously monitors the performance and composition of the S&P 500 Index and adjusts the Portfolio's securities as necessary to reflect any changes to the S&P 500 Index.

Under normal market conditions, the Portfolio invests in a diversified portfolio of common stocks designed to provide a relative sample of the stocks listed on the S&P 500 Index; in stock index futures and options on stock indexes as a substitute for comparable position in the underlying securities, and in interest-rate futures contracts, options or interest rate swaps and index swaps.

The principal risk factors associated with this Portfolio are index risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Equity Income Portfolio: The Portfolio seeks long-term capital appreciation and above-average dividend income.

The Portfolio invests primarily in the common stock of large, high-quality domestic companies that have above-average return potential based on current market valuations. The Advisor primarily emphasizes investments in securities of companies with above-average dividend income. The Advisor uses various valuation measures when selecting securities for the portfolio, including above-average dividend yields and below industry average price-to-earnings, price-to-book and price-to-sales ratios. The Advisor considers "large" companies to be those whose market capitalization is greater than the median of the Russell 1000 Index.

Under normal market conditions, the Portfolio invests at least 65% of total assets in income-producing equity securities and in issues of companies with market capitalization greater than the median of the Russell 1000 Index.

The Advisor may invest in preferred stocks, convertible securities, and securities of foreign companies. The Advisor will normally limit investment in a single issuer to 10% or less of total assets.

The principal risk factors associated with this Portfolio are market risk and interest rate risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

International Equity Portfolio: The Portfolio seeks total return, with an emphasis on capital appreciation, over the long-term, by investing primarily in equity securities of non-U.S. companies.

The Portfolio seeks to earn total return by investing at least 80% of its assets in common stock of companies located or operating in developed and emerging markets. It is expected that the securities held by the Portfolio will be traded on a stock exchange or other market in the country in which the issuer is based, but they also may be traded in other countries, including the United States. The Portfolio must invest its assets in the securities of at least five different countries other than the United States. The Portfolio may also invest in American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs") and similar instruments.

The Advisor applies a fundamentals-driven, value-oriented analysis to identify companies with above-average potential for long-term growth. The Advisor examines financial data including the company's historical performances and its projected future earnings. The Advisor also considers other key criteria such as a company's local, regional or global franchise; history of effective management demonstrated by expanding revenues and earnings growth; and prudent financial and accounting policies and ability to take advantage of a changing business environment. In allocating among countries, regions and industry sectors, the Advisor considers factors such as economic growth prospects, monetary and fiscal policies, political stability, currency trends, market liquidity and investor sentiment.

The principal risk factors associated with this Portfolio are currency risk, emerging market risk, foreign risk, market risk and regulatory risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

International Portfolio: The Portfolio seeks long-term capital appreciation by investing directly or indirectly in high-quality companies based outside the United States. The Portfolio selects its investments on the basis of their potential for capital appreciation without regard to current income. The Portfolio may also invest in the securities of domestic closed-end investment companies that invest primarily in foreign securities and may invest in debt obligations of foreign governments or their political subdivisions, agencies, or instrumentalities, of supranational organizations, and of foreign corporations. The Portfolio's investments are generally diversified among securities of issuers in foreign countries including, but not limited to Japan, Germany, the United Kingdom, France, the Netherlands, Hong Kong, Singapore, and Australia. In general, the Portfolio will invest only in securities of companies and governments in countries that the Adviser, in its judgment, considers both politically and economically stable. The Portfolio has no limit on the amount of its assets that may be invested in any one type of foreign instrument or in any foreign country; however, to the extent the Portfolio concentrates its assets in a foreign country, it will incur greater risks.

Under normal circumstances, the International Portfolio will invest substantially all of its assets, but not less than 65% of its net assets, in equity securities of companies domiciled outside the United States. The Portfolio may purchase preferred stock and convertible debt securities, including convertible preferred stock. The Portfolio also may enter into foreign exchange contracts, including forward contracts to purchase or sell foreign currencies, in anticipation of its currency requirements and to protect against possible adverse movements in foreign exchange rates and may purchase ADRs, EDRs or other similar securities of foreign issuers.

The principal risk factors associated with this Portfolio are currency risk, foreign risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Large Company Growth Portfolio: The Portfolio seeks long-term capital appreciation by investing primarily in large, high-quality domestic companies that the Advisor believes have superior growth potential. The Advisor considers "large" companies to be those whose market capitalization is greater than the median of the Russell 1000 Index. In selecting securities for the Portfolio, the Advisor seeks issuers whose stock is attractively valued with fundamental characteristics that are significantly better than the market average and that support internal earnings growth capability. The Advisor may invest in the securities of companies whose growth potential the Advisor believes is generally unrecognized or misperceived by the market.

The Advisor will not invest more than 10% of the Portfolio's total assets in the securities of a single issuer. The Advisor may invest up to 20% of the Portfolio's total assets in the securities of foreign companies and may hedge against currency risk by using foreign currency forward contracts.

The principal risk factors associated with this Portfolio are currency risk, foreign risk, leverage risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Managed Fixed Income Portfolio: The Portfolio seeks consistent fixed-income returns by investing primarily in investment grade intermediate-term securities. The Advisor invests in a diversified portfolio of fixed and variable rate U.S. dollar denominated, fixed-income securities of a broad spectrum of U.S. and foreign issuers, including securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or its instrumentalities ("U.S. Government Securities"), and the debt securities of financial institutions, corporations and others. The Advisor emphasizes the use of intermediate maturity securities to lessen duration and employs low risk yield enhancement techniques to enhance return over a complete economic or interest rate cycle. The Advisor considers intermediate-term securities to be those with maturities of between 2 and 20 years.

The Portfolio will limit its investment in mortgage-backed securities to not more than 65% of its total assets and its investment in asset-backed securities to not more than 25% of its net assets. In addition, the Portfolio may not invest more than 30% of its total assets in securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except the U.S. Treasury.

The Portfolio normally will have an average dollar-weighted portfolio maturity of between 3 and 12 years and a duration of between 2 and 6 years.

While not a principal strategy, the Advisor also may purchase up to 10% of its total assets in securities issued or guaranteed by foreign governments the Advisor deems stable, or their subdivisions, agencies, or instrumentalities; loan or security participations; securities of supranational organizations; and municipal securities.

The principal risk factors associated with this Portfolio are credit risk, leverage risk, foreign risk, market risk, interest rate risk and prepayment risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Positive Return Bond Portfolio: The Portfolio seeks to produce a positive return each calendar year regardless of general bond market performance. The Portfolio invests in U.S. Government securities and corporate fixed-income investments. The Portfolio's assets are divided into two components, short bonds with maturities (or average life) of 2 years or less and long bonds with maturities of 25 years or more. Shifts between short bonds and long bonds are made based on movement in the prices of bonds rather than on the Advisor's forecast of interest rates. During periods of falling prices (generally, increasing interest rate environments) long bonds are sold to protect capital and limit losses. Conversely, when bond prices rise, long bonds are purchased. The average dollar-weighted maturity of the Portfolio will vary between 1 and 30 years.

Under normal circumstances, the Advisor invests at least 50% of the net assets in U.S. Government securities, including U.S. Treasury securities. The Advisor only purchases securities that are rated, at the time of purchase, within 1 of the 2 highest long-term rating categories assigned by a nationally recognized statistical rating organization ("NRSRO") or that are unrated and determined by the Advisor to be of comparable quality. The Advisor may invest up to 25% of its assets in securities rated in the second highest rating category. The Advisor does not invest more than 25% of the Portfolio's total assets in zero-coupon securities, securities with variable or floating rates of interest, or asset-backed securities.

The principal risk factors associated with this Portfolio are credit risk, market risk, interest rate risk, prepayment risk and leverage risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Cap Index Portfolio: The Portfolio seeks to replicate the return of the Standard & Poor's Small Cap 600 Composite Stock Price Index ("S&P 600 Small Cap Index"). The Portfolio seeks to replicate this return with minimum tracking error and to minimize transaction costs. Under normal circumstances, the Portfolio will hold stocks representing 100% of the capitalization-weighted market values of the S&P 600 Small Cap Index. The Advisor generally executes portfolio transactions only to replicate the composition of the S&P 600 Small Cap Index, to invest cash received from portfolio security dividends or investments in the Portfolio, and to raise cash to fund redemptions. The Portfolio may hold cash or cash equivalents to facilitate payment of the Portfolio's expenses or redemptions and may invest in index futures contracts. For these and other reasons, the Portfolio's performance can be expected to approximate but not equal that of the S&P 600 Small Cap Index.

The principal risk factors associated with this Portfolio are leverage risk, market risk, index risk and small company risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Cap Value Portfolio: The Portfolio seeks capital appreciation by investing in common stocks of smaller companies. The Advisor will normally invest substantially all of the Portfolio's assets in securities of companies with market capitalizations that reflect the market capitalization of companies included in the Russell 2000 Index.

The Advisor seeks higher growth rates and greater long-term returns by investing primarily in the common stock of smaller companies that the Advisor believes to be undervalued and likely to report a level of corporate earnings exceeding the level expected by investors. The Advisor values companies based upon both the price-to-earnings ratio of the company and a comparison of the public market value of the company to a proprietary model that values the company in the private market. In seeking companies that will report a level of earnings exceeding that expected by investors, the Advisor uses both quantitative and fundamental analysis. Among other factors, the Advisor considers changes of earnings estimates by investment analysts, the recent trend of company earnings reports, and the fundamental business outlook for the company.

The principal risk factors associated with this Portfolio are market risk and small company risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Company Growth Portfolio: The Portfolio seeks to provide long-term capital appreciation by investing in smaller domestic companies.

The Portfolio invests primarily in the common stock of small and medium-sized domestic companies that are either growing rapidly or completing a period of significant change. Small companies are those companies whose market capitalization is less than the largest stock in the Russell 2000 Index or approximately $1.4 billion.

In selecting securities for the Portfolio, the Advisor seeks to identify companies that are rapidly growing (usually with relatively short operating histories) or that are emerging from a period of investor neglect by undergoing a dramatic change. These changes may involve a sharp increase in earnings, the hiring of new management or measures taken to close the gap between share price and takeover/asset value.

The Portfolio may invest up to 10% of its total assets in securities of foreign companies. The Portfolio will not invest more than 10% of its total assets in the securities of a single issuer.

The principal risk factors associated with this Portfolio are currency risk, small company risk, foreign risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Company Value Portfolio: The Portfolio seeks to provide long-term capital appreciation. The Portfolio primarily invests in smaller companies whose market capitalization is less than the largest stock in the Russell 2000 Index. The Advisor focuses on securities that are conservatively valued in the marketplace relative to the stock of comparable companies, determined by price/earnings ratios, cash flows, or other measures. Value investing provides investors with a less aggressive way to take advantage of growth opportunities of small companies. Value investing may reduce downside risk and offer potential for capital appreciation as a stock gains favor among other investors and its stock price rises.

The principal risk factors associated with this Portfolio are leverage risk, market risk and small company risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Stable Income Portfolio: The Portfolio seeks to maintain stability of principal while providing low volatility total return.

The Portfolio invests primarily in short-term investment-grade securities. The Advisor invests in a diversified portfolio of fixed and variable rate U.S. dollar-denominated fixed-income securities of a broad spectrum of U.S. and foreign issuers, including U.S. Government securities and the debt securities of financial institutions, corporations, and others. Under normal market conditions, the Portfolio will limit its investment: (i) in mortgage-backed securities to not more than 65% of its total assets; (ii) other types of asset-backed securities to not more than 25% of its total assets; (iii) mortgage-backed securities that are not U.S. Government securities to not more than 25% of its total assets; and (iv) U.S. Government securities to not more than 50% of its total assets.

The Portfolio may not invest more than 30% of its total assets in the securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except the U.S. Treasury, and may not invest more than 10% of its total assets in the securities of any other issuer.

The Portfolio only purchases investment grade securities. The Portfolio invests in debt obligations with maturities (or average life in the case of mortgage-backed and similar securities) ranging from overnight to 12 years and seeks to maintain an average dollar weighted portfolio maturity of between 2 and 5 years.

The Portfolio may use options, swap agreements, interest rate caps, floors, collars, and futures contracts to manage risk. The Portfolio also may use options to enhance return.

The principal risk factors associated with this Portfolio are credit risk, leverage risk, foreign risk, market risk, interest rate risk and prepayment risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Strategic Value Bond Portfolio: The Portfolio seeks total return by investing primarily in income producing securities. The Portfolio invests in a broad range of fixed-income instruments in order to create a strategically diversified portfolio of fixed-income investments. These investments include corporate bonds, mortgage- and asset-backed securities, U.S. Government securities, preferred stock, convertible bonds and foreign bonds.

The Advisor focuses on relative value as opposed to predicting the direction of interest rates. In general, the Portfolio seeks higher current income instruments, such as corporate bonds and mortgage- and asset backed securities, in order to enhance returns. The Advisor believes that this exposure enhances performance in varying economic and interest rate cycles and avoids excessive risk concentrations. The Advisor's investment process involves rigorous evaluation of each security, including identifying and valuing cash flows, embedded options, credit quality, structure, liquidity, marketability, current versus historical trading relationships, supply and demand for the instrument and expected returns in varying economic/interest rate environments. The Advisor uses this process to seek to identify securities which represent the best relative economic value. The Advisor then evaluates the results of the investment process against the Portfolio's objective and purchases those securities that are consistent with the Portfolio's investment objective.

The Portfolio particularly seeks strategic diversification. The Portfolio will not invest more than 75% of its total assets in corporate bonds, 65% of its total assets in mortgage-backed securities, and 50% of its total assets in asset-backed securities. The Portfolio may invest in U.S. Government Securities without restriction.

The Portfolio will invest 65% of its total assets in fixed-income securities rated, at the time of purchase, within the three highest rating categories by at least one NRSRO, or which are unrated and determined by the Advisor to be of comparable quality. The Portfolio may invest up to 20% of its total assets in non-investment grade securities. The average dollar-weighted maturity of the Portfolio will vary between 5 and 15 years. The Portfolio's duration normally will vary between 3 and 8 years. Duration is a measure of a debt security's average life that reflects the present value of the security's cash flow and is an indication of the security's sensitivity to a change in interest rates. The Portfolio may use options, swap agreements, interest rate caps, floors and collars, and futures contracts to manage risk. The Portfolio may also use options to enhance returns.

The principal risk factors associated with this Portfolio are credit risk, market risk, interest rate risk, prepayment risk and leverage risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

RELATED RISKS

While investing in equity securities and fixed-income securities can bring added benefits, it may also involve additional risks. Investors could lose money on their investment in the Portfolios, or the Portfolios may not perform as well as other investments. The Portfolios have the following general risks:

o Unlike bank deposits, such as CDs or savings accounts, mutual funds are not insured by the FDIC.

o There is no guarantee that the Portfolios will meet their investment objectives.

o We do not guarantee the performance of a Portfolio, nor can we assure you that the market value of your investment will not decline. We will not "make good" any investment loss you may suffer, nor can anyone we contract with to provide certain services, such as selling agents or investment advisors, offer or promise to make good any such losses.

o Share prices-and therefore the value of your investment-will increase and decrease with changes in the value of underlying securities and other investments.

o Investing in any mutual fund, including those deemed conservative, involves risk, including the possible loss of any money you invest.

o An investment in a single Portfolio, by itself, does not constitute a complete investment plan.

o The Portfolios that invest in small companies, foreign companies (including investments made through ADRs and similar instruments), and in emerging markets are subject to additional risks, including less liquidity and greater price volatility. A Portfolio's investment in foreign and emerging markets may also be subject to special risks associated with international trade, including currency, political, regulatory and diplomatic risk.

o The Portfolios may invest a portion of their assets in U.S. Government obligations. It is important to recognize that the U.S. Government does not guarantee the market value or current yield of those obligations. Not all U.S. Government obligations are backed by the full faith and credit of the U.S. Treasury, and the U.S. Government's guarantee does not extend to the Portfolios themselves.

o The Portfolios may also use certain derivative instruments, such as options or futures contracts. The term "derivatives" covers a wide number of investments, but in general it refers to any financial instrument whose value is derived, at least in part, from the price of another security or a specified index, asset or rate. Some derivatives may be more sensitive to interest rate changes or market moves, and some may be susceptible to changes in yields or values due to their structure or contract terms.

o The Portfolios may temporarily hold assets in cash or in money market instruments, including U.S. Government obligations shares of other mutual funds and repurchase agreements, or make other short-term investments, either to maintain liquidity or for short-term defensive purposes. A Portfolio may not achieve its investment objective while it is investing defensively. This practice is expected to have limited, if any, effect on the Portfolios' pursuit of their objectives over the long term.

o The Portfolios may invest a portion of their assets in U.S. Government obligations, such as securities issued or guaranteed by the Government National Mortgage Association ("GNMAs"), the Federal National Mortgage Association ("FNMAs") and the Federal Home Loan Mortgage Corporation ("FHLMCs"). Each mortgage-backed securities representing partial ownership of a pool of residential mortgage loans. A "pool" or group of such mortgages is assembled and, after being approved by the issuing or guaranteeing entity, which can alter the maturity of the securities and also reduce the rate of return on the portfolio, is offered to investors. Collateralized mortgage obligations ("CMOs") typically represent principal-only and interest-only portions of such securities and are subject to increased interest-rate and credit risk.

o The market value of lower-rated debt securities and unrated securities of comparable quality tends to reflect individual developments affecting the issuer to a greater extent than the market value of higher-rated securities, which react primarily to fluctuations in the general level of interest rates. Lower-rated securities also tend to be more sensitive to economic conditions than higher-rated securities. These lower-rated debt securities are considered by the rating agencies, on balance, to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. These securities generally involve more credit risk than securities in higher-rating categories. Even securities rated "BBB" by S&P or by Moody's ratings which are considered investment-grade, possess some speculative characteristics.

Investment practices and risk levels are carefully monitored. Every attempt is made to ensure that the risk exposure for each Portfolio remains within the parameters of its objective. The following is a list of the types of risks that may apply to a given Portfolio. Additional information about these practices is available in the Statement of Additional Information.

Counter-Party Risk - The risk that the other party in a repurchase agreement or other transaction will not fulfill its contract obligation.

Credit Risk - The risk that the issuer of a debt security will be unable to make interest payments or repay principal on schedule. If an issuer does default, the affected security could lose all of its value, or be renegotiated at a lower interest rate or principal amount. Affected securities might also lose liquidity. Credit risk also includes the risk that a party in a transaction may not be able to complete the transaction as agreed.

Currency Risk - The risk that a change in the exchange rate between U.S. dollars and a foreign currency may reduce the value of an investment made in a security denominated in that foreign currency.

Diplomatic Risk - The risk that an adverse change in the diplomatic relations between the United States and another country might reduce the value or liquidity of investments in either country.

Emerging Market Risk - The risk that the emerging market may be more sensitive to certain economic changes. For example, emerging market countries are more often dependent on international trade and are therefore often vulnerable to recessions in other countries. They may have obsolete financial systems, have volatile currencies and maybe more sensitive than more mature markets to a variety of economic factors. Emerging market securities may also be less liquid than securities of more developed countries and could be difficult to sell, particularly during a market downturn.

Experience Risk - The risk presented by a new or innovative security. The risk is that insufficient experience exists to forecast how the security's value might be affected by various economic conditions.

Foreign Risk - The risk that foreign investments may be subject to political and economic instability, the imposition or tightening of exchange controls or other limitations on repatriation of foreign capital, or nationalization, increased taxation or confiscation of investors' assets. Also, the risk that the price of a foreign issuer's securities may not reflect the issuer's condition because there is not sufficient publicly available information about the issues. This risk may be greater for investments in issuers in emerging or developing markets.

Information Risk - The risk that information about a security is either unavailable, incomplete or is inaccurate.

Index Risk - The risk that a portfolio designed to replicate the performance of an index of securities will replicate the performance of the index during adverse market conditions because the portfolio manager is not permitted to take a temporary defensive position or otherwise vary the Portfolio's investments to respond to the adverse market conditions.

Interest Rate Risk - The risk that changes in interest rates can reduce the value of an existing security. Generally, when interest rates increase, the value of a debt security decreases. The effect is usually more pronounced for securities with longer dates to maturity.

Leverage Risk - The risk that an investment practice, such as lending portfolio securities or engaging in forward commitment or when issued securities transactions, may increase a Portfolio's exposure to market risk, interest rate risk or other risks by, in effect, increasing assets available for investment.

Liquidity Risk - The risk that a security cannot be sold at the time desired, or cannot be sold without adversely affecting the price.

Market Risk - The risk that the value of a stock, bond or other security will be reduced by market activity. This is a basic risk associated with all securities.

Political Risk - The risk that political actions, events or instability may be unfavorable for investments made in a particular nation's or region's industry, government or markets.

Prepayment Risk - The risk that consumers will accelerate their prepayment of mortgage loans or other receivable, which can shorten the maturity of a mortgage-backed or other asset-backed security, and reduce a portfolio's return.

Regulatory Risk - The risk that changes in government regulations will adversely affect the value of a security. Also the risk that an insufficiently regulated market might permit inappropriate trading practices.

Small Company Risk - The risk that investments in smaller companies may be more volatile than investments in larger companies. Smaller companies may have higher failure rates than larger companies. A small company's securities may be hard to sell because the trading volume of the securities of smaller companies is normally lower than that of larger companies. Short term changes in the demand for the securities of small companies may have a disproportionate effect on their market price, tending to make prices of these securities fall more in response to selling pressure.

ITEM 5:  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

The response to Item 5 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

ITEM 6:  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

A number of different entities provide services to the Portfolios. This sections shows how the Portfolios are organized, lists the entities that perform different services, and explains how these service providers are compensated.

About Wells Fargo Core Trust

The Trust was organized as a Delaware business trust on March 10, 1999. The Board of Trustees of the Trust supervises each Portfolio's activities, monitors its contractual arrangements with various service providers and decides upon matters of general policy.

The Trust was established to continue the operations of the existing Portfolios of Core Trust (Delaware) ("CT") in newly established Portfolios. The Trustees established fourteen Portfolios for the Trust, each of which having a direct correlation to one corresponding CT Portfolio.

The Investment Advisor

Wells Fargo provides portfolio management and fundamental security analysis services as the advisor for each of the Funds. Wells Fargo, founded in 1852, is the oldest bank in the western United States and is one of largest banks in the United States. Wells Fargo is a wholly owned subsidiary of Wells Fargo & Company, a national bank holding company. As of June 30, 2000, Wells Fargo and its affiliates provided advisory services for over $160.5 billion in assets. For providing these services, Wells Fargo is entitled to receive fees as described below:

--------------------------------------------------------- ---------------------
                                   Wells Fargo
Core Trust Portfolios                                        Advisory Fees
--------------------------------------------------------- ---------------------
--------------------------------------------------------- ---------------------
Disciplined Growth Portfolio                                      0.75
--------------------------------------------------------- ---------------------
--------------------------------------------------------- ---------------------
Index Portfolio                                                   0.15
--------------------------------------------------------- ---------------------
--------------------------------------------------------- ---------------------
Equity Income Portfolio                                           0.75
--------------------------------------------------------- ---------------------
--------------------------------------------------------- ---------------------
International Portfolio                                           1.00
--------------------------------------------------------- ---------------------
--------------------------------------------------------- ---------------------
International Equity Portfolio                                    1.00
--------------------------------------------------------- ---------------------
--------------------------------------------------------- ---------------------
Large Company Growth Portfolio                                    0.75
--------------------------------------------------------- ---------------------
--------------------------------------------------------- ---------------------
Managed Fixed Income Portfolio                                    0.50
--------------------------------------------------------- ---------------------
--------------------------------------------------------- ---------------------
Positive Return Bond Portfolio                                    0.50
--------------------------------------------------------- ---------------------
--------------------------------------------------------- ---------------------
Small Cap Index Portfolio                                         0.25
--------------------------------------------------------- ---------------------
--------------------------------------------------------- ---------------------
Small Cap Value Portfolio                                         0.90
--------------------------------------------------------- ---------------------
--------------------------------------------------------- ---------------------
Small Company Growth Portfolio                                    0.90
--------------------------------------------------------- ---------------------
--------------------------------------------------------- ---------------------
Small Company Value Portfolio                                     0.90
--------------------------------------------------------- ---------------------
--------------------------------------------------------- ---------------------
Stable Income Portfolio                                           0.50
--------------------------------------------------------- ---------------------
--------------------------------------------------------- ---------------------
Strategic Value Bond Portfolio                                    0.50
--------------------------------------------------------- ---------------------

The Sub-Advisors

Wells Capital Management ("WCM"), a wholly owned subsidiary of Wells Fargo, is the sub-advisor for the Equity Income, Index, International Equity, and Small Cap Index Portfolios. In this capacity, it is responsible for the day-to-day investment management activities of the Funds. As of June 30, 2000, WCM provided advisory services for over $80 billion in assets. WCM is located at 525 Market Street, San Francisco, California 94163.

Galliard Capital Management, Inc. ("Galliard"), an investment advisor subsidiary of Norwest Bank Minnesota, N.A., is the investment sub-advisor for the Managed Fixed Income, Stable Income and Strategic Value Bond Portfolios. As of June 30, 2000, Galliard managed approximately $6.4 billion in assets. Galliard is located at 800 LaSalle Avenue, Suite 2060, Minneapolis, Minnesota 55479.

Peregrine Capital Management, Inc. ("Peregrine"), a wholly owned subsidiary of Norwest Bank Minnesota, N.A., is a sub-advisor for the Large Company Growth, Positive Return Bond, Small Company Growth and Small Company Value Portfolios. Peregrine, which is located at LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402, is an investment adviser subsidiary of Norwest Bank Minnesota, N.A. Peregrine provides investment advisory services to corporate and public pension plans, profit sharing plans, savings investment plans and 401(k) plans. As of December 31, 1999, Peregrine managed approximately $8.1 billion in assets.

Smith Asset Management Group, LP ("Smith Group") is the sub-advisor for the Disciplined Growth and the Small Cap Value Portfolios. Smith Group is a registered investment adviser, whose principal business address is 500 Crescent Court, Suite 250, Dallas, Texas 75201. Smith Group provides investment management services to company retirement plans, foundations, endowments, trust companies, and high net worth individual using a disciplined equity style. As of June 30, 1999, the Smith Group managed over $1 billion in assets.

Schroder Investment Management, North America Inc. ("Schroder") is the sub-advisor for the International Portfolio. Schroder, whose principal business address is 787 Seventh Avenue, New York, New York 10019 is a registered investment adviser. Schroder provides investment management services to company retirement plans, foundations, endowments, trust companies and high net worth individuals. As of September 30, 1999, Schroder managed $36.1 billion in assets.

The Administrator

Wells Fargo provides the Portfolios with administration services, including general supervision of each Portfolio's operation, coordination of the other services provided to each Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the Trust's Trustees and officers. Wells Fargo also furnishes office space and certain facilities to conduct each Portfolio's business.

The Transfer Agent

Boston Financial Data Services, Inc. ("BFDS") provides transfer agency services to the Portfolios. For providing these services, BFDS receives an annual fee, certain transaction-related fees, and is reimbursed for out-of-pocket expenses incurred on behalf of the Portfolios.

Portfolio Managers`

The following persons are primarily responsible for day-to-day management of the Portfolios, and were responsible for the day-to-day management of their predecessors since the date noted.

Disciplined Growth Portfolio/Small Cap Value Portfolio - Stephen S. Smith, CFA. Mr. Smith is Principal and Chief Executive Officer of the Smith Asset Management Group, L.P. Prior to 1995, Mr. Smith previously served as Senior Portfolio Manager with NationsBank. Mr. Smith has a BS in Industrial Engineering and a MBA from the University of Alabama.

Index Portfolio - David D. Sylvester (1996) and Laurie R. White (1996). Mr. Sylvester has been with Wells Fargo & Company and its predecessors in an investment management capacity for over 20 years. Mr. Sylvester joined WCM in 1998 as the Firm's Executive Vice President of Liquidity Investments. He simultaneously held the position of Managing Director for Reserve Asset Management at Norwest Investment Management, Inc. ("NIM") (since 1997) until WCM and NIM combined investment advisory services under the WCM name in 1999. Mr. Sylvester has nearly 25 years of investment experience. He specializes in portfolio and securities analysis, fixed-income trading and the ability to add stability and safety through maximizing fund diversification. He also manages structured and derivative securities, and institutional and personal trust assets. Mr. Sylvester attended the University of Detroit-Mercy. Ms. White joined WCM in 1998 as a Principal for the Liquidity Investments Team and simultaneously was a Director for Reserves Asset Management at NIM (since 1997) until WCM and NIM combined investment advisory services under the WCM name in 1999. Ms. White specializes in managing short-term securities, along with structured and derivative securities, and institutional and personal trust assets. Ms. White received a BA in Political Science from Carleton College and a MBA from the University of Minnesota.

Income Equity Portfolio - David L. Roberts, CFA (1994) and Gary J. Dunn, CFA
(1994). Mr. Roberts joined WCM in 1998 as the Equity Income Managing Director and simultaneously held this position at NIM until WCM and NIM combined investment advisory services under the WCM name in 1999. Mr. Roberts joined Norwest Corporation in 1972 as a Securities Analyst. He became Assistance Vice President Portfolio Manager in 1980 and was promoted to Vice President in 1982. He holds a BA in Mathematics from Carroll College. Mr. Dunn joined WCM in 1998 as Principal for its Equity Income Team. WCM and NIM combined investment advisory services under the WCM name in 1999. Mr. Dunn formerly was the Director of Institutional Investments of NIM. He has been associated with Norwest or its affiliates as a Financial Analyst and Portfolio Manager since 1979. Mr. Dunn received a BA in Economics from Carroll Collage.

International Equity Portfolio - Katherine Schapiro, CFA (1999) and Stacey Ho, CFA (1999). Ms. Schapiro jointed WCM in 1997 as International Equity Managing Director. She manages international equity funds and portfolios for WCM's institutional clients. She joined WCM in 1997 from Wells Fargo Bank where she was a Portfolio Manager from 1992 to 1997. Ms. Schapiro's 18 years of investment experience includes investment management from 1988 to 1992 at Newport Pacific Management, an international advisory firm. Ms. Schapiro received her BA in Spanish Literature from Stanford University. She was the past President of the Security Analysts of San Francisco. Ms. Ho joined WCM in 197 as an International Equity Portfolio Manager Portfolio Manager. She manages international equity funds and portfolios for WCM's institutional clients. In 1995 and 1996 she was an International Equity Portfolio Manager at Clemente Capital Management, and from 1990 to 1995 she managed Japanese and U.S. equity portfolios for Edison International. Ms. Ho has over 10 years of international equity investment management experience. Ms. Ho received BS in Civil Engineering from San Diego State University, a MS in Environmental Engineering from Stanford University and a MBA form the University of California at Los Angeles.

International Portfolio - Michael Perelstein (1997). Mr. Perelstein joined Schroder in 1997 as a Senior Vice President. Mr. Perelstein currently manages international portfolios and has more than 22 years of investment experience that includes more than 15 years specializing in overseas investing. Mr. Perelstein, along with the Schroder EAFE (Europe, Asia, Far East) Team, manages more than $7 billion in assets. Prior to 1997, Mr. Perelstein was a Director and a Managing Director at MacKay-Shields. Mr. Perelstein has a BA in Economics from Brandies University and a MBA from the University of Chicago.

Large Company Growth Portfolio - John S. Dale, CFA (1994) and Gary E. Nussbaum, CFA (1998). Mr. Dale joined Peregrine in 1988 as a Senior Vice President and has managed large company growth portfolios since 1983, currently totaling assets in excess of $3 billion. Prior to joining Peregrine, Mr. Dale has been associated with Norwest Bank and its affiliates since 1968. Mr. Dale received his BA in Marketing from the University of Minnesota. Mr. Nussbaum joined Peregrine in 1990 as a Vice President and Portfolio Manager where he has managed large company growth portfolios, currently totaling assets in excess of $3 billion. Mr. Nussbaum received a BBA in Finance and a MBA from the University of Wisconsin.

Managed Fixed Income Portfolio - Richard Merriam, CFA (1995) and Ajay Mirza
(1998).  Mr. Merriam joined Galliard at the firm's inception in 1995.
Currently, Mr. Merriam is a Managing Partner at Galliard. He is responsible for investment process and strategy. Prior to joining Galliard, Mr. Merriam was Chief Investment Officer for Insight Management. Mr. Merriam received a
BA in Economics and English from the University of Michigan and a MBA from the University of Minnesota. Mr. Mirza joined Galliard at the firm's inception in 1995 as a Portfolio Manager and Mortgage Specialist. Prior to joining Peregrine, Mr. Mirza was a research analyst at Insight Investment
Management and at Lehman Brothers. Mr. Mirza holds a BE in Instrumentation from the Birla Institute of Technology (India), a MA in Economics from Tulane University, and a MBA from the University of Minnesota.

Positive Return Bond Portfolio - William D. Giese, CFA (1994) and Patricia Burns, CFA (1998). Mr. Giese joined Peregrine more than 10 years ago as a Senior Vice President and Portfolio Manager. His responsibilities include overseeing the Positive Return Bond Portfolio. Mr. Giese has more than 20 years of experience in fixed-income securities management. Mr. Giese received his BS in Civil Engineering from the Illinois Institute of Technology and a MBA form the University of Michigan. Ms. Burns joined Peregrine over ten years ago and is a Senior Vice President and Portfolio Manager for taxable fixed-income portfolios. She has been associated with Norwest Bank and its affiliates since 1983. Ms. Burns has a BA in Child Psychology/Sociology and a MBA from the University of Minnesota.

Small Cap Index Portfolio-- David D. Sylvester (1998) and Laurie R. White
(1998). For a description of Mr. Sylvester's and Ms. White's experience and backgrounds, see "Index Portfolio."

Small Company Growth Portfolio - Robert B. Mersky, CFA (1994) and Paul E. von Kuster, CFA(1998). Mr. Mersky is founder, President and a Portfolio Manager at Peregrine. In 1984, Mr. Mersky and five other Senior Portfolio Managers founded Peregrine. Mr. Mersky is responsible for Peregrine Small Cap Equity style and oversees the Small Company Growth Portfolio. Mr. Mersky has actively managed small cap stocks since 1973. Prior to joining Peregrine, Mr. Mersky has been associated with Norwest Bank since 1968; and his responsibilities include
Senior Research Analyst, Portfolio Manager, Director of Research and Chief Investment Officer. Mr. Mersky received his BS in Accounting from the University of Minnesota. Mr. von Kuster joined Peregrine in 1984 as a Senior Vice President and Portfolio Manager. Mr. von Kuster has a BA in Philosophy form Princeton University.

Small Company Value Portfolio - Tasso H. Coin, Jr., CFA (1995) and Douglas G. Pugh, CFA (1997). Mr. Coin joined Peregrine in 1995 as a Senior Vice President. Prior to 1995, Mr. Coin was a research officer at Lord Asset Management. Mr. Coin received his BBA in Economics from Loyola University of Chicago. Mr. Pugh joined Peregrine in 1997 as a Senior Vice President. Prior to 1997, Mr. Pugh was a Senior Equity Analyst and Portfolio Manager for Advantus Capital Management, an investment advisor firm. Mr. Pugh has a BS in Finance and Business Administration from Drake University and a MBA from the University of Minnesota.

Stable Income Portfolio - John Huber (1998). Mr. Huber joined Galliard at the firm's inception in 1995 as a Portfolio Manager. Currently, Mr. Huber is highly involved with portfolio management, strategy, issue selection and trading. Mr. Huber specializes in corporate and asset/mortgage-backed securities. Prior to joining Galliard, Mr. Huber was an Assistant Portfolio Manager with NIM. In addition, he previously served as a Senior Analyst in Norwest's Capital Market Credit Group. Mr. Huber received a BA in Communications form the University of Iowa and a MBA from the University of Minnesota.

Strategic Value Bond Portfolio - Richard Merriam, CFA, John Huber (1998), and Ajay Mirza (1998). For a description of Mr. Merriam's experience and background, see "Managed Fixed Income Portfolio." For a description of Mr. Huber's experience and background, see "Stable Income Portfolio". For a description of Mr. Mirza's experience, see "Managed Fixed Income Portfolio."

ITEM 7:  SHAREHOLDER INFORMATION

PURCHASE OF INTERESTS

Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio. Investments in the Portfolios may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in a Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the 1933 Act.

The NAV of each Portfolio is determined as of 4:00 P.M., Eastern Time ("Valuation Time"), on all weekdays that the New York Stock Exchange is open ("Business Day"). Net asset value per Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of units of Interests outstanding. All Portfolios value portfolio securities at current market value if market quotations are readily available. If market quotations are not readily available, the Portfolios value those securities at fair value as determined by or pursuant to procedures adopted by the Board.

Each investor in a Portfolio may add to or reduce its investment in the Portfolio. At the Valuation Time on each Business Day, the value of each investor's Interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate Interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate Interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and
(2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

Trading in securities on European, Far Eastern and other international securities exchanges and over-the-counter markets is normally completed well before the close of business of each Business Day. Trading in foreign securities, however, may not take place on all Business Days or may take place on days other than Business Days. The determination of the prices of foreign securities may be based on the latest market quotations for the securities markets. If events occur that affect the securities' value after the close of the markets on which they trade, the Portfolios may make adjustments to the value of the securities for purposes of determining net asset value.

For purposes of determining NAV, the Portfolios convert all assets and liabilities denominated in foreign currencies into U.S. dollars at the mean of the bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank prior to the time of conversion.

There is no minimum initial or subsequent investment amount in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian by a Federal Reserve Bank).

Stephens Inc. ("Stephens" or "Distributor") with principal offices at 111 Center Street, Little Rock, Arkansas 72201, serves as the distributor of the Trust. The Trust reserves the right to reject any purchase order for any reason.

REDEMPTION OR REPURCHASE OF INTERESTS

An investor in a Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal generally will be paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the SEC.

Redemptions from a Portfolio may be made wholly or partially in portfolio securities. The Trust has filed an election with the SEC pursuant to which each Portfolio will only consider effecting a redemption in portfolio securities if the particular interestholder is redeeming more than $250,000 or 1% of the Portfolio's NAV, whichever is less, during any 90-day period.

DISTRIBUTIONS

A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. All of a Portfolio's net income is allocated pro rata among the investors in the Portfolio. A Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Trustees from time to time, but instead is included in the NAV of the investors' respective Interests in the Portfolio.

TAXES

Each Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that a Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Portfolio will be taxable on its distributive share of the Portfolio's taxable income in determining its federal income tax liability. As a non-publicly traded partnership, the Portfolio will be deemed to have "passed through" to interestholders any interests, dividends, gains or losses. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All Portfolios will have less than 100 investors.

It is intended that each Portfolio's assets, income and distribution will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through a Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

Investor inquiries should be directed to Stephens.

ITEM 8:  DISTRIBUTION ARRANGEMENTS.

The Trust is registered as an open-end management investment company under the 1940 Act. The Trust was organized as a Delaware business trust. Investors in the Trust will each be liable for all obligations of the Trust. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations. The Trust's Declaration of Trust authorizes the Board of Trustees to issue Interests and to establish and designate such Interests into one or more Portfolios. Interests may be purchased only by institutional investors which are "accredited investors" within the meaning of Regulation D under the 1933 Act, and may not be purchased by individuals, S corporations, partnerships or grantor trusts.

A discussion of the risk factors, objectives and other investment aspects in a Private Fund will include all aspects of an investment in the corresponding Portfolio. In this registration statement, the discussion of risk factors which apply to an investment by a Portfolio shall include the risk factors which apply to an investment by a Private Fund.

The business and affairs of the Trust are managed under the direction of its Board of Trustees. The office of the Trust is located at 525 Market Street, San Francisco, California 94163.

ITEM 9:  FINANCIAL HIGHLIGHTS INFORMATION

The response to Item 9 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

                                     Part B


                             WELLS FARGO CORE TRUST

                          PRIVATE PLACEMENT MEMORANDUM

                          Disciplined Growth Portfolio
                                 Index Portfolio
                             Equity Income Portfolio
                         International Equity Portfolio
                             International Portfolio
                         Large Company Growth Portfolio
                         Managed Fixed Income Portfolio
                         Positive Return Bond Portfolio
                            Small Cap Index Portfolio
                            Small Cap Value Portfolio
                         Small Company Growth Portfolio
                          Small Company Value Portfolio
                             Stable Income Portfolio
                         Strategic Value Bond Portfolio

                                 October 2, 2000

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

This Part B is not a prospectus. It is intended to provide additional information regarding the fourteen Portfolios of Wells Fargo Core Trust (the "Trust") and should be read in conjunction with the Trust's Part A dated October 2, 2000. All terms used in Part B that are defined in Part A will have the same meanings assigned in Part A. Copies of Part A may be obtained without charge by calling 1-800-222-8222 or writing to Wells Fargo Funds, P.O. Box 8266, Boston, MA 02266-8266.

                                TABLE OF CONTENTS

THE TRUST HISTORY........................................................................................3
DESCRIPTION OF THE TRUST, PORTFOLIOS, INVESTMENTS AND RISKS..............................................3
FUNDAMENTAL INVESTMENT POLICIES..........................................................................3
NON-FUNDAMENTAL INVESTMENT POLICIES......................................................................5
ADDITIONAL INFORMATION ON PORTFOLIO INVESTMENTS..........................................................6
MANAGEMENT OF THE TRUST.................................................................................26
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.....................................................28
INVESTMENT ADVISORY AND OTHER SERVICES..................................................................31
BROKERAGE ALLOCATION AND OTHER PRACTICES................................................................37
CAPITAL STOCK AND OTHER SECURITIES......................................................................38
       Description of Interests.........................................................................38
PURCHASE, REDEMPTION AND PRICING OF SHARES..............................................................39
DETERMINATION OF NET ASSET VALUE........................................................................41
TAXATION................................................................................................41
UNDERWRITERS............................................................................................42
CALCULATION OF PERFORMANCE DATA.........................................................................42
FINANCIAL STATEMENTS....................................................................................42
SCHEDULE A - DESCRIPTION OF RATINGS....................................................................A-1

ITEM 11.  TRUST HISTORY

         In November 1998 the parent holding company of Wells Fargo Bank, N.A. ("Wells Fargo" or "Advisor"), advisor to the Stagecoach funds, merged with the parent holding company of Norwest Investment Management, Inc., the advisor to the Norwest funds. Management and shareholders of both the Stagecoach Funds Family and the Norwest Funds Family approved a merger of the existing funds from both fund families into successor funds that are series of three newly formed investment companies registered under the 1940 Act. Core Trust was established to continue the operations of certain existing Portfolios of Core Trust (Delaware) ("CT") in newly established Portfolios. The Trustees established fourteen Portfolios of the Trust, each having a direct correlation to one corresponding CT Portfolio.

ITEM 12.  DESCRIPTION OF THE TRUST, PORTFOLIOS, INVESTMENTS AND RISKS

         The Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust was organized as a Delaware business trust on March 10, 1999. The Trust's Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of beneficial interests ("Interests") and to establish and designate such Interests into one or more portfolios ("Portfolios"). Interests may be purchased only by institutional investors which are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"), and may not be purchased by individuals, S corporations, partnerships or grantor trusts. The number of investors for each Portfolio may not exceed 100.

         The Trust is currently comprised of fourteen separate series (each, a "Portfolio"): Disciplined Growth Portfolio, Index Portfolio, Equity Income
Portfolio, International Equity Portfolio, International Portfolio, Large Company Growth Portfolio, Managed Fixed Income Portfolio, Positive Return Bond Portfolio, Small Cap Index Portfolio, Small Cap Value Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Stable Income Portfolio and Strategic Value Bond Portfolio. Each Portfolio is "diversified" as defined in the 1940 Act.

FUNDAMENTAL INVESTMENT POLICIES:

         Each Portfolio has adopted the following investment policies, all of which are fundamental policies; that is, they may not be changed, without approval by the holders of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Portfolio.

The Portfolios may not:

         (1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of a Portfolio's investments in that industry would equal or exceed 25% of the current value of the Portfolio's total assets, provided that this restriction does not limit a Portfolio's investments in (i) securities issued or guaranteed by the United States Government, its agencies or instrumentalities, (ii) securities of other investment companies, (iii) municipal securities, or (iv) repurchase agreements, and provided further that
(v) the Index Portfolio reserves the right to concentrate in any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period and (vi) the Small Cap Index Portfolio reserves the right to concentrate in any industry in which the S&P 600 Small Cap Index becomes concentrated to the same degree during the same period;

         (2) purchase securities of any issuer if, as a result, with respect to 75% of a Portfolio's total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or the Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit a Portfolio's investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies;

         (3) borrow money, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder;

         (4) issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder;

         (5) make loans to other parties if, as a result, the aggregate value of such loans would exceed one-third of a Portfolio's total assets. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans;

         (6) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with a Portfolio's investment program may be deemed to be an underwriting;

         (7) purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business); nor

         (8) purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

NON-FUNDAMENTAL INVESTMENT POLICIES

         Each Portfolio has adopted the following non-fundamental policies which may be changed by a vote of a majority of the Trustees of the Trust or at any time without approval of such Portfolio's Interest holders;

(1) Each Portfolio may invest in shares of other investment companies to the extent permitted under the 1940 Act, including the rules, regulations and exemptions thereunder, provided however, that no Portfolio that has knowledge that its Interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act will acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act, and provided further that any Portfolio that has knowledge that its Interests are purchased by another investment company pursuant to an exemptive order relating to Section 12(d)(1) of the 1940 Act that precludes underlying portfolios from acquiring any securities of any other investment company in excess of the limits contained in
Section 12(d)(1)(A) of the 1940 Act, except for securities received as a dividend or as a result of a plan of reorganization of any company will limit its acquisition of securities of other investment companies accordingly.

(2) Each Portfolio may not invest or hold more than 15% of the Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days;

(3) Each Portfolio may invest in futures or options contracts regulated by the U.S. Commodity Futures Trading Commission ("CFTC") for (i) bona fide hedging purposes within the meaning of the rules of the CFTC and (ii) for other purposes if, as a result, no more than 5% of the Portfolio's net assets would be invested in initial margin and premiums (excluding amounts "in-the-money") required to establish the contracts;

(4) Each Portfolio may lend securities from its portfolio to approved brokers, dealers and financial institutions, to the extent permitted under the 1940 Act, including the rules, regulations and exemptions thereunder, which currently limit such activities to one-third of the value of a Portfolio's total assets (including the value of the collateral received). Any such loans of portfolio securities will be fully collateralized based on values that are marked-to-market daily;

(5) Each Portfolio may not make investments for the purpose of exercising control or management, provided that this restriction does not limit a
Portfolio's   investment  in  securities  of  other   investment   companies  or
investments in entities created under the laws of foreign countries to facilitate investment in securities of that country;

(6) Each Portfolio may not purchase securities on margin (except for s hort-term credits necessary for the clearance of transactions); and

(7) Each Portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short (short sales "against the box"), and provided that transactions in futures contracts and options are not deemed to constitute selling securities short.

         General

         Notwithstanding the foregoing policies, any other investment companies in which the Portfolios may invest have adopted their own investment policies, which may be more or less restrictive than those listed above, thereby allowing a Portfolio to participate in certain investment strategies indirectly that are prohibited under the fundamental and non-fundamental investment policies listed above.

ADDITIONAL INFORMATION ON PORTFOLIO INVESTMENTS

Additional information on the particular types of securities in which certain Portfolios may invest in is set forth below.

         Asset-Backed Securities

         The Portfolios may invest in various types of asset-backed securities. Asset-backed securities are securities that represent an interest in an underlying security. The asset-backed securities in which the Portfolios invest may consist of undivided fractional interests in pools of consumer loans or receivables held in trust. Examples include certificates for automobile receivables (CARS) and credit card receivables (CARDS). Payments of principal and interest on these asset-backed securities are "passed through" on a monthly or other periodic basis to certificate holders and are typically supported by some form of credit enhancement, such as a surety bond, limited guaranty, or subordination. The extent of credit enhancement varies, but usually amounts to only a fraction of the asset-backed security's par value until exhausted. Ultimately, asset-backed securities are dependent upon payment of the consumer loans or receivables by individuals, and the certificate holder frequently has no recourse to the entity that originated the loans or receivables. The actual maturity and realized yield will vary based upon the prepayment experience of the underlying asset pool and prevailing interest rates at the time of prepayment. Asset-backed securities are relatively new instruments and may be subject to greater risk of default during periods of economic downturn than other instruments. Also, the secondary market for certain asset-backed securities may not be as liquid as the market for other types of securities, which could result in a Portfolio experiencing difficulty in valuing or liquidating such securities.

         Bank Obligations

         The Portfolios may invest in bank obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. With respect to such securities issued by foreign branches of domestic banks, foreign subsidiaries of domestic banks, and domestic and foreign branches of foreign banks, a Portfolio may be subject to additional investment risks that are different in some respects from those incurred by a Portfolio which invests only in debt obligations of U.S. domestic issuers. Such risks include possible future political and economic developments, the possible imposition of foreign withholding taxes on interest income payable on the securities, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on these securities and the possible seizure or nationalization of foreign deposits. In addition, foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping standards than those applicable to domestic branches of U.S. banks.

         Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

         Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by a Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation ("FDIC"). Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

         Below Investment Grade Investments

         A Portfolio may invest in debt securities that are in low or below investment grade categories, or are unrated or in default at the time of purchase (also known as high yield securities or "junk bonds"). Such debt securities have a much greater risk of default (or in the case of bonds currently in default, of not returning principal) and are more volatile than higher-rated securities of similar maturity. The value of such debt securities will be affected by overall economic conditions, interest rates, and the creditworthiness of the individual issuers. Additionally, these lower rated debt securities may be less liquid and more difficult to value than higher rated securities.

         Stocks of the smaller and medium-sized companies in which the Fund may invest may be more volatile than larger company stocks. Investments in foreign markets may also present special risks, including currency, political, diplomatic, regulatory and liquidity risks.

         Bonds

         The Portfolios may invest in bonds. A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond's face value) periodically or on a specified maturity date. An issuer may have the right to redeem or "call" a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. The value of fixed-rate bonds will tend to fall when interest rates rise and rise when interest rates fall. The value of "floating-rate" or "variable-rate" bonds, on the other hand, fluctuate much less in response to market interest rate movements than the value of fixed rate bonds.

         Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).

         Borrowing

         The Portfolios may borrow money for temporary or emergency purposes, including the meeting of redemption requests. Borrowing involves special risk considerations. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, a Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. Reverse repurchase agreements, short sales not against the box, dollar roll transactions and other similar investments that involve a form of leverage have characteristics similar to borrowings but are not considered borrowings if the Portfolio maintains a segregated account.

         Commercial Paper

         The Portfolios may invest in commercial paper (including variable amount master demand notes) which refers to short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations which permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. Investments by the Portfolios in commercial paper (including variable rate demand notes and variable rate master demand notes issued by domestic and foreign bank holding companies, corporations and financial institutions, as well as similar instruments issued by government agencies and instrumentalities) will consist of issues that are rated in one of the two highest rating categories by a nationally recognized statistical ratings organization ("NRSRO"). Commercial paper may include variable- and floating-rate instruments.

         Closed-End Investment Companies

         The Portfolios may invest in the securities of closed-end investment companies that invest primarily in foreign securities. Because of restrictions on direct investment by U.S. entities in certain countries, other investment companies may provide the most practical or only way for the Portfolio to invest in certain markets. The Portfolios will invest in such companies when, in the Advisor's judgment, the potential benefits of the investment justify the payment of any applicable premium or sales charge. Other investment companies incur their own fees and expenses.

         Convertible Securities

         The Portfolios may invest in convertible securities that provide current income and are issued by companies with the characteristics described above for each Portfolio and that have a strong earnings and credit record. The Portfolios may purchase convertible securities that are fixed-income debt securities or preferred stocks, and which may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same issuer. Convertible securities, while usually subordinate to similar nonconvertible securities, are senior to common stocks in an issuer's capital structure. Convertible securities offer flexibility by providing the investor with a steady income stream (which generally yield a lower amount than similar nonconvertible securities and a higher amount than common stocks) as well as the opportunity to take advantage of increases in the price of the issuer's common stock through the conversion feature. Fluctuations in the convertible security's price can reflect changes in the market value of the common stock or changes in market interest rates.

         Custodial Receipts for Treasury Securities

         The Portfolios may purchase participations in trusts that hold U.S. Treasury securities (such as TIGRs and CATS) or other obligations where the trust participations evidence ownership in either the future interest payments or the future principal payments on the obligations. These participations are normally issued at a discount to their "face value," and can exhibit greater price volatility than ordinary debt securities because of the way in which their principal and interest are returned to investors.

         Derivative Securities

         The Portfolios may invest in various instruments that may be considered "derivatives," including structured notes, bonds or other instruments with interest rates that are determined by reference to changes in the value of other interest rates, indices or financial indicators ("References") or the relative change in two or more References. Some derivative securities represent relatively recent innovations in the bond markets, and the trading market for these instruments is less developed than the markets for traditional types of debt instruments. It is uncertain how these instruments will perform under different economic and interest rate scenarios. Because certain of these instruments are leveraged, their market values may be more volatile than other types of bonds and may present greater potential for capital gain or loss. Derivative securities and their underlying instruments may experience periods of illiquidity, which could cause a Fund to hold a security it might otherwise sell or could force the sale of a security at inopportune times or for prices that do not reflect current market value. The possibility of default by the issuer or the issuer's credit provider may be greater for these structured and derivative instruments than for other types of instruments. As new types of derivative securities are developed and offered to investors, the advisor will, consistent with the Funds' investment objective, policies and quality standards, consider making investments in such new types of derivative securities.

         Derivative Securities: Futures and Options Contracts

         The Portfolios may invest in futures and options contracts. Futures and options contracts are types of "derivative securities," securities which derive their value, at least in part, from the price of another security or asset, or the level of an index or a rate. As is described in more detail below, a Portfolio often invests in these securities as a "hedge" against fluctuations in the value of the other securities that the Portfolio holds, although a Portfolio may also invest in certain derivative securities for investment purposes only.

         While derivative securities are useful for hedging and investment, they also carry additional risks. A hedging policy may fail if the correlation between the value of the derivative securities and the Portfolio's other investments does not follow the Advisor's expectations. If the Advisor's expectations are not met, it is possible that the hedging strategy will not only fail to protect the value of the Portfolio's investments, but the Portfolio may also lose money on the derivative security itself. Also, derivative securities are more likely to experience periods when they will not be readily tradable. If, as a result of such illiquidity, a Portfolio cannot settle a future or option contract at the time the Advisor determines is optimal, the Portfolio may lose money on the investment. Additional risks of derivative securities include: the risk of the disruption of the Portfolios' ability to trade in derivative securities because of regulatory compliance problems or regulatory changes; credit risk of counterparties to derivative contracts; and market risk (i.e., exposure to adverse price changes).
         The Advisor uses a variety of internal risk management procedures to ensure that derivatives use is consistent with a Portfolio's investment objectives, does not expose a Portfolio to undue risk and is closely monitored. These procedures include providing periodic reports to the Board of Trustees concerning the use of derivatives.

         The use of derivatives by a Portfolio also is subject to broadly applicable investment policies. For example, a Portfolio may not invest more than a specified percentage of its assets in "illiquid securities," including those derivatives that do not have active secondary markets. Nor may a Portfolio use certain derivatives without establishing adequate "cover" in compliance with the U.S. Securities and Exchange Commission ("SEC") rules limiting the use of leverage.

         Futures Contracts. The Portfolios may trade futures contracts and options on futures contracts. A futures transaction involves a firm agreement to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts are standardized and exchange-traded, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the only credit risk on futures contracts is the creditworthiness of the exchange.

         The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the purchaser and seller are required to deposit "initial margin" with a futures broker when the parties enter into the contract. Initial margin deposits are typically equal to a percentage of the contract's value. If the value of either party's position declines, that party will be required to make additional "variation margin" payments to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. Initial and variation margin payments do not constitute purchasing securities on margin for purposes of a Portfolio's investment limitations. In the event of the bankruptcy of the broker that holds the margin on behalf of a Portfolio, the Portfolio may not receive a full refund of its margin.

Although the Portfolios intend to purchase or sell futures contracts only if there is an active market for such contracts, a liquid market may not exist for a particular contract at a particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subject a Portfolio to substantial losses. If it is not possible, or a Portfolio determines not to close a futures position in anticipation of adverse price movements, the Portfolio may be required to pay additional variation margin until the position is closed.
         The Portfolios may also purchase options on futures contracts. See "Options Trading" below.

         Foreign Currency Futures Contracts and Foreign Currency Transactions. The Portfolios can invest in foreign currency futures contracts and foreign currency transactions which entail the same risks as other futures contracts as described above, but have the additional risks associated with international investing. Similar to other futures contracts, a foreign currency futures contract is an agreement for the future delivery of a specified currency at a specified time and at a specified price, will be secured by margin deposits, are regulated by the CFTC and are traded on designated exchanges. A Portfolio will incur brokerage fees when it purchases and sells futures contracts.

         Foreign currency transactions, such as forward foreign currency exchange contracts, are also contracts for the future delivery of a specified currency at a specified time and at a specified price. These transactions differ from futures contracts in that they are usually conducted on a principal basis instead of through an exchange, and therefore there are no brokerage fees, margin deposits are negotiated between the parties, and the contracts are settled through different procedures. The Advisor, considers on an ongoing basis the creditworthiness of the institutions with which the Portfolio enters into foreign currency transactions. Despite these differences, however, foreign currency futures contracts and foreign currency transactions (together, "Currency Futures") entail largely the same risks, and therefore the remainder of this section will describe the two types of securities together.

         Because the Portfolios may invest in securities denominated in currencies other than the U.S. dollar and may temporarily hold Portfolios in bank deposits or other money market investments denominated in foreign currencies, they may be affected favorably or unfavorably by exchange control regulations or changes in the exchange rate between such currencies and the dollar. Changes in foreign currency exchange rates influence values within the Portfolio from the perspective of U.S. investors. The rate of exchange between the U.S. dollar and other currencies is determined by the forces of supply and demand in the foreign exchange markets. The international balance of payments and other economic and financial conditions, government intervention, speculation and other factors affect these forces.

         A Portfolio will purchase and sell Currency Futures in order to hedge its portfolio and to protect it against possible variations in foreign exchange rates pending the settlement of securities transactions. If a fall in exchange rates for a particular currency is anticipated, a Portfolio may sell a Currency Future as a hedge. If it is anticipated that exchange rates will rise, a Portfolio may purchase a Currency Future to protect against an increase in the price of securities denominated in a particular currency the Portfolio intends to purchase. These Currency Futures will be used only as a hedge against anticipated currency rate changes. Although such contracts are intended to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time, they tend to limit any potential gain which might result should the value of such currency increase.

         The use of Currency Futures involves the risk of imperfect correlation between movements in futures prices and movements in the price of currencies which are the subject of the hedge. The successful use of Currency Futures strategies also depends on the ability of the Advisor to correctly forecast interest rate movements, currency rate movements and general stock market price movements. There can be no assurance that the Advisor's judgment will be accurate. The use of Currency Futures also exposes a Portfolio to the general risks of investing in futures contracts: the risk of an illiquid market for the Currency Futures, the risk of exchange-imposed trading limits, and the risk of adverse regulatory actions. Any of these events may cause a Portfolio to be unable to hedge its securities, and may cause a Portfolio to lose money on its Currency Futures investments.

         The Portfolios may also purchase options on Currency Futures. See "Options Trading" below.

         Options Trading. The Portfolios, except the Equity Income, Large Company Growth and Small Company Growth Portfolios, may purchase or sell options on individual securities or options on indices of securities. The purchaser of an option risks a total loss of the premium paid for the option if the price of the underlying security does not increase or decrease sufficiently to justify the exercise of such option. The seller of an option, on the other hand, will recognize the premium as income if the option expires unrecognized but foregoes any capital appreciation in excess of the exercise price in the case of a call option and may be required to pay a price in excess of current market value in the case of a put option.

         A call option for a particular security gives the purchaser of the option the right to buy, and a writer the obligation to sell, the underlying security at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is in consideration for undertaking the obligation under the option contract. A put option for a particular security gives the purchaser the right to sell, and the writer the option to buy, the security at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security.

         The Portfolios will write call options only if they are "covered." In the case of a call option on a security or currency, the option is "covered" if a Portfolio owns the instrument underlying the call or has an absolute and immediate right to acquire that instrument without additional cash consideration (or, if additional cash consideration is required, cash, U.S. Government securities or other liquid high grade debt obligations, in such amount are held in a segregated account by the Portfolio's custodian) upon conversion or exchange of other securities held by it. For a call option on an index, the option is covered if a Portfolio maintains with its custodian a diversified portfolio of securities comprising the index or liquid assets equal to the contract value. A call option is also covered if a Portfolio holds an offsetting call on the same instrument or index as the call written. The Portfolios will write put options only if they are "secured" by liquid assets maintained in a segregated account by the Portfolios' custodian in an amount not less than the exercise price of the option at all times during the option period.

         Each Portfolio may buy put and call options and write covered call and secured put options. Options trading is a highly specialized activity which entails greater than ordinary investment risk. Options may be more volatile than the underlying instruments, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying instruments themselves. Purchasing options is a specialized investment technique that entails a substantial risk of a complete loss of the amounts paid as premiums to the writer of the option. If the Advisor is incorrect in its forecast of market value or other factors when writing options, the Portfolio would be in a worse position than it would have been had if it had not written the option. If a Portfolio wishes to sell an underlying instrument (in the case of a covered call option) or liquidate assets in a segregated account (in the case of a secured put option), the Portfolio must purchase an offsetting option if available, thereby incurring additional transactions costs.

         Below is a description of some of the types of options in which a Portfolio may invest.

         A stock index option is an option contract whose value is based on the value of a stock index at some future point in time. Stock indexes fluctuate with changes in the market values of the stocks included in the index. The effectiveness of purchasing or writing stock index options will depend upon the extent to which price movements in a Portfolio's investment portfolio correlate with price movements of the stock index selected. Accordingly, successful use by a Portfolio of options on stock indexes will be subject to the Advisor's ability to correctly analyze movements in the direction of the stock market generally or of particular industry or market segments. When a Portfolio writes an option on a stock index, the Portfolio will place in a segregated account with the Portfolio's custodian cash or liquid securities in an amount at least equal to the market value of the underlying stock index and will maintain the account while the option is open or otherwise will cover the transaction.

         The Portfolios may invest in stock index futures contracts and options on stock index futures contracts. A stock index futures contract is an agreement in which one party agrees to deliver to the other an amount of cash equal to a specific dollar amount multiplied by the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. Stock index futures contracts may be purchased to protect a Portfolio against an increase in the prices of stocks that a Portfolio intends to purchase. The purchase of options on stock index futures contracts are similar to other options contracts as described above, where a Portfolio pays a premium for the option to purchase or sell a stock index futures contract for a specified price at a specified date. With options on stock index futures contracts, a Portfolio risks the loss of the premium paid for the option. The Portfolios may also invest in interest-rate futures contracts and options on interest-rate futures contracts. These securities are similar to stock index futures contracts and options on stock index futures contracts, except they derive their price from an underlying interest rate rather than a stock index.

         Interest-rate and index swaps involve the exchange by a Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments for fixed-rate payments). Index swaps involve the exchange by a Portfolio with another party of cash flows based upon the performance of an index of securities. Interest-rate swaps involve the exchange by a Portfolio with another party of cash flows based upon the performance of a specified interest rate. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Portfolios will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with a Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If a Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. The risk of loss with respect to swaps generally is limited to the net amount of payments that a Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case a Portfolio may not receive net amount of payments that the Portfolio contractually is entitled to receive.

         Future Developments. The Portfolios may take advantage of opportunities in the areas of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Portfolios or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Portfolios' investment objective and legally permissible for a Portfolio. Before entering into such transactions or making any such investment, a Portfolio would provide appropriate disclosure in its Part A or this Part B.

         Dollar Roll Transactions

         A Portfolio may enter into "dollar roll" transactions wherein a Portfolio sells fixed income securities, typically mortgage-backed securities, and makes a commitment to purchase similar, but not identical, securities at a later date from the same party. Like a forward commitment, during the roll period no payment is made for the securities purchased and no interest or principal payments on the security accrue to the purchaser, but a Portfolio assumes the risk of ownership. A Portfolio is compensated for entering to dollar roll transactions by the difference between the current sales price and the forward price for the future purchase, as well as by the interest earned on the cash proceeds of the initial sale. Like other when-issued securities or firm commitment agreements, dollar roll transaction involve the risk that the market value of the securities sold by a Portfolio may decline below the price at which a Portfolio is committed to purchase similar securities. In the event the buyer of securities under a dollar roll transaction becomes insolvent, the Portfolio's use of the proceeds of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Portfolio's obligation to repurchase the securities.

         Emerging Market Securities

         The Portfolios, except for the Index Portfolio, may invest in equity securities of companies in "emerging markets." The Portfolios consider countries with emerging markets to include the following: (i) countries with an emerging stock market as defined by the International Finance Corporation; (ii) countries with low- to middle-income economies according to the International Bank for Reconstruction and Development (more commonly referred to as the World Bank); and (iii) countries listed in World Bank publications as developing. The Advisor may invest in those emerging markets that have a relatively low gross national product per capita, compared to the world's major economies, and which exhibit potential for rapid economic growth. The Advisor believes that investment in equity securities of emerging market issuers offers significant potential for long-term capital appreciation.

         Equity securities of emerging market issuers may include common stock, preferred stocks (including convertible preferred stocks) and warrants; bonds, notes and debentures convertible into common or preferred stock; equity interests in foreign investment funds or trusts and real estate investment trust securities. The Portfolios may invest in American Depositary Receipts ("ADRs"), Canadian Depositary Receipts ("CDRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and International Depositary Receipts ("IDRs") of such issuers.

         Emerging market countries include, but are not limited to: Argentina, Brazil, Chile, China, the Czech Republic, Columbia, Ecuador, Greece, Hong Kong, Indonesia, India, Malaysia, Mexico, the Philippines, Poland, Portugal, Peru, Russia, Singapore, South Africa, Thailand, Taiwan and Turkey. A company is considered in a country, market or region if it conducts its principal business activities there, namely, if it derives a significant portion (at least 50%) of its revenues or profits from goods produced or sold, investments made, or services performed therein or has at least 50% of its assets situated in such country, market or region.

         There are special risks involved in investing in emerging-market countries. Many investments in emerging markets can be considered speculative, and their prices can be much more volatile than in the more developed nations of the world. This difference reflects the greater uncertainties of investing in less established markets and economies. The financial markets of emerging markets countries are generally less well capitalized and thus securities of issuers based in such countries may be less liquid. Most are heavily dependent on international trade, and some are especially vulnerable to recessions in other countries. Many of these countries are also sensitive to world commodity prices. Some countries may still have obsolete financial systems, economic problems or archaic legal systems. The currencies of certain emerging market countries, and therefore the value of securities denominated in such currencies, may be more volatile than currencies of developed countries. In addition, many of these nations are experiencing political and social uncertainties.

         Floating- and Variable-Rate Obligations

         The Portfolios may purchase floating- and variable-rate obligations such as demand notes and bonds. Variable-rate demand notes include master demand notes that are obligations that permit a Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Portfolio, as lender, and the borrower. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. The issuer of such obligations ordinarily has a right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days notice to the holders of such obligations. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.
         There generally is no established secondary market for these obligations because they are direct lending arrangements between the lender and borrower. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and each Portfolio may invest in obligations which are not so rated only if the Advisor determines that at the time of investment the obligations are of comparable quality to the other obligations in which such Portfolio may invest. The Advisor, on behalf of each Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in such Portfolio's investment portfolio. Floating- and variable-rate instruments are subject to interest-rate risk and credit risk.

         The floating- and variable-rate instruments that the Portfolios may purchase include certificates of participation in such instruments.

         Foreign Obligations and Securities

         The Portfolios may invest in foreign securities through ADRs, CDRs, EDRs, IDRs and GDRs or other similar securities convertible into securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs (sponsored or unsponsored) are receipts typically issued by a U.S. bank or trust company and traded on a U.S. stock exchange, and CDRs are receipts typically issued by a Canadian bank or trust company that evidence ownership of underlying foreign securities. Issuers of unsponsored ADRs are not contractually obligated to disclose material information in the U.S. and, therefore, such information may not correlate to the market value of the unsponsored ADR. EDRs and IDRs are receipts typically issued by European banks and trust companies, and GDRs are receipts issued by either a U.S. or non-U.S. banking institution, that evidence ownership of the underlying foreign securities. Generally, ADRs in registered form are designed for use in U.S. securities markets and EDRs and IDRs in bearer form are designed primarily for use in Europe.

         The Portfolios may invest in fixed income securities of non-U.S. governmental and private issuers. Such investments may include bonds, notes, debentures and other similar debt securities, including convertible securities.

         Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic securities. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to the same accounting, auditing and financial reporting standards or governmental supervision as domestic issuers. In addition, with respect to certain foreign countries, taxes may be withheld at the source under foreign tax laws, and there is a possibility of expropriation or confiscatory taxation, political, social and monetary instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries.

         Investment income on certain foreign securities in which a Portfolio may invest may be subject to foreign withholding or other taxes that could reduce the return on these securities. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Portfolio would be subject.

         Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions

         Each Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date.

         Each Portfolio will segregate cash, U.S. Government obligations or other high-quality debt instruments in an amount at least equal in value to the Portfolio's commitments to purchase when-issued securities. If the value of these assets declines, the Portfolio will segregate additional liquid assets on a daily basis so that the value of the segregated assets is equal to the amount of such commitments.

         Guaranteed Investment Contracts

         The Portfolios may invest in guaranteed investment contracts ("GICs") issued by insurance companies. Pursuant to such contracts, a Portfolio makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the deposit fund on a monthly basis guaranteed interest at a rate based on an index. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and these charges will be deducted from the value of the deposit fund. A Portfolio will purchase a GIC only when the Advisor has determined that the GIC presents minimal credit risks to the Portfolio and is of comparable quality to instruments in which the Portfolio may otherwise invest. Because a Portfolio may not receive the principal amount of a GIC from the insurance company on seven days' notice or less, a GIC may be considered an illiquid investment. The term of a GIC will be one year or less.

         Illiquid Securities

         The Portfolios may invest in securities not registered under the Securities Act of 1933, as amended ("1933 Act") and other securities subject to legal or other restrictions on resale. Illiquid securities may be difficult to sell promptly at an acceptable price. Delay or difficulty in selling securities may result in a loss or be costly to a Portfolio.

         Interest Rate Protection Transactions

         To manage its exposure to different types of investments, the Portfolios may enter into interest rate, currency and mortgage (or other asset) swap agreements and may purchase and sell interest rate "caps," "floors" and "collars." In a typical interest rate swap agreement, one party agrees to make regular payments equal to a floating interest rate on a specific amount in return for payments equal to a fixed interest rate on the same amount for a specified period. In a cap or floor, one party agrees, usually in return for a fee, to make payments under particular circumstances. A collar entitles the purchaser to receive payments to the extent a specified interest rate falls outside an agreed upon range.

         A Portfolio expects to enter into interest rate protection transactions to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities it anticipates purchasing at a later date. The Portfolios intend to use these transactions as a hedge and not as a speculative investment.

         Letters of Credit.

         Certain of the debt obligations (including certificates of participation, commercial paper and other short-term obligations) which the Portfolios may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies which, in the opinion of the Advisor, are of comparable quality to issuers of other permitted investments of the Portfolio may be used for letter of credit-backed investments.

         Loans of Portfolio Securities

         Each Portfolio may lend its portfolio securities pursuant to guidelines approved by the Board of Trustees of the Trust to brokers, dealers and financial institutions, provided: (1) the loan is secured continuously by collateral consisting of cash, securities of the U.S. Government, its agencies or instrumentalities, or an irrevocable letter of credit issued by a bank organized under the laws of the United States, organized under the laws of a State, or a foreign bank that has filed an agreement with the Federal Reserve Board to comply with the same rules and regulations applicable to U.S. banks in securities credit transactions, and such collateral being maintained on a daily marked-to-market basis in an amount at least equal to the current market value of the securities loaned plus any accrued interest or dividends; (2) the Portfolio may at any time call the loan and obtain the return of the securities loaned upon sufficient prior notification; (3) the Portfolio will receive any interest or dividends paid on the loaned securities; and (4) the aggregate market value of securities loaned will not at any time exceed the limits established by the 1940 Act.

         A Portfolio will earn income for lending its securities because cash collateral pursuant to these loans will be invested subject to the investment objectives, principal investment strategies and policies of the Portfolio. In connection with lending securities, a Portfolio may pay reasonable finders, administrative and custodial fees. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral. In either case, a Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities. Although voting rights, or rights to consent, attendant to securities on loan pass to the borrower, such loans may be called at any time and will be called so that the securities may be voted by a Portfolio if a material event affecting the investment is to occur. A Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower or securities lending agent. Borrowing and placing brokers may not be affiliated, directly or indirectly, with the Trust, the Advisor or the Distributor.

         Money Market Instruments and Temporary Investments

         The Portfolios may invest in the following types of high quality money market instruments that have remaining maturities not exceeding one year: (i) U.S. Government obligations; (ii) negotiable certificates of deposit, bankers' acceptances and fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "Prime-1" by Moodys or "A-1" or "A-1--" by S&P, or, if unrated, of comparable quality as determined by the Advisor; and (iv) repurchase agreements. The Portfolios also may invest in short-term U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that at the time of investment: (i) have more than $10 billion, or the equivalent in other currencies, in total assets; (ii) are among the 75 largest foreign banks in the world as determined on the basis of assets; (iii) have branches or agencies in the United States; and (iv) in the opinion of the Advisor, are of comparable quality to obligations of U.S. banks which may be purchased by the Portfolios.

         Repurchase   Agreements.   A  Portfolio   may  enter  into   repurchase
agreements, wherein the seller of a security to the Portfolio agrees to repurchase that security from the Portfolio at a mutually agreed upon time and price. A Portfolio may enter into repurchase agreements only with respect to securities that could otherwise be purchased by the Portfolio. All repurchase agreements will be fully collateralized at 102% based on values that are marked to market daily. The maturities of the underlying securities in a repurchase agreement transaction may be greater than twelve months, although the maximum term of a repurchase agreement will always be less than twelve months. If the seller defaults and the value of the underlying securities has declined, a Portfolio may incur a loss. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, the Portfolio's disposition of the security may be delayed or limited.

         The Portfolios may not enter into a repurchase agreement with a maturity of more than seven days, if, as a result, more than 15% of a Portfolio's total net assets would be invested in repurchase agreements with maturities of more than seven days and illiquid securities. A Portfolio will only enter into repurchase agreements with primary broker/dealers and commercial banks that meet guidelines established by the Board of Trustees and that are not affiliated with the investment Advisor. The Portfolios may participate in pooled repurchase agreement transactions with other funds advised by the Advisor.

         Mortgage-Related and Other Asset-Backed Securities

         The Portfolios, except the Index and International Equity Portfolios, may invest in mortgage-related securities. Mortgage pass-through securities are securities representing interests in "pools" of mortgages in which payments of both interest and principal on the securities are made monthly, in effect "passing through" monthly payments made by the individual borrowers on the residential mortgage loans which underlie the securities (net of fees paid to the issuer or guarantor of the securities). Early repayment of principal on mortgage pass-through securities may expose a Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, in the event of prepayment the value of the premium would be lost. Like other fixed-income securities, when interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates decline, the value of mortgage-related securities with prepayment features may not increase as much as other fixed-income securities. Payment of principal and interest on some mortgage pass-through securities (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. Government or its agencies or instrumentalities. Mortgage pass-through securities created by non-government issuers (such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers) may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance, and letters of credit, which may be issued by governmental entities, private insurers or the mortgage poolers.

         The Portfolios may also invest in investment grade Collateralized Mortgage Obligations ("CMOs"). CMOs may be collateralized by whole mortgage loans but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by the Government National Mortgage Association ("GNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or the Federal National Mortgage Association (" FNMA"). CMOs are structured into multiple classes, with each class bearing a different stated maturity. Payments of principal, including prepayments, are first returned to investors holding the shortest maturity class; investors holding the longer maturity classes receive principal only after the first class has been retired. As new types of mortgage-related securities are developed and offered to investors, the Advisor will, consistent with a Portfolio's investment objective, policies and quality standards, consider making investments in such new types of mortgage-related securities.

         The Portfolios may also invest in ARMs issued or guaranteed by the GNMA, FNMA or the FHLMC. The full and timely payment of principal and interest on GNMA ARMs is guaranteed by GNMA and backed by the full faith and credit of the U.S. Government. FNMA also guarantees full and timely payment of both interest and principal, while FHLMC guarantees full and timely payment of interest and ultimate payment of principal. FNMA and FHLMC ARMs are not backed by the full faith and credit of the United States. However, because FNMA and FHLMC are government-sponsored enterprises, these securities are generally considered to be high quality investments that present minimal credit risks. The yields provided by these ARMs have historically exceeded the yields on other types of U.S. Government securities with comparable maturities, although there can be no assurance that this historical performance will continue.

         The mortgages underlying ARMs guaranteed by GNMA are typically insured or guaranteed by the Federal Housing Administration, the Veterans Administration or the Farmers Home Administration, while those underlying ARMs issued by FNMA or FHLMC are typically conventional residential mortgages which are not so insured or guaranteed, but which conform to specific underwriting, size and maturity standards.

         The interest rates on the mortgages underlying the ARMs and some of the CMOs in which the Portfolio may invest generally are readjusted at periodic intervals ranging from one year or less to several years in response to changes in a predetermined commonly-recognized interest rate index. The adjustable rate feature should reduce, but will not eliminate, price fluctuations in such securities, particularly when market interest rates fluctuate. The net asset value of a Portfolio's shares may fluctuate to the extent interest rates on underlying mortgages differ from prevailing market interest rates during interim periods between interest rate reset dates. Accordingly, investors could experience some loss if they redeem their shares of the Portfolio or if the Portfolio sells these securities before the interest rates on the underlying mortgages are adjusted to reflect prevailing market interest rates. The holder of ARMs and CMOs are also subject to repayment risk.

         There are risks inherent in the purchase of mortgage-related securities. For example, these securities are subject to a risk that default in payment will occur on the underlying mortgages. In addition to default risk, these securities are subject to the risk that prepayment on the underlying mortgages will occur earlier or later or at a lessor or greater rate than expected. To the extent that the Advisor's assumptions about prepayments are inaccurate, these securities may expose the Portfolios to significantly greater market risks than expected.

         The Portfolios also may invest in the following types of FHLMC mortgage pass-through securities. FHLMC issues two types of mortgage pass-through securities: mortgage participation certificates ("PCs") and guaranteed mortgage certificates ("GMCs"). PCs resemble GNMA certificates in that each PC represents a pro rata share of all interest and principal payments made and owed on the underlying pool of mortgages. GMCs also represent a pro rata interest in a pool of mortgages. These instruments, however, pay interest semiannually and return principal once a year in guaranteed minimum payments. These mortgage pass-through securities differ from bonds in that principal is paid back by the borrower over the length of the loan rather than returned in a lump sum at maturity. They are called "pass-through" securities because both interest and principal payments, including prepayments, are passed through to the holder of the security. PCs and GMCs are both subject to prepayment risk.

         Municipal Bonds

         The Portfolios may invest in municipal bonds. The two principal classifications of municipal bonds are "general obligation" and "revenue" bonds. Municipal bonds are debt obligations issued to obtain funds for various public purposes. Industrial development bonds are a specific type of revenue bond backed by the credit and security of a private user. Certain types of industrial development bonds are issued by or on behalf of public authorities to obtain funds to provide privately-operated facilities.

         From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal obligations. For example, under federal tax legislation enacted in 1986, interest on certain private activity bonds must be included in an investor's alternative minimum taxable income, and corporate investors must treat all tax-exempt interest as an item of tax preference. Moreover a Portfolio cannot predict what legislation, if any, may be proposed in the state legislature regarding the state income tax status of interest on such obligations, or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might materially and adversely affect the availability of municipal obligations generally for investment by the Portfolio and the liquidity and value of the Portfolio's assets. In such an event, a Portfolio would re-evaluate its investment objective and policies and consider possible changes in its structure or possible dissolution.

         Certain of the municipal obligations held by a Portfolio may be insured as to the timely payment of principal and interest. The insurance policies usually are obtained by the issuer of the municipal obligation at the time of its original issuance. In the event that the issuer defaults on interest or principal payment, the insurer will be notified and will be required to make payment to the bondholders. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance does not protect against market fluctuations caused by changes in interest rates and other factors.

         Other Investment Companies

         The Portfolios may invest in shares of other investment companies to the extent permitted under the 1940 Act. However, no Portfolio that has knowledge that its Interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act may acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d(1)(G) of the 1940 Act. In addition, any Portfolio that has knowledge that its Interests are purchased by another investment company pursuant to an exemptive order relating to Section 12(d)(1) of the 1940 Act that precludes underlying portfolios from acquiring any securities of any other investment company in excess of the limits contained in Section 12(d)(1)(A) of the 1940 Act, except for securities received as a dividend or as a result of a plan of reorganization of any company, will limit its acquisition of securities of other investment companies accordingly.

         Participation Interests

         The Portfolios may purchase participation interests in loans or instruments in which the Portfolio may invest directly that are owned by banks or other institutions. A participation interest gives a Portfolio an undivided proportionate interest in a loan or instrument. Participation interests may carry a demand feature permitting the holder to tender the interests back to the bank or other institution. Participation interests, however, do not provide the Portfolio with any right to enforce compliance by the borrower, nor any rights of set-off against the borrower and the Portfolio may not directly benefit from any collateral supporting the loan in which it purchased a participation interest. As a result, the Portfolio will assume the credit risk of both the borrower and the lender that is selling the participation interest.

         Privately Issued Securities

         The Portfolios, except the Disciplined Growth, Small Cap Value and Small Company Growth Portfolios, may invest in privately issued securities, including those which may be resold only in accordance with Rule 144A under the Securities Act of 1933 ("Rule 144A Securities"). Rule 144A Securities are restricted securities that are not publicly traded. Accordingly, the liquidity of the market for specific Rule 144A Securities may vary. Delay or difficulty in selling such securities may result in a loss to a Portfolio. Privately issued or Rule 144A securities that are determined by the investment Advisor to be "illiquid" are subject to the Portfolios' policy of not investing more than 15% of its net assets in illiquid securities. The investment Advisor, under guidelines approved by Board of Trustees of the Trust, will evaluate the liquidity characteristics of each Rule 144A Security proposed for purchase by a Portfolio on a case-by-case basis and will consider the following factors, among others, in their evaluation: (1) the frequency of trades and quotes for the Rule 144A Security; (2) the number of dealers willing to purchase or sell the Rule 144A Security and the number of other potential purchasers; (3) dealer undertakings to make a market in the Rule 144A Security; and (4) the nature of the Rule 144A Security and the nature of the marketplace trades (e.g., the time needed to dispose of the Rule 144A Security, the method of soliciting offers and the mechanics of transfer).

         Reverse Repurchase Agreements

         The Portfolios may enter into reverse repurchase agreements (an agreement under which a Portfolio sells their portfolio securities and agrees to repurchase them at an agreed-upon date and price). At the time a Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account liquid assets such as U.S. Government securities or other liquid high-grade debt securities having a value equal to or greater than the repurchase price (including accrued interest) and will subsequently monitor the account to ensure that such value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolios may decline below the price at which the Portfolios are obligated to repurchase the securities. Reverse repurchase agreements may be viewed as a form of borrowing.

         Small Company Securities

         Investments in small capitalization companies carry greater risk than investments in larger capitalization companies. Smaller capitalization companies generally experience higher growth rates and higher failure rates than do larger capitalization companies; and the trading volume of smaller capitalization companies' securities is normally lower than that of larger capitalization companies and, consequently, generally has a disproportionate effect on market price (tending to make prices rise more in response to buying demand and fall more in response to selling pressure).

         Securities owned by a Portfolio that are traded in the over-the-counter market or on a regional securities exchange may not be traded every day or in the volume typical of securities trading on a national securities exchange. As a result, disposition by a Portfolio of a security, to meet redemption requests by other investors or otherwise, may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time.

         Investment in small, unseasoned issuers generally carry greater risk than is customarily associated with larger, more seasoned companies. Such issuers often have products and management personnel that have not been tested by time or the marketplace and their financial resources may not be as substantial as those of more established companies. Their securities (which a Portfolio may purchase when they are offered to the public for the first time) may have a limited trading market that can adversely affect their sale by the Portfolio and can result in such securities being priced lower than otherwise might be the case. If other institutional investors engaged in trading this type of security, a Fund may be forced to dispose of its holdings at prices lower than might otherwise be obtained.

         Stripped Securities

         The Portfolios may purchase Treasury receipts, securities of government-sponsored enterprises (GSEs), and other "stripped" securities that evidence ownership in either the future interest payments or the future principal payments on U.S. Government and other obligations. The stripped securities the Portfolios may purchase are issued by the U.S. Government (or a U.S. Government agency or instrumentality) or by private issuers such as banks, corporations and other institutions at a discount to their face value. The Portfolios will not purchase stripped mortgage-backed securities ("SMBS"). The stripped securities purchased by the Portfolios generally are structured to make a lump-sum payment at maturity and do not make periodic payments of principal or interest. Hence, the duration of these securities tends to be longer and they are therefore more sensitive to interest rate fluctuations than similar securities that offer periodic payments over time. The stripped securities purchased by the Portfolios are not subject to prepayment or extension risk.

         The Portfolios may purchase participations in trusts that hold U.S. Treasury securities (such as TIGRs and CATS) or other obligations where the trust participations evidence ownership in either the future interest payments or the future principal payments on the obligations. These participations are normally issued at a discount to their "face value," and can exhibit greater price volatility than ordinary debt securities because of the way in which their principal and interest are returned to investors.

         Unrated Investments

         The Portfolios may purchase instruments that are not rated if, in the opinion of the Advisor, such obligations are of investment quality comparable to other rated investments that are permitted to be purchased by such Portfolio. After purchase by a Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event will require a sale of such security by the Portfolio. To the extent the ratings given by Moodys or S&P may change as a result of changes in such organizations  or  their  rating  systems,  a  Portfolio  will  attempt  to  use comparable ratings as standards for investments in accordance with the investment policies contained in its Part A and in this Part B. The ratings of Moodys and S&P are more fully described in the Appendix to this Part B.

         U.S. Government Obligations

         The Portfolios may invest in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities ("U.S. Government obligations"). Payment of principal and interest on U.S. Government obligations
(i) may be backed by the full faith and credit of the United States (as with U.S. Treasury bills and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case investors must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government will provide financial support to its agencies or instrumentalities where it is not obligated to do so. In addition, U.S. Government obligations are subject to fluctuations in market value due to fluctuations in market interest rates. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

         Warrants

         The Portfolios may invest in warrants. Warrants represent rights to purchase securities at a specific price valid for a specific period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities. A Portfolio may only purchase warrants on securities in which the Fund may invest directly.

         Zero Coupon Bonds

         The Portfolios may invest in zero coupon bonds. Zero coupon bonds are securities that make no periodic interest payments, but are instead sold at discounts from face value. The buyer of such a bond receives the rate of return by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. Because zero coupon bonds bear no interest, they are more sensitive to interest-rate changes and are therefore more volatile. When interest rates rise, the discount to face value of the security deepens and the securities decrease more rapidly in value, when interest rates fall, zero coupon securities rise more rapidly in value because the bonds carry fixed interest rates that become more attractive in a falling interest rate environment.

         Nationally Recognized Statistical Ratings Organization

         The ratings of Moodys Investors Service, Inc.; Standard & Poor's Ratings Group, Division of McGraw Hill; Duff & Phelps Credit Rating Co.; Fitch Investors Service, Inc.; Thomson Bank Watch; and IBCA Inc. represent their opinions as to the quality of debt securities. It should be emphasized, however, that ratings are general and not absolute standards of quality, and debt securities with the same maturity, interest rate and rating may have different yields while debt securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to purchase by a Portfolio, an issue of debt securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by a Portfolio. The Advisor will consider such an event in determining whether the Portfolio involved should continue to hold the obligation.

Portfolio Turnover

         Generally, the Portfolios will purchase portfolio securities for capital appreciation or investment income, or both, and not for short-term trading profits. If a Portfolio's annual portfolio turnover rate exceeds 100%, it may result in higher brokerage costs and possible tax consequences for the Interest holders.

ITEM 13.  MANAGEMENT OF THE TRUST

         The principal occupations during the past five years of the Trustees and principal executive Officers of the Trust are listed below. The address of each, unless otherwise indicated, is 525 Market Street, 12th Floor, San Francisco, CA 94105. Trustees deemed to be "interested persons" of the Trust for purposes of the 1940 Act are indicated by an asterisk.




                                                                  Principal Occupations
Name, Age and Address                         Position            During Past 5 Years

*Robert C. Brown,  65 Trustee  Director,  Federal Farm Credit Banks Funding 5038
Kestral Parkway South Corporation and Farm Credit System Financial Sarasota,  FL
34231 Assistance Corporation since February 1993.

Donald H. Burkhardt, 70                       Trustee             Principal, Burkhardt Law Firm.
777 South Steele Street
Denver, CO 80209

Jack S. Euphrat, 77                           Trustee             Private Investor.
415 Walsh Road
Atherton, CA  94027

Thomas S. Goho, 56                            Trustee             Business Associate Professor, Wake Forest
321 Beechcliff Court                                              University, Calloway School of Business and
Winston-Salem, NC  27104                                          Accountancy since 1994.

Peter G. Gordon, 56                           Trustee             Chairman and Co-Founder of Crystal Geyser Water
Crystal Geyser Water Co.                                          Company and President of Crystal Geyser Roxane
55 Francisco Street, Suite 410                                    Water Company since 1977.
San Francisco, CA  94133

*W. Rodney Hughes, 72                         Trustee             Private Investor.
31 Dellwood Court
San Rafael, CA  94901

*Richard M. Leach, 63                         Trustee             President of Richard M. Leach Associates (a
P.O. Box 1888                                                     financial consulting firm) since 1992.
New London, NH 03257

*J. Tucker Morse, 54                          Trustee             Private Investor/Real Estate Developer; Chairman
10 Legare Street                                                  of Vault Holdings, LLC.
Charleston, SC  29401

Timothy J. Penny, 45                          Trustee             Senior Counselor to the public relations firm of
500 North State Street                                            Himle-Horner since January 1995 and Senior Fellow
Waseca, MN 56093                                                  at the Humphrey Institute, Minneapolis, Minnesota
                                                                  (a public policy organization) since January 1995.

Donald C. Willeke, 59                        Trustee              Principal, law firm of Willeke & Daniels.
201 Ridgewood Avenue
Minneapolis, MN 55403

Michael J. Hogan, 41                         President            Executive Vice President of Wells Fargo Bank, N.A.
                                                                  since July 1999.  Senior Vice President of Wells
                                                                  Fargo Bank, N.A. from April 1997 to May 1999.
                                                                  Vice President of American Express Financial
                                                                  Advisors from May 1996 to April 1997, and Director
                                                                  of American Express Financial Advisors from March
                                                                  1993 to May 1996.

Karla M. Rabusch, 41                         Treasurer            Senior Vice President of Wells Fargo Bank, N.A.,
                                                                  since May 2000.  Vice President of Wells Fargo
                                                                  Bank, N.A. from December 1997 to May 2000.  Prior
                                                                  thereto, Director of Managed Assets Investment
                                                                  Accounting of American Express Financial Advisors
                                                                  from May 1994 to November 1997.

C. David Messman, 40                         Secretary            Vice President and Senior Counsel of Wells Fargo
                                                                  Bank, N.A. since January 1996.  Prior thereto,
                                                                  Branch Chief, Division of Investment Management,
                                                                  U.S. Securities and Exchange Commission.

         Each of the Trustees and Officers listed above act in the identical capacities for Wells Fargo Variable Trust and Wells Fargo Funds Trust (including the Trust, collectively the "Fund Complex"). All of the non-interested Trustees are also members of the Audit and Nominating Committees of the Trust, and of each other trust in the Fund Complex.

         Each Trustee receives an annual retainer (payable quarterly) of $40,000 from the Fund Complex, and also receives a combined fee of $1,000 for attendance at Fund Complex Board meetings, and a combined fee of $250 for attendance at committee meetings. If a committee meeting is held absent a full Board meeting, each attending Trustee will receive a $1,000 combined fee. These fees apply equally for in-person or telephonic meetings, and Trustees are reimbursed for all out-of-pocket expenses related to attending meetings. The Trustees do not receive any retirement benefits or deferred compensation from the Trust or any other member of the Fund Complex. The Trust's officers are not compensated by the Trust for their services. For the fiscal year ended May 31, 2000, the Trustees received the following compensation:

                                       Compensation Table
                                     Year Ended May 31, 2000

         Trustee                                                    Compensation

         Robert C. Brown                                                 $23,102
         Donald H. Burkhardt                                             $22,384
         Jack S. Euphrat                                                 $27,254
         Thomas S. Goho                                                  $27,254
         Peter G. Gordon                                                 $27,254
         W. Rodney Hughes                                                $26,754
         Richard M. Leach                                                $22,102
         J. Tucker Morse                                                 $26,754
         Timothy J. Penny                                                $23,602
         Donald C. Willeke                                               $23,602


         As of the date of this Part B, Trustees and Officers of the Trust as a group beneficially owned less than 1% of the outstanding shares of the Trust.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

         Set forth below, as of August 31, 2000, is the name and share ownership of each person known by the Trust to have beneficial or record ownership of 5% or more of a class of a Portfolio or 5% or more of the voting securities as a whole. The address for each of the funds listed below is 525 Market Street, San Francisco, CA 94163.

                       5% Ownership as of AUGUST 31, 2000

                                                                           Percentage
   Portfolio                Name and Address                              of Portfolio

Disciplined Growth         Disciplined Growth                                16.77%
   Portfolio               Diversified Equity                                56.88%
                           Strategic Income                                   1.33%
                           Moderate Balanced                                 15.00%
                           Growth Balanced                                   18.07%
                           Aggressive Balanced-Equity                         1.79%

Equity Income Portfolio    Equity Income                                     66.16%
                           Diversified Equity                                22.69%
                           Strategic Income                                   0.53%
                           Moderate Balanced                                  2.08%
                           Growth Balanced                                    7.25%
                           Aggressive Balanced-Equity                         0.72%
                           WealthBuilder Growth                               0.25%
                           WealthBuilder Growth & Income                      0.17%
                           WealthBuilding Growth Balanced                     0.13%

Index Portfolio            Index                                             54.73%
                           Diversified Equity                                30.39%
                           Strategic Income                                   0.71%
                           Moderate Balanced                                  2.78%
                           Growth Balanced                                    9.68%
                           Aggressive Balanced-Equity                         0.97%
                           Forum Equity Index                                 0.75%

International Portfolio    International                                     42.53%
                           Growth Equity                                     18.78%
                           Diversified Equity                                26.29%
                           Strategic Income                                   0.62%
                           Moderate Balanced                                  2.43%
                           Growth Balanced                                    8.49%
                           Aggressive Balanced-Equity                         0.85%

Large Company Growth       Large Company Growth                              71.51%
   Portfolio               Growth Equity                                      7.90%
                           Diversified Equity                                13.47%
                           Strategic Income                                   0.32%
                           Moderate Balanced                                  1.23%
                           Growth Balanced                                    4.30%
                           Aggressive Balanced-Equity                         0.43%
                           WealthBuilder Growth                               0.63%
                           WealthBuilder Growth & Income                      0.13%
                           WealthBuilder Growth Balanced                      0.09%

Managed Fixed Income       Diversified Bond                                  20.01%
   Portfolio               Strategic Income                                  14.91%
                           Moderate Balanced                                 23.70%
                           Growth Balanced                                   39.55%
                           Aggressive Balanced-Equity                         1.83%

Positive Return Bond       Diversified Bond                                  20.02%
   Portfolio               Strategic Income                                  14.89%
                           Moderate Balanced                                 23.70%
                           Growth Balanced                                   39.55%
                           Aggressive Balanced-Equity                         1.83%

Small Cap Value            Small Cap Value                                   10.27%
   Portfolio               Growth Equity                                     35.86%
                           Diversified Equity                                27.43%
                           Strategic Income                                   0.64%
                           Moderate Balanced                                  2.50%
                           Growth Balanced                                    8.73%
                           Aggressive Balanced-Equity                         0.87%
                           Diversified Small Cap                             13.69%

Stable Income Portfolio    Strategic Income                                  19.79%
                           Moderate Balanced                                 23.14%
                           Stable Income                                     57.07%

Strategic Value Bond       Diversified Bond                                  20.01%
   Portfolio               Strategic Income                                  14.90%
                           Moderate Balanced                                 23.68%
                           Growth Balanced                                   39.59%
                           Aggressive Balanced-Equity                         1.83%

Small Company Growth       Small Company Growth                              78.19%
   Portfolio               Growth Equity                                      8.58%
                           Diversified Equity                                 6.75%
                           Strategic Income                                   0.16%
                           Moderate Balanced                                  0.61%
                           Growth Balanced                                    2.15%
                           Aggressive Balanced-Equity                         0.21%
                           Diversified Small Cap                              3.35%

Small Company Index        Growth Equity                                     39.84%
   Portfolio               Diversified Equity                                30.69%
                           Strategic Income                                   0.72%
                           Moderate Balanced                                  2.78%
                           Growth Balanced                                    9.75%
                           Aggressive Balanced-Equity                         0.96%
                           Diversified Small Cap                             15.26%

Small Company Value        Growth Equity                                     40.31%
                           Diversified Equity                                30.43%
                           Strategic Income                                   0.72%
                           Moderate Balanced                                  2.77%
                           Growth Balanced                                    9.69%
                           Aggressive Balanced-Equity                         0.96%
                           Diversified Small Cap                             15.12%

International Equity       Growth Equity                                     32.23%
   Portfolio               Diversified Equity                                44.69%
                           Strategic Income                                   1.05%
                           Moderate Balanced                                  4.10%
                           Growth Balanced                                   14.29%
                           Aggressive Balanced-Equity                         1.43%
                           WealthBuilder Growth                               0.69%
                           WealthBuilder Growth & Income                      0.88%
                           WealthBuilder Growth Balanced                      0.64%


ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

         Investment Advisor. Subject to the general supervision of the Board, Wells Fargo provides investment advisory services to the Portfolios. As investment advisor, Wells Fargo furnishes investment guidance and policy direction in connection with the daily portfolio management of the Portfolios. Wells Fargo furnishes to the Trust's Board of Trustees periodic reports on the investment strategies and performance of each Portfolio. Wells Fargo provides the Portfolios with, among other things, money market and fixed-income research, analysis and statistical and economic data and information concerning interest rate and securities markets trends, portfolio composition, and credit conditions.

         The investment advisory agreement for each Portfolio ("Advisory Agreement") will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the Interest holders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust).

         The Advisory Agreement with respect to a Portfolio is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) on 60 days' written notice by either party and will terminate automatically upon its assignment.

         The advisory fees, as described in Part A, are accrued daily and paid monthly. The adviser in its sole discretion, may waive all or any portion of its advisory fee with respect to each Portfolio. Each Advisory Agreement provides that the Advisers may render service to others.

         The table below shows the dollar amount of advisory fees payable as a percentage of daily net assets by each Portfolio to the predecessor advisors over the past three years. As discussed in the "Trust History" section, the Portfolios were created as part of the reorganization of the Stagecoach and Norwest Funds. Therefore, the information shown below concerning the dollar amounts of advisory fees paid shows the dollar amount of fees paid to advisors by the predecessor portfolio that is considered the surviving entity for accounting purposes. Specifically, the table details the dollar amount of fees that would have been payable had certain waivers not been in place, together with the dollar amount of fees waived and the dollar amount of net fees paid. The advisory fee rates are set forth in Part A. This information is provided for the past three years or such shorter terms as a Portfolio has been operational.

ADVISORY FEES

                                                           Fees Waived              Fees Payable

Disciplined Growth Portfolio
     Period ended September 30, 1999                           $  36,372           $     622,670
     Year ended May 31, 1999                                   $  79,837           $  1,481,103
     Year ended May 31, 1998                                   $    0              $     679,865
Equity Income Portfolio
     Period ended September 30, 1999                           $257,478            $  4,258,945
     Year ended May 31, 1999                                   $425,107            $10,582,022
     Year ended May 31, 1998                                   $    0              $  7,756,161
Index Portfolio
     Period ended September 30, 1999                           $286,572            $     849,293
     Year ended May 31, 1999                                   $779,240            $  2,351,029
     Year ended May 31, 1998                                   $    0              $  1,709,358
     Year ended May 31, 1997                                   $592,067            $         0
International Portfolio
     Period ended September 30, 2000                           $191,876            $  1,223,197
     Year ended May 31, 1999                                   $717,860            $  3,937,758
     Year ended May 31, 1998                                   $117,141            $  3,832,528
International Equity Portfolio
     Period ended September 30, 1999                           $    0              $     632,379
     Year ended May 31, 1999                                   $    0              $     536,814
Large Company Growth Portfolio
     Period ended September 30, 1999                           $213,833            $  4,418,020
     Year ended May 31, 1999                                   $137,320            $  9,043,943
     Year ended May 31, 1998                                   $    0              $  6,448,644
Small Cap Index Portfolio
     Period ended September 30, 1999                           $  25,681           $     114,972
     Year ended May 31, 1999                                   $  54,976           $     303,388
     Year ended May 31, 1998                                   $    0              $       45,748
Small Cap Value Portfolio
     Period ended September 30, 1999                           $  21,449           $     432,524
     Year ended May 31, 1999                                   $  50,969           $  1,021,928
     Year ended May 31, 1998                                   $    0              $     580,454
Small Company Growth Portfolio
     Period ended September 30, 1999                           $  97,671           $  2,116,131
     Year ended May 31, 1999                                   $    1,559          $  6,579,692
     Year ended May 31, 1998                                   $    0              $  7,752,366
Small Company Value Portfolio
     Period ended September 30, 1999                           $  25,997           $     472,849
     Year ended May 31, 1999                                   $  68,547           $  1,297,868
     Year ended May 31, 1998                                   $    0              $  1,558,410
Managed Fixed Income Portfolio
     Year ended May 31, 2000                                   $612,643            $  1,965,288
     Year ended May 31, 1999                                   $    0              $  1,307,275
     Year ended May 31, 1998                                   $    0              $     975,529
Positive Return Bond Portfolio
     Year ended May 31, 2000                                   $408,448            $  1,310,074
     Year ended May 31, 1999                                   $    0              $     871,345
     Year ended May 31, 1998                                   $    0              $     727,322
Stable Income Portfolio
     Year ended May 31, 2000                                   $  71,543           $  1,415,363
     Year ended May 31, 1999                                   $    0              $     864,254
     Year ended May 31, 1998                                   $    0              $     682,043
Strategic Value Bond Portfolio
     Year ended May 31, 2000                                   $  58,451           $     964,676
     Year ended May 31, 1999                                   $    0              $  1,203,467
     Year ended May 31, 1998                                   $    0              $     601,240


Investment Sub-Advisors. Wells Fargo has engaged Wells Capital Management Incorporated ("WCM"), Galliard Capital Management, Inc. ("Galliard"), Peregrine Capital Management, Inc. ("Peregrine"), Smith Asset Management Group, LP ("Smith Group") and Schroder Investment Management North America Inc. ("Schroder") (collectively, the "Sub-Advisors") to serve as investment sub-advisors to the Portfolios. Subject to the direction of the Trust's Board of Trustees and the overall supervision and control of Wells Fargo and the Trust, the Sub-Advisors make recommendations regarding the investment and reinvestment of the
Portfolios' assets. The Sub-Advisors furnish to Wells Fargo Bank periodic reports on the investment activity and performance of the Portfolios. The Sub-Advisors also furnish such additional reports and information as Wells Fargo Bank and the Trust's Board of Trustees and officers may reasonably request.

         An Investment Subadvisory Agreement (the "Subadvisory Agreement") for a Portfolio will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the Interest holders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust). A Portfolio's Subadvisory Agreement is terminable without penalty by the Board or a majority of the outstanding voting securities of the Portfolio or by the Advisor or Subadvisor on 60 days' written notice to the other party and will automatically terminate in the event of its assignment.

         As compensation for sub-advisory services to the Portfolios, WCM, Galliard, Peregrine, Smith and Schroder are each entitled to receive the following fees:

------------------------------ --------------------- -----------------------------------
Core Portfolio                 Sub-Advisor           Fees
------------------------------ --------------------- -----------------------------------
------------------------------ --------------------- -----------------------------------
Disciplined Growth             Smith                     0-175M      0.35%
                                                     175-225M        0%
                                                     225-500M        0.25%
                                                           >500M     0.20%
------------------------------ --------------------- -----------------------------------
------------------------------ --------------------- -----------------------------------
Equity Income                  WCM                       0-200M      0.25%
                                                     200-400M        0.20%
                                                           >400M     0.15%
------------------------------ --------------------- -----------------------------------
------------------------------ --------------------- -----------------------------------
Index                          WCM                        0-200M     0.02%
                                                           >200M    0.01%
------------------------------ --------------------- -----------------------------------
------------------------------ --------------------- -----------------------------------
International                  Schroder                  0-100M      0.45%
                                                     100-200M        0.35%
                                                     200-600M        0.20%
                                                           >600M     0.185%
------------------------------ --------------------- -----------------------------------
------------------------------ --------------------- -----------------------------------
International Equity           WCM                       0-200M      0.35%
                                                     200-400M        0.25%
                                                           >400M     0.15%
------------------------------ --------------------- -----------------------------------
------------------------------ --------------------- -----------------------------------
Large Company                  Peregrine                   0-25M     0.75%
   Growth                                                25-50M      0.60%
                                                       50-275M       0.50%
                                                           >275M     0.30%
------------------------------ --------------------- -----------------------------------
------------------------------ --------------------- -----------------------------------
Small Cap Index                WCM                        0-200M     0.02%
                                                          >200M      0.01%
------------------------------ --------------------- -----------------------------------
------------------------------ --------------------- -----------------------------------
Small Cap Value                Smith                     0-110M      0.45%
                                                     110-150M        0%
                                                     150-300M        0.30%
                                                           >300M     0.25%
------------------------------ --------------------- -----------------------------------
------------------------------ --------------------- -----------------------------------
Small Company                  Peregrine                   0-50M     0.90%
   Growth                                              50-180M       0.75%
                                                     180-340M        0.65%
                                                      340-685M       0.50%
                                                      685-735M       0.52%
                                                          >735M      0.55%
------------------------------ --------------------- -----------------------------------
------------------------------ --------------------- -----------------------------------
Small Company                  Peregrine                0-200M       0.50%
   Value                                                   >200M     0.75%
------------------------------ --------------------- -----------------------------------
------------------------------ --------------------- -----------------------------------
Managed Fixed                  Galliard                   0-100M     0.10%
   Income Portfolio                                   100-200M       0.08%
                                                          > 200M     0.06%
------------------------------ --------------------- -----------------------------------
------------------------------ --------------------- -----------------------------------
Positive Return                Peregrine                    0-10M   0.40%
   Portfolio                                              10-25M    0.30%
                                                     25M-300M       0.20%
                                                            >300M   0.10%
------------------------------ --------------------- -----------------------------------
------------------------------ --------------------- -----------------------------------
Strategic Value Bond           Galliard                   0-100M    0.13%
Portfolio                                             100-200M      0.10%
                                                          > 200M    0.08%
------------------------------ --------------------- -----------------------------------
------------------------------ --------------------- -----------------------------------
Stable Income                  Galliard                0-1500M      0.04%
  Portfolio                                          1500-2000M     0.05%
                                                     2000-2500M     0.045%
                                                     2500-3000M     0.04%
                                                        > 3000M     0.03%
------------------------------ --------------------- -----------------------------------

         Administrator. The Trust has retained Wells Fargo as Administrator on behalf of each Portfolio. Under the Administration Agreement between Wells Fargo and the Trust, Wells Fargo shall provide as administration services, among other things: (i) general supervision of the Funds' operations, including coordination of the services performed by each Portfolio's investment advisor, transfer agent, custodian, shareholder servicing agent(s), independent auditors and legal counsel, regulatory compliance, including the compilation of information for documents such as reports to, and filings with, the U.S. Securities and Exchange Commission ("SEC") and state securities commissions; and preparation of proxy statements and shareholder reports for each Portfolio; and (ii) general supervision relative to the compilation of data required for the preparation of periodic reports distributed to the Trust's officers and Board of Trustees. Wells Fargo also furnish office space and certain facilities required for conducting the Portfolios' business together with ordinary clerical and bookkeeping services. The Administrator is not entitled to receive an administration fee as long as it receives an administration fee at the underlying fund level.

         The Table below shows the dollar amount of administrative fees paid as a percentage of daily net assets by each Portfolio. This information is provided for the past three years or such shorter terms as a Portfolio has been operational.

ADMINISTRATIVE FEES

                                    Fee Paid

         Disciplined Growth Portfolio
              Period ended September 30, 1999                    $     34,593
              Year ended May 31, 1999                            $       2,447
         Equity Income Portfolio
              Period ended September 30, 1999                    $   425,895
              Year ended May 31, 1999                            $   633,095
              Year ended May 31, 1998                            $       4,389
         Index Portfolio
              Period ended September 30, 1999                    $   283,098
              Year ended May 31, 1999                            $       4,436
              Year ended May 31, 1998                            $       3,746
              Year ended May 31, 1997                            $   230,874
         International Portfolio
              Period ended September 30, 1999                    $   407,732
              Year ended May 31, 1999                            $1,312,586
              Year ended May 31, 1998                            $1,209,182
              Year ended May 31, 1997                            $   129,534
         International Equity Portfolio
              Period ended September 30, 1999                    $     26,349
              Year ended May 31, 1999                            $          0
         Large Company Growth Portfolio
              Period ended September 30, 1999                    $   339,848
              Year ended May 31, 1999                            $   558,368
              Year ended May 31, 1998                            $       4,845
         Small Cap Index Portfolio
              Period ended September 30, 1999                    $     22,994
              Year ended May 31, 1999                            $       5,702
              Year ended May 31, 1998                            $       5,562
         Small Cap Value Portfolio
              Period ended September 30, 1999                    $     22,764
              Year ended May 31, 1999                            $       2,817
         Small Company Growth Portfolio
              Period ended September 30, 1999                    $   117,563
              Year ended May 31, 1999                            $   363,979
              Year ended May 31, 1998                            $       7,015
         Small Company Value Portfolio
              Period ended September 30, 1999                    $     26,269
              Year ended May 31, 1999                            $       3,557
              Year ended May 31, 1998                            $       5,167
         Managed Fixed Income Portfolio
              Year ended May 31, 2000                            $     96,373
              Year ended May 31, 1999                            $       2,742
              Year ended May 31, 1998                            $       2,056
         Positive Return Bond Portfolio
              Year ended May 31, 2000                            $     64,212
              Year ended May 31, 1999                            $       2,472
              Year ended May 31, 1998                            $       2,625
         Stable Income Portfolio
              Year ended May 31, 2000                            $     71,543
              Year ended May 31, 1999                            $       2,010
              Year ended May 31, 1998                            $       3,758
         Strategic Value Bond Portfolio
              Year ended May 31, 2000                            $     53,358
              Year ended May 31, 1999                            $       2,334

         Custodian. Wells Fargo Bank Minnesota, N.A. ("Wells Fargo MN"), located at Norwest Center, 6th and Marquette, Minneapolis, Minnesota 55479, acts as Custodian for each Portfolio. The Custodian, among other things, maintains a custody account or accounts in the name of each Portfolio, receives and delivers all assets for each Portfolio upon purchase and upon sale or maturity, collects and receives all income and other payments and distributions on account of the assets of each Portfolio, and pays all expenses of each Portfolio. For its services as Custodian, Wells Fargo MN is entitled to receive a fee of 0.02% of the average daily net assets of each Portfolio except the International and International Equity Portfolios, for which it will receive a fee of 0.25% of the average daily net assets on a annualized basis.

         Fund Accountant. Forum Accounting Services, LLC ("Forum Accounting"), located at Two Portland Square, Portland, Maine 04101, serves as Fund Accountant for the Portfolios. Forum Accounting served as the Accountant for the predecessor Norwest Portfolios.

         For its services as Accountant, Forum Accounting is entitled to receive a monthly base fee per Portfolio ranging from $4,667 to $6,333 for Portfolios with significant holdings of asset-backed securities. Forum Accounting is also entitled to receive a fee equal to 0.0025% of the average annual daily net assets of each Portfolio.

         Code of Ethics. The Fund Complex, the Advisor, the Sub-Advisors and Stephens each have adopted a code of ethics which contains policies on personal securities transactions by "access persons." These policies substantially comply in all material respects with the amendments to Rule 17j-1 under the 1940 Act as set forth in the August 20, 1999 Adopting Release. Each code of ethics, among other things, permits access persons to invest in certain securities, subject to various restrictions and requirements. More specifically, each code of ethics either prohibits its access persons from purchasing or selling securities that may be purchased or held by a Fund or permits such access persons to purchase or sell such securities, subject to certain restrictions. For purposes of a code of ethics, an access person means (i) a director, trustee or officer of a fund or investment adviser; (ii) any employee of a fund or investment adviser (or any company in a control relationship to a fund or investment adviser) who, in connection makes, participates in, or obtains information about the purchase or sale of securities by a fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (iii) any natural person in a control relationship to a fund or investment adviser who obtains information concerning recommendations made to a fund regarding the purchase or sale of securities. Portfolio managers and other persons who assist in the investment process are subject to additional restrictions. The above restrictions do not apply to purchases or sales of certain types of securities, including mutual fund shares, money market instruments and certain U.S. Government securities. To facilitate enforcement, the codes of ethics generally require that an access person, other than "disinterested" directors or trustees, submit reports to a designated compliance person regarding transactions involving securities which are eligible for purchase by a Fund. The codes of ethics for the Fund Complex, Advisor, Sub-Advisors and Stephens are on public file with, and are available from, the SEC.

         Counsel: Morrison & Foerster LLP serves as legal counsel to the Trust and the Portfolios. The firm's address is 2000 Pennsylvania Avenue, N.W., Suite 5500, Washington, D.C. 20006-1812.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         The Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities. Subject to policies established by the Trust's Board of Trustees, Wells Fargo is responsible for each Portfolio's investment decisions and the placing of portfolio transactions. In placing orders, it is the policy of the Trust to obtain the best results taking into account the dealer's general execution and operational facilities, the type of transaction involved and other factors such as the dealer's risk in positioning the securities involved. While Wells Fargo Bank generally seeks reasonably competitive spreads or commissions, the Portfolios will not necessarily be paying the lowest spread or commission available.

         Purchases and sales of equity securities on a securities exchange are effected through brokers who charge a negotiated commission for their services. Orders may be directed to any broker including, to the extent and in the manner permitted by applicable law, Stephens or Wells Fargo Securities Inc. In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount.

         Purchases and sales of non-equity securities usually will be principal transactions. Portfolio securities normally will be purchased or sold from or to dealers serving as market makers for the securities at a net price. Each of the Portfolios also will purchase portfolio securities in underwritten offerings and may purchase securities directly from the issuer. Generally, municipal obligations and taxable money market securities are traded on a net basis and do not involve brokerage commissions. The cost of executing a Portfolio's securities transactions will consist primarily of dealer spreads and underwriting commissions. Under the 1940 Act, persons affiliated with the Trust are prohibited from dealing with the Trust as a principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained form the SEC or an exemption is otherwise available. The Portfolio may purchase securities form underwriting syndicates of which Stephens or Wells Fargo is a member under certain conditions in accordance with the provision of a rule adopted under the 1940 Act and in compliance with procedures adopted by the Board of Trustees.

         In placing orders for securities of a Portfolio, Wells Fargo is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that Wells Fargo will seek to execute each transaction at a price and commission, if any, that provide the most favorable total cost or proceeds reasonably attainable in the circumstances. Commission rates are established pursuant to negotiations with the broker based on the quality and quantity of execution services provided by the broker in the light of generally prevailing rates. The allocation of orders among brokers and the commission rates paid are reviewed periodically by the Board of Trustees.

         Wells Fargo, as the Investment Advisor of each of the Portfolios, may, in circumstances in which two or more dealers are in a position to offer comparable results for a Portfolio investment transaction, give preference to a dealer that has provided statistical or other research services to Wells Fargo. By allocating transactions in this manner, Wells Fargo is able to supplement its research and analysis with the views and information of securities firms. Information so received will be in addition to, and not in lieu of, the services required to be performed by Wells Fargo under the Advisory Contracts, and the expenses of Wells Fargo will not necessarily be reduced as a result of the receipt of this supplemental research information. Furthermore, research services furnished by dealers through which Wells Fargo places securities transactions for a Portfolio may be used by Wells Fargo in servicing its other accounts, and not all of these services may be used by Wells Fargo in connection with advising the Portfolios.

         Portfolio Turnover. The portfolio turnover rate is not a limiting factor when Wells Fargo Bank deems portfolio changes appropriate. Changes may be made in the portfolios consistent with the investment objectives and policies of the Portfolios whenever such changes are believed to be in the best interests of the Portfolios and their Interest holders. The portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities by the average monthly value of the Portfolio's investment securities. For purposes of this calculation, portfolio securities exclude all securities having a maturity when purchased of one year or less. Portfolio turnover generally involves some expenses to the Portfolios, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and the reinvestment in other securities. Portfolio turnover also can generate short-term capital gain tax consequences. Portfolio turnover rate is not a limiting factor when Wells Fargo deems portfolio changes appropriate.


         From time to time, Wells Fargo and Stephens may waive fees from the Portfolio in whole or in part. Any such waiver will reduce expenses and, accordingly, have a favorable impact on the Portfolio's performance.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

DESCRIPTION OF INTERESTS

         Under the Declaration of Trust, the Trustees are authorized to issue Interests in one or more separate and distinct series. Investments in each Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Declaration Trust, the Trustees may amend the Trust's Declaration of Trust without the vote of Interest holders.

         The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

         The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's Interest holders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an Interest holder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust Interest holder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an Interest holder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any Interest holder held personally liable for the obligations of the Trust. Thus, the risk of an Interest holder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations.

ITEM 18.   PURCHASE, REDEMPTION, AND PRICING OF SHARES

         Beneficial Interests in the Portfolios are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

         In addition to cash purchases of Interests, if accepted by the Trust, investments in Beneficial Interests of a Portfolio may be made in exchange for securities which are eligible for purchase by the Portfolio and consistent with the Portfolio's investment objective and policies as described in Part A. In connection with an in-kind securities payment, a Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Portfolio; (ii) are accompanied by satisfactory assurance that the Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Portfolio; (iv) be in proper form for transfer to the Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Portfolio engaged in the in-kind purchase transaction and must be delivered to such Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

         In 1994, the Commission granted an exemptive order which permitted CT, certain Norwest Advantage funds and other open-end management investment companies or their separate series for which Norwest Bank Minnesota, N.A. ("Norwest") (or any person controlled by, controlling or under common control with Norwest) acts as investment adviser to invest in the core portfolios of CT. The original exemptive order, which imposed several substantive conditions upon CT and Norwest Advantage funds, was amended effective August 6, 1996, to permit any Norwest Advantage fund to invest all or a portion of its assets in a CT portfolio, irrespective of investment style, and which removed certain restrictions imposed on CT thereby permitting CT to accept investments from persons other than Norwest Advantage funds. The exemptive order remains in effect for the successor entities to these parties.

         The Trust is required to redeem all full and fractional units of Interests in the Trust. The redemption price is the net asset value per unit of each Portfolio next determined after receipt by the Portfolio of a request for redemption in proper form.

         The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value ("NAV"), or may be in cash. Upon redemption, Interests shall not be cancelled and may be reissued from time to time. The Trustees may require Interest holders to redeem Interest for any reason under terms set by the Trustees, including the failure of a Interest holder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Interest issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Interests required by them for payment of amount due and owing by a Interest holder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Interest holders to require any Series or Class to redeem Interests during any period of time when and to the extent permissible under the 1940 Act.

         If the Trustees postpone payment of the redemption price and suspend the right of Interest holders to redeem their Interests, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Interest holders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, an Interest holder may either withdraw his or her request for redemption or receive payment based on the NAV per Interest next determined after the suspension-terminates.

         If the Trustees shall determine that direct or indirect ownership of Interests of any Portfolio has become concentrated in any person to an extent that would disqualify any Portfolio as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power (but not the obligation) by lot or other means they deem equitable to (a) call for redemption by any such person of a number, or a principal amount, of Interests sufficient to maintain or bring the direct or indirect ownership of Interests into conformity with the requirements for such qualification, and (b) refuse to transfer or issue shares to any person whose acquisition of Interests in question would, in the Trustee's judgment, result in such disqualification. Any such redemption shall be effected at the redemption price and in the manner described above. Interest holders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Interests as the Trustees deem necessary to comply with the requirements of any taxing authority.

DETERMINATION OF NET ASSET VALUE

         NAV is determined as of the close of regular trading (currently 1:00 p.m. Pacific time/3:00 p.m. Central time) on each day the New York Stock Exchange ("NYSE") is open for business. Expenses and fees, including Advisory fees, are accrued daily and are taken into account for the purpose of determining the NAV of the Portfolios' Interests.

         Securities of a Portfolio for which market quotations are available are valued at latest prices. Any security for which the primary market is an exchange is valued at the last sale price on such exchange on the day of valuation or, if there was no sale on such day, the latest bid price quoted on such day. If the values reported on a foreign exchange are materially affected by events occurring after the close of the foreign exchange, assets may be valued by a method that the Board of Trustees believes accurately reflects fair value. In the case of other securities, including U.S. Government Securities but excluding money market instruments maturing in 60 days or less, the valuations are based on latest quoted bid prices. Money market instruments and debt securities maturing in 60 days or less are valued at amortized cost. The assets of a Portfolio , other than money market instruments or debt securities maturing in 60 days or less, are valued at latest quoted bid prices. Futures contracts will be marked to market daily at their respective settlement prices determined by the relevant exchange. Prices may be furnished by a reputable independent pricing service approved by the Trust's Board of Trustees. Prices provided by an independent pricing service may be determined without exclusive reliance on quoted prices and may take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data. All other securities and other assets of a Portfolio for which current market quotations are not readily available are valued at fair value as determined in good faith by the Trust's Board of Trustees and in accordance with procedures adopted by the Trustees.


ITEM 19. TAXATION.

         The Trust is organized as a business trust under Delaware law. Under the Trust's current classification for federal income tax purposes, it is intended that each Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore such Portfolio will not be subject to any federal income tax. However, each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of such Portfolio's income and gains in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         The Trust's taxable year-end is the last day of May. Although the Trust will not be subject to federal income tax, it will file appropriate federal income tax returns.

         It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through a Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

ITEM 20. UNDERWRITERS.

         Stephens Inc. (the "Placement Agent") is the exclusive placement agent for the Interests in the Portfolios. Pursuant to a Placement Agency Agreement, the Placement Agent, as agent, sells Interests in the Portfolios on a continuous basis and transmits purchase and redemption orders that it receives to the Trust.

         The Placement Agency Agreement will continue year to year as long as such continuance is approved at least annually in accordance with the 1940 Act and the rules thereunder. This agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This agreement may, in any event, be terminated at any time, without the payment of any penalty, by the Trust upon 60 days' written notice to the Placement Agent or by the Placement Agent at any time after the second anniversary of the effective date of this agreement on 60 days' written notice to the Trust.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

         KPMG LLP has been selected as the independent auditors for the Trust. KPMG LLP provides audit services, tax return preparation and assistance and consultation in connection with review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111.

         The annual reports, including the independent auditors' report for the fiscal period ended September 30, 1999, which includes the financial statements for the equity portfolios of the predecessor Core Trust (Delaware), and for the fiscal year ended May 31, 2000 for the income portfolios of the Trust, are incorporated herein by reference.

                                                    A-5
1
                                                    A-1
dc-1540031
                                   SCHEDULE A

                             DESCRIPTION OF RATINGS

         The following summarizes the highest six ratings used by Standard & Poor's Corporation ("S&P") for corporate and municipal bonds. The first four ratings denote investment-grade securities.

             AAA - This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

             AA - Debt rated AA is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only in a small degree.

             A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

             BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for those in higher-rated categories.

             BB, B - Bonds rated BB and B are regarded, on balance as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

         To provide more detailed indications of credit quality, the AA, A and BBB, BB and B ratings may be modified by the addition of a plus or minus sign to show relative standing within these major rating categories.

         The following summarizes the highest six ratings used by Moody's Investors Service, Inc. ("Moody's") for corporate and municipal bonds. The first four denote investment grade securities.

             Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the Fundamentally strong position of such issues.

             Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

             A - Bonds that are rated A possess many favorable investment attributes and are to be considered upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

             Baa - Bonds that are rated Baa are considered medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

             Ba - Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not as well safeguarded during both good times and bad times over the future. Uncertainty of position characterizes bonds in this class.

             B - Bond that are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

         Moody's applies numerical modifiers (1, 2 and 3) with respect to corporate bonds rated Aa through B. The modifier 1 indicates that the bond being rated ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the bond ranks in the lower end of its generic rating category. With regard to municipal bonds, those bonds in the Aa, A and Baa groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aal, A1 or Baal, respectively.

         The following summarizes the highest four ratings used by Duff & Phelps Credit Rating Co. ("D&P") for bonds, each of which denotes that the securities are investment grade.

             AAA - Bonds that are rated AAA are of the highest credit quality. The risk factors are considered to be negligible, being only slightly more than for risk-free U.S. Treasury debt.

             AA - Bonds that are rated AA are of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

             A - Bonds that are rated A have protection factors which are average but adequate. However risk factors are more variable and greater in periods of economic stress.

             BBB - Bonds that are rated BBB have below average protection factors but still are considered sufficient for prudent investment. Considerable variability in risk exists during economic cycles.

         To provide more detailed indications of credit quality, the AA, A and BBB ratings may modified by the addition of a plus or minus sign to show relative standing within these major categories.

         The following summarizes the highest four ratings used by Fitch Investors Service, Inc. ("Fitch") for bonds, each of which denotes that the securities are investment grade:

             AAA - Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

             AA - Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

             A - Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

             BBB - Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

         To provide more detailed indications of credit quality, the AA, A and BBB ratings may be modified by the addition of a plus or minus sign to show relative standing within these major rating categories.

         The following summarizes the two highest ratings used by Moody's for short-term municipal notes and variable-rate demand obligations:

         MIG-1/VMIG-1 -- Obligations bearing these designations are of the best quality, enjoying strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

         MIG-2/VMIG-2 -- Obligations bearing these designations are of high quality, with ample margins of protection although not so large as in the preceding group.

         The following summarizes the two highest ratings used by S&P for short-term municipal notes:

         SP-1 - Indicates very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a "plus" (+) designation.

         SP-2 - Indicates satisfactory capacity to pay principal and interest.

         The three highest rating categories of D&P for short-term debt, each of which denotes that the securities are investment grade, are D-1, D-2, and D-3. D&P employs three designations, D-1+, D-1 and D-1-, within the highest rating category. D-1+ indicates highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of Master Portfolios, is judged to be "outstanding, and safety is just below risk-free U.S. Treasury short-term obligations." D-1 indicates very high certainty of timely payment. Liquidity factors are excellent and supported by good Fundamental protection factors. Risk factors are considered to be minor. D-1 indicates high certainty of timely payment. Liquidity factors are strong and supported by good Fundamental protection factors. Risk factors are very small. D-2 indicates good certainty of timely payment. Liquidity factors and company Fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small. D-3 indicates satisfactory liquidity and other protection factors which qualify the issue as investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

         The following summarizes the two highest rating categories used by Fitch for short-term obligations each of which denotes that the securities are investment grade:

         F-1+ securities possess exceptionally strong credit quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

         F-1 securities possess very strong credit quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

         F-2 securities possess good credit quality. Issues carrying this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned the F-1+ and F-1 ratings.

         Commercial paper rated A-1 by S&P indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted A-1+. Capacity for timely payment on commercial paper rated A-2 is satisfactory, but the relative degree of safety is not as high as for issues designated A-1.

         The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of senior short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) are considered to have a strong capacity for repayment of senior short-term promissory obligations. This will normally be evidenced by many of the characteristics of issuers rated Prime-1, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

         For commercial paper, D&P uses the short-term debt ratings described above.

         For commercial paper, Fitch uses the short-term debt ratings described above.

         Thomson BankWatch, Inc. ("BankWatch") ratings are based upon a qualitative and quantitative analysis of all segments of the organization including, where applicable, holding company and operating subsidiaries. BankWatch ratings do not constitute a recommendation to buy or sell securities of any of these companies. Further, BankWatch does not suggest specific investment criteria for individual clients.

         BankWatch long-term ratings apply to specific issues of long-term debt and preferred stock. The long-term ratings specifically assess the likelihood of untimely payment of principal or interest over the term to maturity of the rated instrument. The following are the four investment grade ratings used by BankWatch for long-term debt:

             AAA - The highest category; indicates ability to repay principal and interest on a timely basis is extremely high.

             AA - The second highest category; indicates a very strong ability to repay principal and interest on a timely basis with limited incremental risk versus issues rated in the highest category.

             A - The third highest category; indicates the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

             BBB - The lowest investment grade category; indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are, however, more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

             Long-term debt ratings may include a plus (+) or minus (-) sign to indicate where within a category the issue is placed.

         The BankWatch short-term ratings apply to commercial paper, other senior short-term obligations and deposit obligations of the entities to which the rating has been assigned. The BankWatch short-term ratings specifically assess the likelihood of an untimely payment of principal or interest.

             TBW-1         The   highest   category;   indicates   a  very  high
                           likelihood that principal and interest will be paid on a timely basis.

             TBW-2 The second highest category; while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1".

             TBW-3 The lowest investment grade category; indicates that while more susceptible to adverse developments (both internal and external) than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

             TBW-4 The lowest rating category; this rating is regarded as non-investment grade and therefore speculative.

         The following summarizes the four highest long-term debt ratings used by IBCA Limited and its affiliate, IBCA Inc. (collectively "IBCA"):

             AAA - Obligations for which there is the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly.

             AA - Obligations for which there is a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

             A - Obligations for which there is a low expectation of investment risk. Capacity for timely repayment of principal and interest is strong, although adverse changes in business, economic or financial conditions may lead to increased investment risk.

             BBB - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is adequate, although adverse changes in business, economic or financial conditions are more likely to lead to increased investment risk than for obligations in other categories.

         A plus or minus sign may be appended to a rating below AAA to denote relative status within major rating categories.

      The following  summarizes the two highest  short-term debt ratings used by
IBCA:

             A1+ When issues possess a particularly strong credit feature, a rating of A1+ is assigned.

             A1 - Obligations supported by the highest capacity for timely repayment.

             A2 - Obligations supported by a good capacity for timely repayment.

                                                    C-4
1
                                                    C-1
dc-1540031
                             WELLS FARGO CORE TRUST
                                File No. 811-9689

                                     PART C
                                OTHER INFORMATION

Item 23.      Exhibits.

      Exhibit
      Number                                      Description

        (a)                   -  Amended and Restated Declaration of Trust, incorporated by reference to the Registration
                                 Statement on
                                 Form N-1A, filed November 8, 1999.

        (b)                   -  Not applicable.

        (c)                   -  Not applicable.

        (d)(1)                -  Investment Advisory Contract with Wells Fargo Bank, N.A., incorporated by reference to the
                                 Registration
                                 Statement on Form N-1A, filed November 8, 1999.

           (2)(i)             -  Sub-Advisory Contract with Wells Capital Management, Inc., incorporated by reference to the
                                 Registration
                                 Statement on Form N-1A, filed November 8, 1999.

                (ii)          -  Sub-Advisory Contract with Galliard Capital Management, Inc., incorporated by reference to the
                                 Registration Statement on Form N-1A, filed November 8, 1999.

                (iii)         -  Sub-Advisory Contract with Schroder Investment Management, Inc., incorporated by reference to the
                                 Registration Statement on Form N-1A, filed November 8, 1999.

                (iv)          -  Sub-Advisory Contract with Smith Asset Management, L.P., incorporated by reference to the
                                 Registration Statement on Form N-1A, filed November 8, 1999.

                (v)           -  Sub-Advisory Contract with Peregrine Capital Management, Inc., incorporated by reference to the
                                 Registration Statement on Form N-1A, filed November 8, 1999.

        (e)                   -  Not applicable pursuant to General Instruction (B)(2)(b).

        (f)                   -  Not applicable.

        (g)                   -  Custody Agreement with Norwest Bank Minnesota, N.A., incorporated by reference to the Registration
                                 Statement on Form N-1A, filed November 8, 1999.

        (h)(1)                -  Administration Agreement with Wells Fargo Bank, N.A., incorporated by reference to the Registration
                                 Statement on Form N-1A, filed November 8, 1999.

            (2)               -  Placement Agency Agreement with Stephens, Inc., incorporated by reference to the Registration
                                 Statement on Form N-1A, filed November 8, 1999.

            (3)               -  Fund Accounting Agreement with Forum Accounting Services, LLC, incorporated by reference to the
                                 Registration Statement on Form N-1A, filed November 8, 1999.

        (i)                   -  Not applicable, pursuant to General Instruction (B)(2)(b).

        (j)                   -  Not applicable, pursuant to General Instruction (B)(2)(b).

        (k)                   -  Not applicable, pursuant to General Instruction (B)(2)(b).

        (l)                   -  Not applicable.

        (m)                   -  Not applicable.

        (n)                   -  Rule 18f-3 Plan, incorporated by reference to the Registration Statement on Form N-1A, filed
                                 November 8, 1999.

        (p)(1)                -  Joint Code of Ethics for Funds Trust, Core Trust and Variable Trust, filed herewith.

            (2)               -  Wells Fargo Bank, N.A. Code of Ethics, filed herewith.

            (3)               -  Galliard Capital Management, Inc. Code of Ethics, filed herewith.

            (4)               -  Peregrine Capital Management, Inc. Code of Ethics, filed herewith.

            (5)                - Schroder Investment Management North America Inc.
                                 Code of Ethics, filed herewith.

            (6)                - Smith Asset Management Group, L.P. Code of Ethics, filed herewith.

            (7)                - Wells Capital Management Incorporated Code of Ethics, filed herewith.

Item 24.        Persons Controlled by or Under Common Control with the Fund.

                Registrant believes that no person is controlled by or under common control with Registrant.

Item 25.        Indemnification.

                Article V of the Registrant's Declaration of Trust limits the liability and, in certain instances, provides for mandatory indemnification of the Registrant's trustees, officers, employees, agents and holders of beneficial interests in the Trust. In addition, the Trustees are empowered under Section
3.9 of the Registrant's Declaration of Trust to obtain such insurance policies as they deem necessary.

Item 26.        Business and Other Connections of Investment Adviser.

                (a) Wells Fargo Bank, N.A. ("Wells Fargo Bank"), a wholly-owned subsidiary of Wells Fargo & Company, serves as investment adviser to all of the Registrant's investment portfolios, and to certain other registered open-end management investment companies. Wells Fargo Bank's business is that of a national banking association with respect to which it conducts a variety of commercial banking and trust activities.

                To the knowledge of Registrant, none of the directors or executive officers of Wells Fargo Bank is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain executive officers also hold various positions with and engage in business for Wells Fargo & Company and/or its subsidiaries.

                (b) Wells Capital Management Incorporated ("WCM"), a wholly-owned subsidiary of Wells Fargo Bank, N.A., serves as sub-adviser to various Funds of the Trust. The description of WCM in Parts A and B of this Registration Statement is incorporated by reference in Parts A and B of this Registration Statement is incorporated by reference herein. None of the directors and principal executive officers of WCM serves, or has served in the past two fiscal years, in such capacity for any other entity.

                (c) Peregrine Capital Management, Inc. ("Peregrine"), an indirect wholly-owned subsidiary of Wells Fargo & Company, serves as sub-adviser to various Funds of the Trust. The description of Peregrine in Parts A and B of the Registration Statement, is incorporated by reference herein. To the knowledge of the Registrant, none of the directors or executive officers of this sub-adviser is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

                (d) Schroder Investment Management North America Inc. ("SIMNA"), serves as sub-adviser to various Funds of the Trust. The description of SIMNA in Parts A and B of the Registration Statement are incorporated by reference herein. The address is 787 Seventh Avenue, 34th Floor, New York, NY 10019. Schroder Capital Management International Limited ("Schroder Ltd.") is a United Kingdom affiliate of SIMNA which provides investment management services to international clients located principally in the United States.
Schroder Ltd. and Schroders p.l.c. are located at 31 Gresham St., London ECZV 7QA, United Kingdom. To the knowledge of the Registrant, none of the directors or executive officers of this sub-adviser is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

                (e) Galliard Capital Management, Inc. ("Galliard"), an indirect, wholly-owned subsidiary of Wells Fargo & Company serves as sub-adviser to various Funds of the Trust. The descriptions of Galliard. in Parts A and B of the Registration Statement, are incorporated by reference herein. The address of Galliard is LaSalle Plaza, Suite 2060, 800 LaSalle Avenue, Minneapolis, Minnesota 55479. To the knowledge of the Registrant, none of the directors or executive officers of this sub-adviser is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

                (f) Smith Asset Management, L.P. ("Smith"), an indirect, partially-owned subsidiary of Wells Fargo & Company serves as sub-adviser to various Funds of the Trust. The descriptions of Smith in Parts A and B of the Registration Statement, are incorporated by reference herein. The address of Smith is 300 Crescent Court, Suite 750, Dallas, Texas 75201. To the knowledge of the Registrant, none of the directors or executive officers of this sub-adviser is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

Item 27.     Principal Underwriters.

                (a) Stephens Inc. ("Stephens"), placement agent for the Registrant, does not presently act as investment adviser for any other registered investment companies, but does act as principal underwriter for Barclays Global Investors Funds, Inc., Nations Fund, Inc., Nations Fund Trust, Nations Annuity Trust, Nations LifeGoal Funds, Inc., Nations Reserves, Nations Funds Trust, Wells Fargo Variable Trust and Wells Fargo Funds Trust, and is the exclusive placement agent for Nations Master Investment Portfolio and Wells Fargo Core Trust, all of which are registered open-end management investment companies.

                (b) Information with respect to each director and officer of the principal underwriter is incorporated by reference to Form ADV and Schedules A and D thereto, filed by Stephens with the Securities and Exchange Commission pursuant to the Investment Advisors Act of 1940 (file No. 501-15510).

                (c)      Not applicable.

Item 28.      Location of Accounts and Records.

              (a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, "Records") at the offices of Wells Fargo Bank, N.A., 525 Market Street, San Francisco, California 94163.

              (b) Wells Fargo Bank maintains all Records relating to its services as investment adviser and administrator at 525 Market Street, San Francisco, California 94105.

              (c) Stephens maintains all Records relating to its services as placement agent at 111 Center Street, Little Rock, Arkansas 72201.

              (d) Wells Fargo Bank Minnesota, N.A. maintains all Records relating to its services as custodian at 6th & Marquette, Minneapolis, Minnesota 55479-0040.

              (e) Wells Capital Management Incorporated maintains all Records relating to its services as investment sub-adviser at 525 Market Street, San Francisco, California 94105.

              (f) Peregrine Capital Management, Inc. maintains all Records relating to its services as investment sub-adviser at 800 LaSalle Avenue, Minneapolis, Minnesota 55479.

              (g) Galliard Capital Management, Inc. ("Galliard") maintains all Records relating to its services as investment sub-adviser at 800 LaSalle Avenue, Suite 2060, Minneapolis, Minnesota 55479.

              (h) Smith Asset Management Group, LP maintains all Records relating to its services as investment sub-adviser at 500 Crescent Court, Suite 250, Dallas, Texas 75201.

              (i) Schroder Investment Management, North America Inc. maintains all Records relating to its services as investment sub-adviser at 787 Seventh Avenue, New York, New York 10019.

Item 29.  Management Services.

                Other than as set forth under the captions "Management, Organization and Capital Structure" in Part A of this Registration Statement and "Management of the Trust" in the Part B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30.  Undertakings.

             Not applicable.

                                   SIGNATURES

            Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, State of California on the 2nd day of October, 2000.

                                                       WELLS FARGO CORE TRUST

                            By /s/ Dorothy A. Peters
                                Dorothy A. Peters
                               Assistant Secretary

                             WELLS FARGO CORE TRUST
                                FILE NO. 811-9689

                                  EXHIBIT INDEX

Exhibit Number                                                Description


EX-99.B(p)(1)                 Joint Code of Ethics for Funds Trust, Core Trust
                              and Variable Trust
               (2)            Wells Fargo Bank, N.A. Code of Ethics
               (3)            Galliard Capital Management, Inc. Code of Ethics
               (4)            Peregrine Capital Management, Inc. Code of Ethics
               (5)            Schroder Investment Management North America Inc.
                              Code of Ethics
               (6)            Smith Asset Management Group, L.P. Code of Ethics
               (7)            Wells Capital Management Incorporated Code of
                              Ethics

                                                          EX-99.B(p)(1)

                             WELLS FARGO FUNDS TRUST
                           WELLS FARGO VARIABLE TRUST
                             WELLS FARGO CORE TRUST


                              JOINT CODE OF ETHICS
                            Adopted Under Rule 17j-1

         The Wells Fargo Funds Trust, the Wells Fargo Variable Trust and the Wells Fargo Core Trust (including the Core Trust's "feeder funds" that are advised or administered by Wells Fargo Bank or an affiliate thereof) (each a "Fund" and, together, the "Funds") are confident that their officers and trustees act with integrity and good faith. The Funds recognize, however, that personal interests may conflict with the Funds' interests where officers or trustees:

o        Know about present or future Fund portfolio transactions, or

o        Have the power to influence Fund portfolio transactions; and

o        Engage in personal securities transactions.

                  In an effort to prevent these conflicts and in accordance with
Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act"), the Funds have adopted this Joint Code of Ethics (the "Code") to prohibit transactions that create or may create conflicts of interest, establish reporting requirements and create enforcement procedures. Although the Funds have adopted the Code jointly pursuant to Rule 17j-1 under the 1940 Act, each Fund is responsible for implementing the Code on behalf of, and for compliance therewith by, its own "access persons" as defined under Rule 17j-1.

         I.       Who is covered by the Code of Ethics?
o        All Fund officers;
o        All trustees, both interested and independent; and
o Natural persons in a control relationship with a Fund who obtain information concerning recommendations about the purchase or sale of a security by a portfolio of a Fund (a "Portfolio"). Collectively, these persons are called "access persons." The Funds currently do not have any natural control persons.


                  II.      About this Code of Ethics.
         This Code sets forth in the attached sections specific prohibitions on securities transactions and reporting requirements that apply to Fund officers and trustees. The prohibitions and requirements that apply to each person covered by this Code are included under Section III (General Principles) and
Section IV (Required Course of Conduct). For your specific reporting requirements, please refer to Part A or B, as indicated below. Definitions of underlined terms are included in Appendix A.

o        Independent trustees                                     Part A

o        Interested trustees, Fund officers and natural           Part B
         control persons

         The remainder of this Code sets forth review and enforcement responsibilities (Sections V), obligations of investment advisers and principle underwriters (Section VII), recordkeeping requirements (Section VIII) and miscellaneous information (Section IX).

III.     Statement of General Principles.
         In recognition of the trust and confidence placed in the Funds by their shareholders, and because the Funds believe that their operations should benefit their shareholders, the Funds have adopted the following general principles to guide their access persons.

         (1) Our shareholders' interests are paramount. You must place shareholder interests before your own.

         (2)      You must accomplish all personal securities  transactions in a
                  manner  that  avoids  any  conflict   between  your   personal
                  interests and those of the Fund and its shareholders.

         (3) You must avoid actions or activities that allow (or appear to allow) you or your family to profit or benefit from your position with a Fund, or that bring into question your independence or judgment.

IV. Required Course of Conduct.
         (1)      Prohibition Against Fraud, Deceit and Manipulation.
                  You cannot, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by any
                  Portfolio:

                  (A) employ any device, scheme or artifice to defraud any Portfolio;

                  (B) make to a Fund or Portfolio any untrue statement of a material fact or omit to state to a Fund or Portfolio a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (C) engage in any act, practice or course of business which would operate as a fraud or deceit upon any Fund or Portfolio; or

(D) engage in any manipulative practice with respect to any Fund or Portfolio.

         (2)      Limits on Accepting or Receiving Gifts.

                  You cannot accept or receive any gift of more than de minims value from any person or entity that does business with or on behalf of the Funds.

         (3)      Reporting Requirements.

                  Each quarter you must report transactions in securities that you beneficially own. These reports must be submitted no later than 10 days after the end of the quarter. You also may be required to report your securities holdings initially, when you become an access person, and annually thereafter. See Part A or B, as appropriate, for your specific reporting requirements.

                  Within 10 days of becoming an access person of a Fund, and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix F.

V.       Review and Enforcement of the Code.
         (1)      Appointment of a Review Officer.

                  Each Fund's President will appoint a review officer (the "Review Officer") to perform the duties described below.

         (2)      The Review Officer's Duties and Responsibilities.

                  (A) The Review Officer shall notify each person who becomes an access person of a Fund and who is required to report under this Code of Ethics of their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting.

                  (B) The Review Officer will, on a quarterly basis, compare all reported personal securities transactions with the Fund's completed portfolio transactions and a list of securities that were being considered for purchase or sale by a Fund's investment adviser(s) during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Review Officer must give the person an opportunity to supply explanatory material.
                  (C) If the Review Officer finds that a Code violation has occurred, or believes that a Code violation may have occurred, the Review Officer must submit a written report regarding thee possible violation, together with the confidential report and any explanatory material provided by the person, to the President and legal counsel ("Counsel") for the Fund. The
                  President and Counsel will determine whether the person violated the Code.

                  (D) No person may participate in a determination of whether he or she has committed a Code violation or of the imposition of any sanction against himself or herself. If a securities transaction of the President is under consideration, a Vice President will act for the President for purposes of this
                  Section V. The Review Officer will submit his or her own reports, as may be required pursuant to Parts A or B hereof, to an Alternate Review Officer who shall fulfill the duties of the Review Officer's with respect to the Review Officer's reports.

         (3)      Sanctions.

                  If the President and Counsel determine that the person violated the Code, the President will impose upon the person any sanctions that the President deems appropriate and will report the violation and any imposed sanctions to the Board of Trustees at the next regularly scheduled board meeting unless, in the sole discretion of the President, circumstances warrant an earlier report. Sanctions may include suspension of authority to act on behalf of a Fund as an officer or trustee, or removal from office.

VI.      Annual Written Reports To The Boards
At least annually, the Review Officer, the investment adviser(s) (including any sub-advisers) and principle underwriter will provide written reports to the Board of Trustees as follows:
(1)      Issues Arising Under the Code.   The reports must describe any issue(s)
         that arose during the previous year under the codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s). The Review Officer, President, investment adviser(s) (including any sub-advisers) and principle underwriter(s) may report to the Board more frequently as they deem necessary or appropriate and shall do so as requested by the Board.


(2) Certification. Each report must be accompanied by a certification to the Board that the Fund, investment adviser(s) (including any sub-advisers), and principal underwriter(s) have adopted procedures reasonably necessary to prevent their access persons from violating their code of ethics.

VII.     Interrelationship With Other Codes Of Ethics
(1) General Principle: Overlapping Responsibilities. A person who is both an access person of a Fund and an access person of an investment adviser to or principal underwriter for the Fund is only required to report under and otherwise comply with the investment adviser's or principal underwriter's code of ethics, provided that such code has been adopted pursuant to and in compliance with Rule 17j-1. These access persons, however, remain subject to the principles and prohibitions in
                  Section III and IV hereof.

(2) Procedures. Each such investment adviser and principal underwriter of the Fund must:
(A) Submit to the Board of Trustees of the Fund a copy of its code of ethics adopted pursuant to or in compliance with Rule 17j-1; (B) Promptly furnish to the Fund, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Fund's Code; and
(C) Promptly report to the Fund in writing any material amendments to its code of ethics, along with the certification described under Section VI.(2). above.

VIII.    Recordkeeping.
         The Funds will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

(1) A copy of this Code and any other code adopted by the Funds, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place;
(2) A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred;
(3) A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code (see Parts A and B for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place;
(4) A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place; and


(5) A copy of each annual report required by Section VI of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

IX.      Miscellaneous.
(1) Confidentiality. All personal securities transactions reports and any other information filed with a Fund under this Code will be treated as confidential, provided that such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

(2) Interpretation of Provisions. The Boards of Trustees may from time to time adopt such interpretations of this Code as appropriate.

(3) Periodic Review and Reporting. Each President will report to its Board of Trustees at least annually as to the operation of this Code and will address in any such report the need (if any) for further changes or modifications to the Code.

Adopted:
Revised:

                                     PART A
                              Independent Trustees
I.                QUARTERLY Transaction Reports.

         (A) Subject to Section II.(B) below, each quarter, you must report all of your securities transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix B.

         (B) If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

II.               WHAT MUST BE INCLUDED IN YOUR QUARTERLY REPORTS?

         (A) You must report all transactions in securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. You must also report any account you established during the quarter in which any securities were held for your direct or indirect benefit.

         (B) Notwithstanding Section I above, reports of individuals securities transactions are required only if you knew at the time of the transaction, or in the ordinary course of fulfilling your official duties as a Trustee should have known, that during the 15-day period immediately preceding or following the date of your transaction, the same security was purchased or sold, or was being considered for purchase or sale, by the Fund (or any series thereof).

                  The "should have known" standard does not:
o        imply a duty of inquiry;
o presume you should have deduced or extrapolated from discussions or memoranda dealing with a Portfolio's investment strategies; or
o        impute knowledge from your awareness of a Portfolio's
         holdings,   market   considerations,   or  investment
         policies, objectives and restrictions.

III.              WHAT MAY BE EXCLUDED FROM YOUR QUARTERLY REPORTS?

         You are not required to detail or list the following items on your quarterly report:

         (A) Purchases or sales effected for any account over which you have no direct or indirect influence or control;

         (B) Purchases you made solely with the dividend proceeds received in a dividend reimbursement plan or that are part of an automatic payroll deduction plan, where you purchased a security issued by your employer;

         (C) Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, as long as you acquired these rights from the issuer, and sales of such rights;

         (D) Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a bona fide margin call; and

         (E)      Purchases or sales of any of the following securities:

o        Direct obligations of the U.S. government;

o Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

o Shares issued by registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.

                                                          PART B
         Interested Trustees, Fund Officers and Natural Control Persons

I.                REQUIRED REPORTS

         (A)      Initial Holdings Report.

                  You must submit a listing of all securities you beneficially own, as well as all of your securities accounts, as of the date you first become subject to this Code's reporting requirements. You must submit this list to the Review Officer within 10 days of the date you first become subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Appendix D.

         (B)      Annual Holdings Reports.

                  Each year, you must submit to the Review Officer a listing of all securities you beneficially own, as well as all of your securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual Holdings Report Form is attached as Appendix E.

         (C)      Quarterly Transaction Reports.

                  (1) Each quarter, you must report all of your securities transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarter Personal Securities Transactions Report Form is attached as Appendix B.

                  (2) If you had no reputable transactions and did not own any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

II.               WHAT MUST BE INCLUDED IN YOUR REPORTS?

         You must report all transactions in securities that: (i) you directly or indirectly beneficially own; or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. You must also report all of your accounts in which any securities were held for your direct or indirect benefit.


III.              WHAT MAY BE EXCLUDED FROM YOUR REPORTS?

         You are not required to detail or list the following items on your reports:


         (A) Purchases or sales effected for any account over which you have no direct or indirect influence or control;

         (B) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a security issued by your employer;

         (C) Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, as long as you acquired these rights from the issuer, and sales of such rights;

         (D) Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a bona fide margin call; and

         (E)      Purchases or sales of any of the following securities:

o        Direct obligations of the U.S. government;

o Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

o Shares issued by registered, open-end investment companies.


         You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.


IV.      PRE-APPROVAL OF IPOs AND LIMITED OFFERINGS FOR NATURAL CONTROL PERSONS

         Natural control persons must obtain approval from the Review Officer before directly or indirectly acquiring beneficial ownership of any securities in an IPO or limited offering. The Review Officer will create a written report detailing any approvals granted for such an acquisition, including the rationale supporting the decision. These records will be maintained for at least five years after the end of the fiscal year in which the approval is granted.

                                   APPENDIX A
                                   Definitions

                                  General Note

                        The  definitions  and terms  used in this Code of Ethics
                     are intended to mean the same as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in this Code is not defined, you should follow the definitions and meanings in the
                      1940 Act or other federal securities laws, as applicable.


Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control means the same as that under in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting security is presumed to give the holder thereof control over the company. This presumption may be countered by the facts and circumstances of a given situation.

High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody's Investors Service). Independent trustee means a trustee of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or
Section 15(d) of the Securities Exchange Act of 1934.

Interested trustee means a trustee of a Fund who is an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.


Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).


Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

Security means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, or shares issued by registered, open-end investment companies.

A security held or to be acquired by a Fund (or any Portfolio) means: (A) any security which, within the most recent 15 days (i) is or has been held by the Fund (or any Portfolio), or (ii) is being or has been considered by the Fund's adviser or sub-adviser for purchase by the Fund (or any Portfolio); and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any security.

A security is being purchased or sold by the Fund (or any Portfolio) from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Fund (or Portfolio) until the program has been fully completed or terminated.

A security is being considered for purchase or sale for a Fund when a security is identified as such by an investment adviser to the Fund.


                                   APPENDIX B
                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person:
                                          ----------------------------------------
                                          ----------------------------------------
Calendar Quarter Ended:
-------------------------------------     ----------------------------------------
                                          ----------------------------------------
Date Report Due:
-------------------------------------     ----------------------------------------
                                          ----------------------------------------
Date Report Submitted:
-------------------------------------     ----------------------------------------

Securities Transactions
------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------

                                                     Principal Amount,
                                                     Maturity Date and                                 Name of Broker,
                   Name of Issuer                    Interest Rate (if                                  Dealer or Bank
                    and Title of        No. of          applicable)                                       Effecting
     Date of          Security        Shares (if                              Type of                    Transaction
   Transaction                        applicable)                           Transaction       Price
------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------
------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------

------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------
------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------

------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------
------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------

------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------
------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------

------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------

If you had no securities transactions to report for the quarter, please check here.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities listed above, please describe below and indicate which securities are at issue:

--------------------------------------------------------------------------------
Securities Accounts
If you established a securities account during the quarter, please provide the following information:

---------------------------------------- --------------------------------------- ---------------------------------------

    Name of Broker, Dealer or Bank            Date Account was Established           Name(s) on and Type of Account
---------------------------------------- --------------------------------------- ---------------------------------------
---------------------------------------- --------------------------------------- ---------------------------------------

---------------------------------------- --------------------------------------- ---------------------------------------
---------------------------------------- --------------------------------------- ---------------------------------------

---------------------------------------- --------------------------------------- ---------------------------------------
---------------------------------------- --------------------------------------- ---------------------------------------

---------------------------------------- --------------------------------------- ---------------------------------------
If you did not establish any securities accounts during the quarter, please check here.

I certify that I have included in this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

--------------------               ----------------
Signature                          Date



                                   APPENDIX C
                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person:
                                          ----------------------------------------
                                          ----------------------------------------
Calendar Quarter Ended:
-------------------------------------     ----------------------------------------
                                          ----------------------------------------
Date Report Due:
-------------------------------------     ----------------------------------------
                                          ----------------------------------------
Date Report Submitted:
-------------------------------------     ----------------------------------------

Securities Transactions
------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------

                                                     Principal Amount,
                                                     Maturity Date and                                 Name of Broker,
                   Name of Issuer                    Interest Rate (if                                  Dealer or Bank
                    and Title of        No. of          applicable)                                       Effecting
     Date of          Security        Shares (if                              Type of                    Transaction
   Transaction                        applicable)                           Transaction       Price
------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------
------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------

------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------
------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------

------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------
------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------

------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------
------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------

------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------

If you had no securities transactions to report for the quarter, please check here.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue:



Securities Accounts
If you established a securities account during the quarter, please provide the following information:

---------------------------------------- --------------------------------------- ---------------------------------------

    Name of Broker, Dealer or Bank            Date Account was Established           Name(s) on and Type of Account
---------------------------------------- --------------------------------------- ---------------------------------------
---------------------------------------- --------------------------------------- ---------------------------------------

---------------------------------------- --------------------------------------- ---------------------------------------
---------------------------------------- --------------------------------------- ---------------------------------------

---------------------------------------- --------------------------------------- ---------------------------------------
---------------------------------------- --------------------------------------- ---------------------------------------

---------------------------------------- --------------------------------------- ---------------------------------------
If you did not establish any securities accounts during the quarter, please check here.

I certify that I have included in this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

--------------------               ----------------
Signature                          Date



                                   APPENDIX D
                             INITIAL HOLDINGS REPORT

Name of Reporting Person:
                                                      ----------------------------------------
                                                      ----------------------------------------
Date Person Became Subject to the Code's
     Reporting Requirements:
                                                      ----------------------------------------
                                                      ----------------------------------------
Information in Report Dated As Of:                                                             [Note: Date person became
                                                                                               subject and as of date should be
                                                                                               the same.]
                                                      ----------------------------------------
                                                      ----------------------------------------
Date Report Due:
                                                      ----------------------------------------
                                                      ----------------------------------------
Date Report Submitted:
                                                      ----------------------------------------

Securities Transactions
---------------------------------------- ---------------------- ----------------------------------------------------------


          Name of Issuer and                 No. of Shares          Principal Amount, Maturity Date and Interest Rate
           Title of Security                (if applicable)                          (if applicable)
---------------------------------------- ---------------------- ----------------------------------------------------------
---------------------------------------- ---------------------- ----------------------------------------------------------

---------------------------------------- ---------------------- ----------------------------------------------------------
---------------------------------------- ---------------------- ----------------------------------------------------------

---------------------------------------- ---------------------- ----------------------------------------------------------
---------------------------------------- ---------------------- ----------------------------------------------------------

---------------------------------------- ---------------------- ----------------------------------------------------------
---------------------------------------- ---------------------- ----------------------------------------------------------

---------------------------------------- ---------------------- ----------------------------------------------------------
If you have no securities holdings to report, please check here.

If you do not want this report to be considered as an admission that you have beneficial ownership of one or more securities listed above, please describe below and indicate which securities are at issue:


Securities Accounts
-------------------------------------------------- -----------------------------------------------

         Name of Broker, Dealer or Bank                    Name(s) on and Type of Account
-------------------------------------------------- -----------------------------------------------
-------------------------------------------------- -----------------------------------------------

-------------------------------------------------- -----------------------------------------------
-------------------------------------------------- -----------------------------------------------

-------------------------------------------------- -----------------------------------------------
-------------------------------------------------- -----------------------------------------------

-------------------------------------------------- -----------------------------------------------
-------------------------------------------------- -----------------------------------------------

-------------------------------------------------- -----------------------------------------------
If you have no securities accounts to report, please check here.

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

---------------------              --------------
Signature                          Date



                                   APPENDIX E
                             ANNUAL HOLDINGS REPORT

Name of Reporting Person:
Information in Report Dated As Of:                                                             [Note: Information should be
                                                                                               dated no more than 30 days
                                                                                               before report is submitted.]
                                                      ----------------------------------------
                                                      ----------------------------------------
Date Report Due:
                                                      ----------------------------------------
                                                      ----------------------------------------
Date Report Submitted:
                                                      ----------------------------------------
Calendar Year Ended:  December 31, __

Securities Transactions
---------------------------------------- ---------------------- ----------------------------------------------------------


          Name of Issuer and                 No. of Shares          Principal Amount, Maturity Date and Interest Rate
           Title of Security                (if applicable)                          (if applicable)
---------------------------------------- ---------------------- ----------------------------------------------------------
---------------------------------------- ---------------------- ----------------------------------------------------------

---------------------------------------- ---------------------- ----------------------------------------------------------
---------------------------------------- ---------------------- ----------------------------------------------------------

---------------------------------------- ---------------------- ----------------------------------------------------------
---------------------------------------- ---------------------- ----------------------------------------------------------

---------------------------------------- ---------------------- ----------------------------------------------------------
---------------------------------------- ---------------------- ----------------------------------------------------------

---------------------------------------- ---------------------- ----------------------------------------------------------
If you have no securities holdings to report, please check here.

If you do not want this report to be considered as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.


Securities Accounts
-------------------------------------------------- -------------------------- ----------------------------------------------

         Name of Broker, Dealer or Bank                Date Account was              Name(s) on and Type of Account
                                                          Established
-------------------------------------------------- -------------------------- ----------------------------------------------
-------------------------------------------------- -------------------------- ----------------------------------------------

-------------------------------------------------- -------------------------- ----------------------------------------------
-------------------------------------------------- -------------------------- ----------------------------------------------

-------------------------------------------------- -------------------------- ----------------------------------------------
-------------------------------------------------- -------------------------- ----------------------------------------------

-------------------------------------------------- -------------------------- ----------------------------------------------
If you have no securities accounts to report, please check here.

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

---------------------              --------------
Signature                          Date

1

                                   APPENDIX F
                            COMPLIANCE CERTIFICATION

                              Initial Certification

I certify that I:  (i)          have received, read and reviewed the Joint Code of Ethics of the Wells Fargo Funds;
                                (ii)           understand the policies and procedures in the Code;
                                (iii)          recognize that I am subject to such policies and procedures;
                                (iv)           understand the penalties for non-compliance;
                                (v)            will fully comply with the Code of Ethics; and
                                (vi)           have fully and accurately completed this Certificate.

Signature:
                             -----------------------------------------------------------------
Name:                                                                                          (Please print)
                             -----------------------------------------------------------------
Date Submitted:
                             -----------------------------------------------------------------
Date Due:
                             -----------------------------------------------------------------

---------------------------- ----------------------------------------------------------------- ----------------------------------

Annual Certification

I certify that I:  (i)          have received, read and reviewed the Joint Code of Ethics of the Wells Fargo Funds;
                                (ii)      understand the policies and procedures in the Code;
                                (iii)     recognize that I am subject to such policies and procedures;
                                (iv)      understand the penalties for non-compliance;
                                (v)       have completed with the Code of Ethics and any related procedures;
                                (vi)      have fully disclosed any exceptions to my compliance with the Code;
                                (vii)     will fully comply with the Code of Ethics; and
                                (viii)    have fully and accurately completed this Certificate.
EXCEPTION(S):


-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


Signature:
                             -----------------------------------------------------------------
Name:                                                                                          (Please print)
                             -----------------------------------------------------------------
Date Submitted:
                             -----------------------------------------------------------------
Date Due:

                                                            EX-99.B(p)(2)


                                WELLS FARGO BANK
                                 CODE OF ETHICS
                            Adopted Under Rule 17j-1
                             Effective July 12, 2000


Wells Fargo Bank (the Bank) is confident that its officers, directors and employees act with integrity and good faith. The Bank recognizes, however, that personal interests may conflict with those of the investment companies it advises where its officers, directors or employees:

o        Know about present or future portfolio transactions, or

o        Have the power to influence portfolio transactions; and

o        Engage in personal transactions in securities.

In an effort to prevent these conflicts and in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the 1940 Act), the Bank has adopted this Code of Ethics (the Code) to prohibit transactions that create or may create conflicts of interest, and to establish reporting requirements and enforcement procedures.

I.                About the Bank

         The Bank is a national bank that is primarily engaged in traditional banking activities and other financial services. The Bank also serves as investment adviser to various investment companies registered under the 1940 Act. As an investment adviser to the registered investment companies, the Bank is required to adopt a code of ethics under Rule
         17j-1. Rule 17j-1 requires all investment advisers for registered investment companies to adopt a code of ethics, but permits advisers that, like the Bank, are "primarily engaged in a business or businesses other than advising [registered investment companies] or other advisory clients " to adopt codes that govern a more narrow universe of "access persons."1 The Bank has adopted this Code to comply with the requirements under Rule 17j-1 for such investment advisers.

II.               About this Code of Ethics.

         The Code sets forth general prohibitions and requirements, which are included under Section IV (Statement of General Principles) and Section V (Prohibitions Regarding Conduct of Covered Persons). This Code also sets forth reporting obligations and specific prohibitions on securities transactions, which are included under Section VI (Reporting Obligations of Advisory Persons) and Section VII (Prohibitions Regarding Securities Transactions by Advisory Persons). The remainder of the Code sets forth review, enforcement, recordkeeping responsibilities (Sections IX and X), and miscellaneous information (Section XI). Underlined terms are defined in the Glossary.

NOTE: Persons covered by this Code are also subject to and required to comply with the Bank's Code of Ethics and Business Conduct, including the limitations therein regarding directorships and the receipt of gifts.

III.              Who is Covered by the Code of Ethics?

         (a)      Bank Officers, Directors and Employees.

                  This Code of Ethics applies to each officer, director and employee of the Bank:

o who, with respect to any registered investment company advised by the Bank (a Fund), makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made by the Bank to any Fund OR

o                          who, in  connection  with his or her duties,  obtains
                           any  information  about  securities   recommendations
                           being made by the Bank to any Fund.

         Throughout this Code, these persons are referred to as "Advisory Persons." Currently, the Bank does not have any Advisory Persons. The Bank has appointed sub-advisers to manage each Fund's assets on a discretionary basis. Thus, the sub-advisers, rather than the Bank, make recommendations to the Funds regarding purchases and sales of securities. As a result, the Bank itself neither manages the Funds' assets on a discretionary basis and nor make any securities recommendations to the Funds.

         (b)      Limited Purpose Advisory Persons.

         Although the Bank currently does not have any Advisory Persons, the Bank recognizes that certain of its officers and employees may from time to time obtain information regarding a security being purchased or sold or being considered for purchase by a Fund. For purposes of this Code, these officers and employees are called Limited Purpose Advisory Persons. Specifically, you are a Limited Purpose Advisory Person if you: are a Bank officer or employee; do not meet the definition of an Advisory Person; are not covered by a code of ethics adopted by a Fund's sub-adviser pursuant to Rule 17j-1; and obtaining information from time to time regarding securities being purchased or sold or being considered for purchase by a Fund while performing your regular functions for the Bank.

         The Review Officer, as defined below, will maintain a list of Limited Purpose Advisory Persons and will notify such persons of their obligations under this Code. The personal trading activities of Limited Purpose Advisory Persons are addressed in Section VIII below.

         (c)      Covered Persons.

         Throughout the Code, Advisory Persons and Limited Purpose Advisory Persons are collectively referred to as "Covered Persons."


IV.               Statement of General Principles.

         In recognition of the trust and confidence placed in the Bank by the Funds and their shareholders, and because the Bank believes that its operations should benefit the Funds and their shareholders, the Bank has adopted the following general principles to guide its Covered Persons.

         (a)      The Funds' and their shareholders' interests are paramount.
                    You must place their interests before your own.

         (b) You must accomplish all personal securities transactions in a manner that avoids a conflict of your personal interests with those of the Funds or their shareholders.

         (c) You must avoid actions or activities that allow you or your family to profit or benefit from your relationship with a Fund, or that bring into question your independence or judgment.

V.                Prohibition Against Fraud, Deceit and Manipulation.

         No Covered Person in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by any Fund may:

         (a)      employ any device, scheme or artifice to defraud any Fund;

         (b) make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (c)      engage in any act, practice or course of business which would operate as a fraud or deceit upon any Fund; or

         (d)      engage in any manipulative practice with respect to any Fund.

VI.               Reporting Obligations of Advisory Persons.

         (a)     Initial and Annual Reports of Securities Holdings and Accounts.

                  You must provide the Review Officer with a complete listing of all securities you beneficially own and all your securities accounts as of the date you first become subject to this Code's reporting requirements. You must submit this list to the Review Officer, as defined below, within 10 days of the date you first become subject to this Code's reporting requirements. Each following year, you must submit a revised list to the Review Officer as of a date no more than 30 days before you submit the list. An Initial and Annual Report of Securities Holdings and Accounts is included as Appendix A.

         (b)      Quarterly Reports.

                  Each quarter, you must report all securities transactions effected, as well as securities accounts you established, during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly Report is included as Appendix B.


                  If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note in the spaces provided on the report that you had no reportable items during the quarter, and return it, signed and dated.

         (c)      What Must Be Included in Your Reports?

                  You must report all transactions in securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. You also must report all of your accounts in which any securities were held for your direct or indirect benefit (e.g., brokerage accounts, certain bank accounts).

         (d)      What May Be Excluded from Your Reports?

                  You are not required to include the following securities, transactions or accounts on your reports:

                  (1) Purchases or sales effected for any account over which you have no direct or indirect influence or control;

                  (2) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a security issued by your employer;

                  (3) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, as long as you acquired these rights from the issuer, and sales of such rights;

                  (4) Purchases or sale that are non-volitional, including purchases or sales upon exercise of written puts or calls, and sales from a margin account to a bona fide margin call;

                  (5) Purchases of direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares issued by registered, open-end investment companies.

         As indicated on the reports, you may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in a security included in the report.

         (e)      Duplicate Broker Confirmations.

                  You must direct your broker to send the Review Officer (as defined below) on a timely basis duplicate copies of confirmations of all personal securities transactions and copies of periodic statements. This includes confirmations and statements for transactions in Fund shares.

         (f) Initial and Annual Certification of Compliance with the Code of Ethics.

                  Within 10 days of becoming an Advisory Person, and each year thereafter, you must complete the Certification Form, included as Appendix C.

VII.              Prohibitions Regarding Securities Transactions by Advisory
                  Persons.

         (a)      Initial Public Offerings.

                  You cannot acquire any securities in an initial public offering.

         (b)      Limited Offerings.

                  You cannot acquire any securities in a limited offering (e.g., private placement).

         (c)      Blackout Periods on Personal Securities Transactions.

                  (1) You cannot purchase or sell, directly or indirectly, a security in which you had (or by reason of the transaction acquire) any beneficial ownership on a day that any Fund has an unexpected buy or sell order in the same (or a related) security until the Funds order is executed or withdrawn.

                  (2) You cannot purchase or sell, directly or indirectly, any security in which you had (or by reason of such transaction acquire) any beneficial ownership at any time within 7 calendar days before or after the time that the same (or a related) security is being purchased or sold by any Fund that you manage or for which you trade.

                  (3) You cannot purchase or sell, directly or indirectly, any security in which you had (or by reason of the transaction acquire) any beneficial ownership at any time within 7 calendar days before or after you have issued an investment recommendation regarding that (or a related) security.

         (d)      Ban on Short-Term Trading Profits.

                  You cannot profit from buying and selling, or selling and buying, the same security (or its equivalent) within 60 calendar days. For purpose of counting the 60 days, multiple transactions in the same security will be counted in such a manner as to produce the shortest time period between transactions.


                  This prohibition includes short sales. Exercised options are excluded, but profitable purchases and sales of options occurring within 60 days are prohibited. Sales at original purchase price or at a loss are not prohibited. All other exceptions require the advance written approval from the Review Officer (as defined below).

VIII.             Limited Purpose Advisory Persons.

As a Limited Purpose Advisory Person, you must comply with the certification requirement in Section VI.(f) above. You also must comply with the prohibitions described below, but only with respect to those securities about which you obtain information regarding a security being purchased or sold by a Fund or being considered for purchase by a Fund while performing your regular Bank functions.

         (a)      Blackout Period on Personal Securities Transactions.

                  If you obtain information regarding a security being purchased or sold by a Fund or being considered for purchase by a Fund, you cannot purchase or sell, directly or indirectly, that security (or by reason of the transaction acquire any beneficial ownership in that security) while such security is being purchased or sold or is being considered for purchase by a Fund. Further, you cannot purchase or sell that security (or by reason of the transaction acquire any beneficial ownership in that security) at any time during the 7 calendar days after the same (or a related) was purchased or sold by a Fund.

         (b)      Ban on Short-Term Trading Profits.

                  If you obtain information regarding a security being purchased or sold by a Fund or being considered for purchase by a Fund, you cannot profit from buying and selling, or selling and buying, the same security (or its equivalent) within 60 calendar days. This includes short sales. Exercised options are excluded, but profitable purchases and sales of options occurring within 60 days are prohibited. Sales at original purchase price or at a loss are not prohibited. All other exceptions require the advance written approval from the Review Officer (as defined below).

IX.               Review and Enforcement of the Code.

         (a)      Appointment of a Review Officer.

                  A review officer (the Review Officer) will perform the duties described below.  The Review Officer is Ms. Dorothy Peters.

         (b)      The Review Officer's Duties and Responsibilities.

                  (1) The Review Officer will identify each person who is covered by this Code, as well as each person who is required to report under the Code. The Review Officer will inform each person of his or her status under the Code and applicable reporting and other requirements no later than 10 days before the first quarter in which he or she is obligated to begin reporting.

                  (2) The Review Officer will, on a quarterly basis, compare reported personal securities transactions with each Fund's completed portfolio transactions during the quarter covered by the reports to determine whether a Code violation may have occurred. The Review Officer also will compare reported personal securities transactions with a list of securities that were considered for purchase by the Fund during the quarter covered by the reports, and otherwise review the personal securities transactions to determine whether a Code violation may have occurred. The Review Officer may request additional information or take any other appropriate measure that the Review Officer decides is necessary to aid in this determination.

                  (3) Before determining that a person has violated the Code, the Review Officer must give the person an opportunity to supply explanatory material. No person is required to participate in a determination of whether he or she has committed a Code violation or of the imposition of any sanction against himself or herself.

                  (4) If required, the Review Officer will submit his or her own reports to an Alternate Review Officer who will fulfill the duties of the Review Officer with respect to such reports. If a securities transaction of the Review Officer is under review for a possible violation, an officer of the Bank will act for the Alternate Review Officer for purposes of this Section IX.

         (c)      Sanctions.

                  If the Review Officer finds that a person violated the Code, the Review Officer may: (i) impose upon the person a notice or notices of censure; (ii) notify appropriate Bank personnel for further action; and/or (iii) recommend specific sanctions to appropriate Bank personnel, such as suspension for one week or more without pay, reductions in leave, elimination of [discretionary] bonuses and similar payments, disgorgement of profits, dismissal and referral to authorities.

X.                Recordkeeping.

         The Bank will maintain records as set forth below, which will be made available for examination by representatives of the Securities and Exchange Commission and other regulatory entities.

         (a) A copy of this Code and any other code of the Bank, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

         (b) A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

         (c) A copy of each report submitted under this Code will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

         (d) A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, and a list of those persons who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

         (e) A copy of each annual issues and certification report, as required by Section XI.(c) of this Code, must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

XI.               Miscellaneous.

         (a) Confidentiality. All reports and other information submitted to the Bank pursuant to this Code will be treated as confidential, provided that such reports and information may be produced to the Securities and Exchange Commission and other regulatory authorities.

         (b)      Interpretation of Provisions.  The Bank may from time to time adopt such interpretations of this Code as appropriate.

         (c) Annual Issues and Certification Report. At least once a year, the Review Officer will provide each Fund with a written report that:

                  (1) describes issues that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violations, and any resulting sanctions; and

                  (2) certifies to the Fund's board of directors or trustees that the Bank has adopted procedures necessary to prevent any of its access persons, as defined under Rule 17j-1, from violating the Code.

Adopted:  ___________________, 2000

                                    GLOSSARY

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934. You should generally consider yourself the beneficial owner of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.


High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody's Investors Service).


Initial public offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.


Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506.


Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.


Security means the same as that set forth in Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares issued by registered, open-end mutual funds.


A security held or to be acquired by a Fund means (A) any security that, within the most recent 15 days (i) is or has been held by the Fund, or (ii) is being or has been considered by the Fund's adviser or subadviser for purchase by the Fund, and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any security.


A security is being purchased or sold by a Fund from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Fund until the program has been fully completed or terminated.


A security is being considered for purchase by a Fund when a security is identified as such by the Fund's adviser or sub-adviser.

                                   APPENDIX A
          Initial and Annual Report of Securities Holdings and Accounts

Name of Reporting Person:  ______________________
Date Person Became Subject to the Code's Reporting Requirements: _____________ Information in Report Dated As Of: _________________
Date Report Due:  _________________
Date Report Submitted:  _______________
If this is your first list of securities holdings and accounts, please check here. 9 If this is an annual report, calendar year ended: __________________

Securities Holdings
---------------------------------------- -------------------------------- --------------------------------------------

            Name of Issuer                      Title of Security             Number of Shares, Principal Amount,
                                                                                Interest Rate and Maturity Date
                                                                                        (as applicable)
---------------------------------------- -------------------------------- --------------------------------------------
---------------------------------------- -------------------------------- --------------------------------------------

---------------------------------------- -------------------------------- --------------------------------------------
---------------------------------------- -------------------------------- --------------------------------------------

---------------------------------------- -------------------------------- --------------------------------------------
---------------------------------------- -------------------------------- --------------------------------------------

---------------------------------------- -------------------------------- --------------------------------------------
---------------------------------------- -------------------------------- --------------------------------------------

---------------------------------------- -------------------------------- --------------------------------------------
If you have no securities holdings to report, please check here.  9

If you do not want this report to be considered as an admission that you have beneficial ownership of one or more securities listed above, please describe below and indicate which securities are at issue:


Securities Accounts
---------------------------------------- ---------------------------------------- ------------------------------------

    Name of Broker, Dealer or Bank           Name(s) on and Type of Account            Date Account Established
                                                                                       (for annual reports only)
---------------------------------------- ---------------------------------------- ------------------------------------
---------------------------------------- ---------------------------------------- ------------------------------------

---------------------------------------- ---------------------------------------- ------------------------------------
---------------------------------------- ---------------------------------------- ------------------------------------

---------------------------------------- ---------------------------------------- ------------------------------------
---------------------------------------- ---------------------------------------- ------------------------------------

---------------------------------------- ---------------------------------------- ------------------------------------
---------------------------------------- ---------------------------------------- ------------------------------------

---------------------------------------- ---------------------------------------- ------------------------------------

If you have no securities accounts to report, please check here.  9

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Wells Fargo Bank Code of Ethics.

---------------------              --------------
Signature                          Date

                                   APPENDIX B
                                Quarterly Report

Name of Reporting Person:  _____________________
Calendar Quarter Ended:  _______________________
Date Report Due:  ___________ 10,200  __________
Date Report Submitted:  _______________________

Securities Transactions
-------------- -------------- ----------- ------------------- -------------- --------- -------------------------------
                                            No. of Shares
    Name                                   Principal Amt.,
     of           Date of      Title of     Interest Rate,       Type of                 Name of Broker, Dealer or
   Issuer       Transaction    Security     Maturity Date      Transaction    Price          Banking Effecting
                                           (as applicable)                                      Transaction
-------------- -------------- ----------- ------------------- -------------- --------- -------------------------------
-------------- -------------- ----------- ------------------- -------------- --------- -------------------------------

-------------- -------------- ----------- ------------------- -------------- --------- -------------------------------
-------------- -------------- ----------- ------------------- -------------- --------- -------------------------------

-------------- -------------- ----------- ------------------- -------------- --------- -------------------------------
-------------- -------------- ----------- ------------------- -------------- --------- -------------------------------

-------------- -------------- ----------- ------------------- -------------- --------- -------------------------------
-------------- -------------- ----------- ------------------- -------------- --------- -------------------------------

-------------- -------------- ----------- ------------------- -------------- --------- -------------------------------
-------------- -------------- ----------- ------------------- -------------- --------- -------------------------------

-------------- -------------- ----------- ------------------- -------------- --------- -------------------------------

If you had no reportable securities transactions during the quarter, please check here.  9

If you do not want this report to be considered as an admission that you have beneficial ownership of one or more securities listed above, please describe below and indicate which securities are at issue:


Securities Accounts
---------------------------------------- ---------------------------------------- ------------------------------------

    Name of Broker, Dealer or Bank           Name(s) on and Type of Account          Date Account was Established
---------------------------------------- ---------------------------------------- ------------------------------------
---------------------------------------- ---------------------------------------- ------------------------------------

---------------------------------------- ---------------------------------------- ------------------------------------
---------------------------------------- ---------------------------------------- ------------------------------------

---------------------------------------- ---------------------------------------- ------------------------------------
---------------------------------------- ---------------------------------------- ------------------------------------

---------------------------------------- ---------------------------------------- ------------------------------------

If you did not establish any securities accounts during the quarter, please check here. 9

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Wells Fargo Bank Code of Ethics.

--------------------               ----------------
Signature                          Date

                                   APPENDIX C
                               Certification Form

TO:               Review Officer
FROM:             ___________________
DUE DATE:         ___________________
RE:               Wells Fargo Bank Code of Ethics Certification

------------------------------------------------------------------------------

Initial Certification

I CERTIFY THAT (1) I HAVE READ AND UNDERSTAND THE WELLS FARGO BANK CODE OF ETHICS, (2) I AM AWARE THAT I AM SUBJECT TO THE PROVISIONS OF THIS CODE, AND (3) I WILL FULLY COMPLY WITH THIS CODE.

Name (print):              _________________________

Position:                  _________________________

Signature:                 _________________________

Date:                      _________________________

------------------------------------------------------------------------------

Annual Certification

I CERTIFY THAT (1) I HAVE READ AND UNDERSTAND THE WELLS FARGO BANK CODE OF ETHICS, (2) I AM AWARE THAT I AM SUBJECT TO THE PROVISIONS OF THIS CODE, (3) I HAVE COMPLIED WITH THIS CODE AT ALL TIMES DURING THE PREVIOUS CALENDAR YEAR, (4) I HAVE, DURING THE PREVIOUS CALENDAR YEAR, REPORTED ANY AND ALL SECURITIES HOLDINGS, TRANSACTIONS AND ACCOUNTS THAT I AM REQUIRED TO REPORT PURSUANT TO THE CODE, AND (5) I WILL FULLY COMPLY WITH THE CODE.

Name (print):              _________________________

Position:                  _________________________

Signature:                 _________________________

Date:                      _________________________

5

                                                          EX-99.B(p)(5)

                        Galliard Capital Management, Inc.
                                 Code of Ethics

                                   Adopted Pursuant   to  Rule   204-2   of  the
                                           Investment  Advisers  Act of 1940 and
                                           Rule 17j-1 of the Investment  Company
                                           Act of 1940

INTRODUCTION
         This Code of Ethics has been adopted by Galliard Capital Management, Inc. ("Galliard"), a registered investment adviser, in connection with investment advisory services it provides to its clients, including certain of the investment portfolios of registered investment companies (each a "Fund") and various other institutional accounts (together, "Customer Accounts"). For the purpose of this Code, all Galliard Employees are considered "access persons" as defined in the Investment Company Act of 1940 and therefore any requirements that apply to "access persons" under this Code relative to any Fund advised by Galliard apply to all Galliard Employees.

         This Code contains standards and procedures intended to assure that Employees of Galliard do not use any information concerning the investments or investment intentions of a Customer Account or their ability to influence such investment intentions for personal gain or in a manner detrimental to the interests of a Customer Account.

         All Employees of Galliard, which is a wholly owned subsidiary of Wells Fargo & Company, must also comply with the Wells Fargo Code of Ethics and Wells Fargo Insider Trading Policy as outlined in the Wells Fargo Employee Handbook.

         The Code of Ethics Procedures, and forms for transaction pre-approval and reporting requirements are incorporated into this Code of Ethics and attached as Appendix A.

SECTION 1.          PROHIBITED TRANSACTIONS

(a) Securities Transactions. No Employee may purchase any Security held in a Fund or other Customer Account advised by Galliard.

(b) Undue Influence; Disclosure of Personal Interest. No Employee shall cause or attempt to cause any Customer Account to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Employee. No Employee shall recommend any Securities transactions for a Customer Account without having disclosed his or her interest, if any, in such Securities or the issuer thereof, including, without limitation:

         (i) his or her direct or indirect beneficial ownership of any Securities of such issuer,

         (ii)     any position with such issuer or its affiliates, and

         (iii) any present or proposed business relationship between such issuer or its affiliates and the Employee or any party in which the Employee has a significant interest.

For the purposes of (b)(i) above, "beneficial ownership" means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder, which includes any securities in which an Employee has a direct or indirect pecuniary interest. In addition, Employees are considered beneficial owner of any securities held by their spouse, minor children, a relative who shares their home, or other persons by reason of any contract, arrangement, understanding or relationship that provides Employee with sole or shared voting or investment power.

(c) Investment Opportunities. All Employees are expressly prohibited from taking personal advantage of any investment opportunity which is eligible for a Customer Account. Compliance Manager will closely review any personal transactions which might be eligible for a Customer Account but are otherwise "not under consideration" as defined by the Code for a conflict of interest.

(d) Confidentiality. Except as required in the normal course of carrying out an Employee's business responsibilities, Employees are prohibited from revealing information relating to the investment intentions or activities of any Customer Account or otherwise identifying Securities that are being considered for purchase or sale on behalf of any Customer Account.



SECTION 2.          PRE-APPROVAL OF SECURITIES TRANSACTIONS

(a) Every Employee must obtain written pre-approval from the Compliance Manager, for any proposed purchase or sale of a taxable, fixed income security, any initial public offering (IPO) of any type of security, or for any private placement transaction (PPT) for any type of security for an account in which the Employee has a direct or indirect beneficial ownership. A form for the purpose of obtaining pre-approval is included in Appendix A.

(b) Pre-approval is not required for other transactions including, but not limited to, the following transactions:

         (i) purchases or sales of equity or equity-related securities or tax-exempt municipal bond issues except IPO's and PPT's as outlined above;

         (ii) purchases or sales for any account over which an Employee has no direct or indirect influence or control; or

         (iii) purchases made in the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were initially acquired from the issuer.

(c)      Purchase or sale of a Security will be prohibited if that Security:

         (i)      is being considered for purchase or sale for any Customer
Account; or

         (ii)     is being purchased or sold for any Customer Account; or

         (iii)    is currently held in any customer account, or

         (iv) involves use or possession by the Employee of material non-public information. Employee is directed to the Wells Fargo & Company policy and requirements for dealing with material non-public information.

(d) Pre-approval shall be effective for one business day following the day on which granted.

(e) Employee should understand that obtaining approval does not preclude the possibility of a potential conflict appearing after the time of the trade. As a result, Employee may be required to "unwind" pervious trades, even those that were previously approved under this policy.

SECTION 3.          EMPLOYEE REPORTING REQUIREMENTS

(a) Personal Holdings Disclosure Requirements. Every Employee is required to disclose within 10 days of initial employment, all personal Security holdings and personal security accounts using the form provided in Appendix A. Additionally, each Employee shall disclose annually all personal Security holdings and personal security accounts using the form in Appendix A. These reports must, at a minimum, include the shares, principal amount and identity of every Security held except those outlined in Section 6(d).

(b) Duplicate Trade Confirmation Requirement. In lieu of a quarterly reports of security transactions as provided in Rule 17j-1, every Employee must direct his/her broker(s) to supply on a timely basis, duplicate copies of confirmations of all personal securities transactions for all accounts in which the Employee has any beneficial ownership. Duplicate trade confirmations are not required with respect to transactions effected for any account over which the Employee does not have any direct or indirect influence or control or for those exceptions outlined in Section 6(d).

(c) All reports are to be filed with the Galliard Manger. The Galliard Compliance Manager, will promptly review all reports and transactions to assure compliance with this Code. Forms of reports for compliance can be found in Appendix A.

SECTION 4.          SANCTIONS

    (a) Sanctions. An Employee who violates the restrictions contained in this Code will be subject to disciplinary action, including disgorgement of profits made or losses avoided, and/or dismissal.

    (b) Notification to Funds. The President of Galliard, or his/her designee shall notify the Board of Trustees of the Funds of each violation of this Code by any Employee and of any sanctions applied with respect thereto.

SECTION 5.          EXCEPTIONS

The Compliance Manager after consulting with the President of Galliard, may grant exceptions to the policies contained in this Code in appropriate circumstances.

SECTION 6.          DEFINITIONS

(a)      "Employee"  means any director, officer or employee of Galliard.

(b) "being considered for purchase or sale" means, with respect to a security, any security eligible for Galliard clients' portfolio for which a security file has been established and/or the issuer is in the corporate issuer data base.

(c) "control" shall mean the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

(d) "Security" shall mean a security as defined in Section 2(a)(36) of the Investment Company Act of 1940 (the "Act"); provided, however, that the term security shall not include:

         (i) direct obligations of the Government of the United States or its agencies;

         (ii) high quality short-term debt instruments, including, but not limited to, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements covering any of the foregoing, and, other money market instruments as determined by Galliard;

         (iii) shares of registered open-end investment companies (i.e., mutual funds); and

         (iv) shares of the common stock of Wells Fargo & Company. Employees are reminded of their responsibilities/restrictions for employees of Wells Fargo regarding Wells Fargo securities and common stock activity under the Insider Trading Policy of Wells Fargo.

Amended and Approved Effective June 28, 2000.

-----------------------------------------------------------------
Managing Partner
-----------------------------------------------------------------

-----------------------------------------------------------------
Managing Partner
-----------------------------------------------------------------

-----------------------------------------------------------------
-----------------------------------------------------------------
Managing Partner
-----------------------------------------------------------------

                        Galliard Capital Management, Inc.

                                 Code of Ethics



                                   Appendix A

                                                     2
                        Galliard Capital Management, Inc.

                            Code of Ethics Procedures


Policy: The Managing Partner of Galliard in charge of compliance shall be the responsible for administrating the Code of Ethics including all procedures, reporting, reviews and approvals required by the Code, and shall designate the Compliance Manager if different than himself.

Procedure:


1.       Initial Employee Acknowledgement

o Compliance Manager shall review the Galliard and Wells Fargo Code of Ethics with all new employees promptly upon arrival at Galliard.

o Employee shall complete the Employee Initial Acknowledgement form and return to compliance manager by the 10th day of employment.

o Compliance Manager shall review holdings and inform Employee of any conflict of interest or other issues with the Code. Employee shall take such action as required to comply with the Code.


2.       Annual Review of Code of Ethics

o Each year by February 28th, Compliance Manager shall set up a meeting to review the Galliard Code of Ethics, Wells Fargo Code of Ethics and AIMR Code of Ethics with all Employees. Attendance will be recorded.

o Those Employees who cannot attend, will receive the review materials individually and acknowledge they have reviewed all materials presented and the Codes.

o Compliance Manager shall report the review is completed to appropriate Wells Fargo Code Administrator as required by the Wells Fargo Code of Ethics.


3.       Annual Employee Acknowledgment

o Every Employee is required to complete the Annual Employee Acknowledgement form and return it to the compliance manager for review by February 28.

o Compliance Manager shall review all Employee holdings and inform Employee of any conflict of interest or other issues with the Code. Employee shall take such action as required to comply with the Code.


4.       Review of Security Transactions

o Employees are required to have duplicate confirmations for all non-exempt personal security transactions in all personal securities accounts promptly forwarded to Compliance Manager.

o Compliance Manager shall review all transactions as received for potential conflicts of interest or other issues with the Codes.


5.       Pre-approval Process

o                 Employee   shall  complete   Request  for  Personal   Security
                  Pre-Approval form and submit it to Compliance Manager before any transaction requiring pre-approval under the Code.

o Compliance Manager shall promptly review all requests and notify Employee whether proposed transaction is approved or not approved.

o  Employee  shall  provide  final  details  of  transaction   through   regular
confirmation process or by other report.



                                          Galliard Capital Management, Inc.
----------------------------------------------------------------------------------------------------------------------
                                          Employee Initial Acknowledgement

Name
                        ----------------------------------------------------------------------------------------------
                        ----------------------------------------------------------------------------------------------
Telephone
                        ----------------------------------------------------------------------------------------------
                        ----------------------------------------------------------------------------------------------
Supervisor
                        ----------------------------------------------------------------------------------------------

Personal Holdings Disclosure

        I have attached a report that, at a minimum, includes the title, number of shares and principal amount of every non-exempt security that I have any beneficial ownership within all of my personal securities accounts listed below.

 I have no holdings except for those securities exempt by the Code.

Duplicate Trade Confirmation

   I have directed the following firms (list all firms and provide account numbers) with which I have received,  personal  securities  accounts to supply duplicate  copies of  confirmations  of all personal  securities
         transactions   for  all  accounts  in  which  I  have  any   beneficial
         ownership.*

             ------------------------------------------------------------------------------------------------------
             ------------------------------------------------------------------------------------------------------

             ------------------------------------------------------------------------------------------------------
             ------------------------------------------------------------------------------------------------------

             ------------------------------------------------------------------------------------------------------

I have no outside broker(s).
I hereby certify that the information  provided herein is complete and accurate.
I also  acknowledge  that I have reviewed and  understand  the Galliard  Capital
Management,  Inc.  Code of Ethics,  the Wells Fargo & Company Code of Ethics and
Wells  Fargo  Insider   Trading  Policy  and  have  complied  with  all  of  its
requirements.



-----------------------------------------        ------------------------------------------------------------------
Dated                                                                                   Signature





                                          Galliard Capital Management, Inc.
----------------------------------------------------------------------------------------------------------------------
                                           Employee Annual Acknowledgement

Name
                        ----------------------------------------------------------------------------------------------
                        ----------------------------------------------------------------------------------------------
Telephone
                        ----------------------------------------------------------------------------------------------
                        ----------------------------------------------------------------------------------------------
Supervisor
                        ----------------------------------------------------------------------------------------------

Personal Holdings Disclosure

   I have attached a report that, at a minimum, includes the identity, number of shares and principal amount of every non-exempt security that I have any beneficial ownership within all of my personal securities accounts listed below.

 I have no holdings except for those securities exempt by the Code.

Personal Securities Accounts Disclosure

I have personal securities accounts with the following firms (include firm and account numbers).

             ------------------------------------------------------------------------------------------------------
             ------------------------------------------------------------------------------------------------------

             ------------------------------------------------------------------------------------------------------
             ------------------------------------------------------------------------------------------------------

             ------------------------------------------------------------------------------------------------------

 I have no outside broker(s).

I hereby certify that the information  provided herein is complete and accurate.
I also  acknowledge  that I have received,  reviewed and understand the Galliard
Capital  Management,  Inc.  Code of Ethics,  the Wells  Fargo & Company  Code of
Ethics and Wells Fargo Insider Trading Policy and have complied with all of its requirements.



-----------------------------------------        ------------------------------------------------------------------
Dated                                                                                   Signature






                                          Galliard Capital Management, Inc.
----------------------------------------------------------------------------------------------------------------------
                               Request for Personal Security Transaction Pre-Approval

--------------------------------------------------------- -- ---------------------------------------------------------

Date and Time                                                Transaction Type
--------------------------------------------------------- -- ---------------------------------------------------------
--------------------------------------------------------- -- ---------------------------------------------------------

Requested by                                                 Security
--------------------------------------------------------- -- ---------------------------------------------------------
--------------------------------------------------------- -- ---------------------------------------------------------

Telephone                                                    Security Type
--------------------------------------------------------- -- ---------------------------------------------------------
--------------------------------------------------------- -- ---------------------------------------------------------

Division                                                     CUSIP
--------------------------------------------------------- -- ---------------------------------------------------------
--------------------------------------------------------- -- ---------------------------------------------------------

Supervisor                                                   # of Units
--------------------------------------------------------- -- ---------------------------------------------------------

In requesting Pre-Clearance for the above transaction, I certify that:

o I have read and agree to be bound by the Galliard Capital Management, Inc. Code of Ethics, and the Wells Fargo & Company Code of Ethics and Wells Fargo Insider Trading Policy. This proposed transaction would not violate any of the above.

o This trade will not compete with and is not in conflict with any recent or imminent security trade of a Fund or other client for which I am an Access Person.

o I have no knowledge that this security is currently being considered for purchase or sale by a Fund or other client.

o This trade is not being contemplated for the purpose of receiving personal financial gain in connection with any recent or imminent security trade of a Fund or by another client.

                                                                                                       Signed
                                                   Trade Approval
   Trade Approved                                                                     Trade Disapproved

By approving this trade, I certify that I am not aware of Reason for trade disapproval: any reason this trade is in conflict with any Wells Fargo policy, Galliard Policy or Fund.


------------------------------- ----------------------------                              ----------------------------
------------------------------- ----------------------------         -------------------------------------------------
Signed                                                                                                         Signed


------------------------------- ----------------------------         -------------------------------------------------
------------------------------- ----------------------------                              ----------------------------
Date and Time                                                                                                    Date
------------------------------- ---------------------------- ---------------------------- ----------------------------

Instructions for completion of form:
o   Complete all boxes and sign form.  Use a separate form for each security.
o Have Compliance Officer approve the transaction, or in his/her absence, another Galliard partner. o A copy of this form with original signatures must be filed with the Galliard, Inc. Compliance Officer. o Trade must be completed with one business day of approval, or re-approval must be obtained.



1 An adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50% of its total sales and revenues and more than 50% of its income (or loss), before income taxes and extraordinary items from the other business or businesses.

* Copies of broker(s) documentation are to be directed to the following:
Galliard Capital Management, Inc.
Attention:  Compliance Department
800 LaSalle Avenue, Suite 2060
Minneapolis, MN  55402-2033
2 High quality short-term debt instruments means any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.
3 Please note that Schroder Unit Trusts Limited does not currently accept investments by US Persons into Schroders UK authorized unit trusts.

4 An IPO is an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to reporting requirements under the federal securities laws.

5 A private placement is an offering of securities that are not registered under the Securities Act because the offering qualified for an exemption from the registration provisions.

6 As defined in Section 2(a)(19) of the Investment Company Act.

7 High quality short-term debt instruments means any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.
8 Please note that Schroder Unit Trusts Limited does not currently accept investments by US Persons into Schroders UK authorized unit trusts.

                                                          Page 4 of 4
                                                          Section:  A-8
                                                          EX-99.B(p)(6)

                          PEREGRINE CAPITAL MANAGEMENT
                                  Policy Manual

                           Use of Insider Information

SUMMARY Employees shall not purchase or sell securities on the basis of material, inside (nonpublic) information for their own account or for the accounts managed by Peregrine Capital Management, nor shall they disclose any material, inside information in their possession to others or recommend securities based on such information.

--------------------------------------------------------------------------------
STANDARDS
--------------------------------------------------------------------------------

1. Material inside (nonpublic) information is any information about a company or the market for the company's securities which has come directly or indirectly from the company and which has not been disclosed generally to the marketplace, the dissemination of which is likely to affect the market price of any of the company's securities or is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade in such securities.


2. Information should be presumed "material" if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, etc.


3. Information received about a company under circumstances which indicate that it is not yet in general circulation and that such information may be attributable, directly, or indirectly to the company (or its insiders) is deemed to be inside information.


4. Allocation of brokerage business to broker-dealers shall not be in consideration of the furnishing of material inside information.


5. If an employee has any question as to whether information is material or whether it is inside and not public, he or she must resolve the question or questions before trading, recommending trading, or divulging the information.


6. Employees shall not purchase or sell securities for their own account or for the accounts managed by Peregrine Capital Management on the basis of material, non-public information in their possession. Employees shall not disclose any material, inside information in their possession to others or recommend securities based on such information. Fiduciary responsibility does not require an employee to disregard the limitations imposed by the federal securities laws, particularly Rule 10b-5.


7. If there is any unresolved question whatsoever in an employee's mind as to the applicability or interpretation of the foregoing standards of the propriety of any desired action, the matter must be discussed with Peregrine's President or Compliance Director and the Legal Division of Norwest prior to trading or recommending trading.


8. Employees with access to material or inside information about Norwest must obtain prior approval from the General Counsel of Norwest for all purchases or sales of securities issued by Norwest.


9. No employees shall invest in options, future contracts, puts, calls, short sales or other similar transactions involving securities issued by Norwest Corporation.


10. Employees are required to report monthly all personal securities transactions by or on behalf of such employee. These transactions are reviewed by the Compliance Officer.

                                                         Section:  A-8


                          PEREGRINE CAPITAL MANAGEMENT
                                  Policy Manual

                        Employee Securities Transactions

SUMMARY Peregrine prohibits Employees from engaging in any securities transactions that would violate its Standards of Conduct or would create a conflict of interest with any of our clients, including our investment management responsibilities for the Wells Fargo mutual funds.

--------------------------------------------------------------------------------
STANDARDS
--------------------------------------------------------------------------------


1. All Peregrine employees/officers/directors ("Employees") are required to get written Pre-Clearance (prior approval) from the Compliance Officer, the President of the firm, or a designate of the President/Compliance Officer before executing any security transaction in any account in which the Employee has any direct or indirect beneficial ownership. Such transactions include, but are not limited to purchases or sales of securities and private placements and purchases, sales, and exercises of puts, calls and warrants. The Compliance Officer, the President of the firm, or a designate of the President/Compliance Officer must record the rationale for granting approval to purchase a private placement.


2. Beneficial Ownership Defined. As an Employee, you should generally consider yourself to have a "beneficial ownership" of any securities in which you have a direct or indirect financial interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.


3. An Employee must execute an approved security transaction within one business day from the date of its approval.


4. Pre-Clearance (with the exception of private placements) is not required for: purchases or sales for any account over which the Employee has no direct or indirect influence or control; purchases which are part of an automatic dividend reinvestment plan; or purchases made in the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were initially acquired from the issuer.


5. Employees are prohibited (Pre-clearance will not be granted) from making any transaction in a security which is contrary to the advice given or action taken (except such actions required to accommodate contributions/withdrawals) on behalf of any client with respect to that security; such prohibition is applicable for five business days after transactions on behalf of customer.


6. Employees are prohibited (Pre-clearance will not be granted) from purchasing securities purchased for customers (or selling security which customers have been advised to sell or which are sold for customers) until such time as all intended transactions on behalf of customers have been completed.


7. Employees are prohibited (Pre-clearance will not be granted) from purchasing or selling any security that is being considered for purchase or sale (under discussion between members of an investment team) in any customer's account.


8. Employees are prohibited (Pre-clearance will not be granted) from executing any transaction if that transaction:


             a) Would result in the buying or selling of securities in competition with buy or sell orders for any customer's account;


             b) Would be for the purpose of, or result in, buying or selling securities to take advantage of recent or imminent trades in any customer's account;


             c)            Would involve the security of a company with respect
                      to which the Employee has material non-public information;


             d) Would involve trading in options on any of the stocks held by or contemplated for any customer's account;


             e) Would take place before a sufficient period of time (not more than 10 business days) has elapsed after a purchase or sale transaction for a customer's account for the effects of that transaction on the market price to dissipate (even if five business days may have elapsed); or


             f) Would involve the acquisition of a direct or indirect beneficial interest in an initial public offering.


9. No employee shall cause or attempt to cause any client portfolio to purchase, sell or hold any security in a manner calculated to create any personal benefit to the Employee. No Employee shall recommend any securities transactions for customer accounts without having disclosed their interest, if any, in such securities or the issuer thereof, including, without limitation;


             a) Their direct or indirect beneficial ownership of any securities of such issuer;


             b)            Any position with such issuer or its affiliates; and


             c) Any present or proposed business relationship between such issuer or its affiliates and the Employee or any party in which the Employee has a significant interest.


10. Employees are required to submit annually a list of the securities in which they have a direct or indirect beneficial ownership. New Employees should submit a list of the securities in which they have a direct or indirect beneficial ownership within 10 days of employment at Peregrine. The
Compliance Officer or his designate will review these reports. Employees must direct their brokers to supply to Peregrine Capital Management (attention:
Compliance Officer), on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all accounts in which the Employee has any beneficial ownership. These reports require the following information (which information must be current as of a date no more than 30 days before the annual report is submitted):
(a) The title, number of shares and principal amount of each security in which the Employee had any direct or indirect beneficial ownership when the person became an Employee or upon annual submittal;
(b) The name of any broker, dealer or bank with whom the Employee maintained an account in which any securities were held for the direct or indirect benefit of the Employee as of the date the person became an Employee or the date of the annual submittal; and (c) The date that the report is submitted by the Employee.


11. Except as required in the normal course of carrying out an Employee's business responsibilities, Employees are prohibited from revealing information relating to the investment intentions or activities of customer accounts or securities that are being considered for purchase or sale on behalf of any account.


12. Employees are required to report monthly all personal securities transactions by or on behalf of such Employee within 10 days following the end of the reporting period. The Compliance Officer or his designate will review these transactions. These reports require the following information:
(a) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved;
(b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
(c) The price of the security at which the transaction was effected;
(d) The name of the broker, dealer or bank with or through which the transaction was effected; and
(e) The date that the report is submitted by the Employee; and
(f) With respect to any account established by the Employee in which any securities were held during the month for the direct or indirect benefit of the
Employee:
(i) The name of the broker, dealer or bank with whom the Employee established the account;
(ii) The date the account was established; and (iii) The date that the report is submitted by the Employee.


13. Any exceptions to these standards require prior approval in writing from the President of the firm (and Wells Fargo Compliance if involving the mutual funds).


14.      Employee  transactions  in securities  issued or guaranteed by the U.S.
         Treasury  or any other  "Government  security"  as  defined  in Section
         2(a)(16) of the Investment Company Act of 1940 with a remaining maturity of 12 months or less, banker's acceptances, bank certificates of deposit, commercial paper, repurchase agreements covering any of the foregoing and shares of registered open-end investment companies are excluded from these policies and standards.


15. Employee transactions in municipal bonds or municipal closed-end bond funds do not require prior approval, but they must be reported monthly. Should Peregrine become active in purchasing municipal securities on behalf of its clients, this exemption from the prior approval process will be eliminated.


16. Employees who violate these policies will be subject to disciplinary action, which could include disgorgement of profits made or losses avoided and/or dismissal.

                                                        EX-99.B(p)(7)


                                 CODE OF ETHICS


Scope and Purpose

This Code of Ethics (the "Code") applies to:

o        all directors, officers and employees of:                            }                     }
     -        Schroder Investment Management North America               Collectively      }
              Inc.,                                                               }   "SIM }
     -        Schroder Investment Management North America               NA"               }  Collectively
              Limited                                                                      }  The "US
     -        Schroder Fund Advisors Inc., ("SFA")                                         }  Schroder
o        Schroder Investment Management International                                               }  Group"
              Limited ("SIMIL")                                                            }
o        New York based employees of Schroder US                                                    }
              Holdings Inc. ("SI") who are located on the 34th                             }
              floor of Seventh Ave, New York, N.Y. 10019.
o        all persons employed by any subsidiary of                                         }
              Schroders plc ("Schroders") who are Access                                   }
              Persons (as defined below) of any registered                                 }
              investment company managed by SIM NA.                                        }

Set forth below is the Code of Ethics (the "Code") for the US Schroder Group, as required by Rule 17j-1 under the Investment Company Act of 1940 (the "Investment Company Act"), Section 204A of the Investment Advisers Act of 1940 (the "Advisers Act"), Rule 204-2(a)(12) under the Advisers Act and Section 20A of the Securities Exchange Act of 1934 (the "Exchange Act"). The Code applies to every employee (full- and part-time) of the US Schroder Group.

The objective of the Code is to ensure that all business dealings and securities transactions undertaken by employees, whether for clients or for personal purposes, are subject to the highest ethical standards. Incorporated within the Code are an Insider Trading Policy and a Personal Securities Transactions Policy, which contain procedures that must be followed by all personnel.

Every employee, by means of an Annual Certification of Compliance with the Code of Ethics (see Exhibit B), must retain, read and acknowledge receipt and understanding of this Code, which will be updated as necessary. Any questions regarding the Code should be referred to the appropriate Ethics Supervisor.

The Code contains additional restrictions and requirements for certain Access Persons (as defined in Appendix A), including all US Schroder Group fund managers, investment analysts, traders, and those employees who, in connection with their duties, are aware of securities under consideration for purchase or sale on behalf of clients. Such persons will be notified in writing of their status. These restrictions are designed to prevent any conflict or the appearance of any conflict of interest between trading for their personal accounts and securities transactions initiated or recommended for clients.

Statement of Policies

                                 Confidentiality

         Personnel are expected to honor the confidential nature of company and client affairs. Information designated as confidential shall not be communicated outside of the US Schroder Group or other affiliated companies of Schroders other than to advisers consulted on a confidential basis, and shall only be communicated within Schroders on a "need to know" basis or as otherwise authorized by management in conformity with the Code.

         Personnel must also avoid making unnecessary disclosure of any internal information concerning Schroders and its business relationships and must use such information in a prudent and proper manner in the best interests of Schroders and its clients.

                                  Level of Care

         Personnel are expected to represent the interests of Schroders and its clients in an ethical manner and to exercise due skill, care, prudence and diligence in all business dealings, including but not limited to compliance with all applicable regulations and laws, and to avoid illegal activities and other conduct specifically prohibited to its personnel by the respective policies of any of the US Schroder Group companies in relation to which a person is a director, officer or employee.

                                Fiduciary Duties

         All personnel have fiduciary duties:

         at all times to place the interests of their clients before their own and not to take inappropriate advantage of their position, and to conduct themselves in a manner which will avoid any actual or potential conflict of interest or any abuse of a position of trust and responsibility.

                                  Requirements

         (i)      Personnel  are  required to comply  with the  Insider  Trading
                  Policy   and   Personal    Securities    Transactions   Policy
                  incorporated herein.

         (ii) Personnel are prohibited from receiving any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of any client.

Personnel are prohibited from serving on the board of directors of any publicly listed or traded company or of any company whose securities are held in any client portfolio, except with the prior authorization of the Chairman or Chief Executive of SIM NA, the Chairman of SIMIL or, in their absence, a majority of the Ethics Committee, based upon a determination that the board service would be consistent with the interests of Schroders' clients. If permission to serve as a director is given, the company will be placed permanently on Section Two of the US Schroder Group Restricted List. Transactions in that company's securities for client and personal securities accounts will only be authorized when certification has been obtained from that company's Secretary or similar officer that its directors are not in possession of material price sensitive information with respect to its securities.

Compliance

The Ethics Committee (see Appendix A) is responsible for ensuring that a copy of the Code is delivered to all persons at the time of the commencement of their employment with any US Schroder Group company, as well as on an annual basis. As a condition of continuing employment, each employee is required to acknowledge in writing receipt of a copy of the Code and that he or she has understood the obligations and responsibilities hereunder and on an annual basis to certify compliance with it on the form provided.

The Ethics Supervisors (see Appendix A) are each responsible for maintaining with respect to their company the records and filings required under the Code and must report immediately to the Ethics Committee any evidence of a breach of the Code by any personnel. Following such report, there will be a prompt review of the situation by the Ethics Committee and, if necessary, appropriate disciplinary and/or dismissal proceedings will be instituted, including, but not limited to, referral to the appropriate regulatory agency. Each Ethics Supervisor will conduct a regular annual review, in addition to any other special reviews which may be deemed appropriate by the Ethics Supervisor, to supervise the operation of the Code (including the Insider Trading and Personal Securities Transactions Policies) and will report such reviews by January 31st of each year to the Ethics Committee or other senior officer of the US Schroder Group appointed to receive this information.

Questions

All questions about an individual's responsibilities and obligations under the Code of Ethics should be referred to any member of the Ethics Committee, to the Chief Compliance Officer in New York or London, to the General Counsel of Schroder U.S. Holdings Inc., or to the relevant Ethics Supervisor.

                             INSIDER TRADING POLICY

The Scope and Purpose of the Policy

It is a violation of United States federal law and a serious breach of Schroders' policies for any employee to trade in, or recommend trading in, the securities of a company, either for his/her personal gain or on behalf of the firm or its clients, while in the possession of material, nonpublic information ("inside information") which may come into his/her possession either in the course  of  performing  his/her  duties,  or  through  personal  contacts.  Such violations could subject you, Schroders, and our parent organizations, to significant civil as well as criminal liability, including the imposition of monetary penalties, and could also result in irreparable harm to the reputation of Schroders. Tippees (i.e., persons who receive material, nonpublic information) also may be held liable if they trade or pass along such information to others.

The US Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA") requires all broker-dealers and investment advisers to establish and enforce written policies and procedures reasonably designed to prevent misuse of material, non-public information. Although ITSFEA itself does not define "insider trading", the US Supreme Court has previously characterized it as the purchase or sale of securities (which include debt instruments and put and call options) while in possession of information which is both material and non-public, i.e., information not available to the general public about the securities or related securities, the issuer and in some cases the markets for the securities. The provisions of ITSFEA apply both to trading while in possession of such information and to communicating such information to others who might trade on it improperly. This policy supplements the policies and procedures set forth in SIM NA, SFA's and SI's Chinese Wall Procedures, which are incorporated herein by reference.

Materiality

Insider information is generally understood as material information about an issuer of publicly-traded securities that has not been made known to either the professional investment community or to the public at large. Inside information is material if it would be likely to have an effect on the price of the issuer's securities or if a reasonable investor would be likely to consider it important in making his/her investment decision. Such information usually originates from the issuer itself and could include, among other things, knowledge of a company's earnings or dividends, a significant change in the value of assets, changes in key personnel or plans for a merger or acquisition.

For example, a portfolio manager, analyst or trader may receive information about an issuer's earnings or a new product in a private communication with the issuer. Such information is usually considered material and is generally inside information because it has not been effectively disseminated to the public at large. As a general rule, any information received from an issuer that has not been made public in a press release or a public filing will be considered inside information. Upon learning the information, the employee may not purchase or sell securities of the issuer for him/herself or for any account under management until the information is effectively disseminated to the public.

If an employee has received information regarding an issuer and he/she believes that the information given has not been given in breach of fiduciary duties, then that person may retain and act upon the information.

Market information which emanates from outside the corporation but affects the market price of an issuer's securities can also be inside information. For example, inside information can also originate within Schroders itself. This would include knowledge of activities or plans of an affiliate, or knowledge of securities transactions that are being considered or executed on behalf of clients. Inside information can also be obtained from knowledge about a client that an employee has discovered in his/her dealings with that client. Inside information pertaining to a particular issuer could also involve another company that has a material relationship to the issuer, such as a major supplier's decision to increase its prices.

In addition, Rule 14e-3 under the Exchange Act makes it unlawful to buy or sell securities while in possession of material information relating to a tender offer, if the person buying or selling the securities knows or has reason to know that the information is nonpublic and has been acquired, directly or indirectly from the person making or planning to make the tender offer, from the target company, or from any officer, director, partner or employee or other person acting on behalf of either the bidder or the target company. This rule prohibits not only trading, but also the communication of material, nonpublic information relating to a tender offer to another person in circumstances under which it is reasonably foreseeable that the communication will result in a trade by someone in possession of the material, nonpublic information.

Procedures and Responsibilities of Employees

         Personnel who acquire non-public information (that may possibly be material) about a company are immediately prohibited:


                           from trading in the securities of that company or related securities and financial instruments (as defined below) whether for client accounts, for Schroder company accounts, or for any Personal Account (see definition in Appendix A), and from communicating the information either inside or outside Schroders except as provided below. Such personnel, other than Senior Executives as defined in the Chinese Wall Procedures, are required immediately to notify the most senior-ranking available member of the Ethics Committee (see Appendix A) who will evaluate whether the information is both material and non-public.

         IF YOU ARE IN ANY DOUBT, SPEAK TO THE SENIOR-RANKING AVAILABLE MEMBER OF THE ETHICS COMMITTEE.

         If the information is determined by this member of the Ethics Committee to be material and non-public, all securities of the relevant company (or companies) and related securities or financial instruments will be placed on Section One of the US Schroder Group Restricted List (see discussion below) with immediate effect.

         Only the member of the Ethics Committee who determined the information to be material and non-public may decide whether it is necessary to communicate the Inside Information to another party, either inside or outside Schroders. If so, the communication must state clearly and expressly that such information is material, non-public and confidential and that its possession precludes trading for any account in any security of the specified company or any related security or financial instrument.

         This same member of the Ethics Committee is responsible for notifying the Ethics Supervisor when such information ceases to be material and non-public and for ensuring that the securities of the relevant company or companies and related securities or financial instrument are removed from the US Schroder Group Restricted List. The person who initially reported possession of the information is required to notify the member of the Ethics Committee of any change in status of the information of which he or she becomes aware.

         All employees are also responsible for preventing disclosure of any non-public information in Schroders' possession, whether or not that information is material, except in accordance with the procedures set out in this Policy.

         Any files likely to contain non-public information must be kept locked and access to computerized files must be restricted at all times, except when required by authorized personnel for the performance of their duties at Schroders.

         Non-public  information  which has not been deemed to be material under
2. above may be communicated only to such personnel as require such information for the performance of their duties at Schroders.

Penalties

Penalties for trading on or communicating material, nonpublic information are severe, both for the individuals involved in such unlawful conduct and their employers. Under the law, a person can be subject to some or all of the penalties below, even if s/he does not personally benefit from the violation. Penalties include:


                                    civil injunctions;

                                    disgorgement of profits;

                                    treble  damages--fines for the access person
                                    who  committed  the  violation,  of  up to 3
                                    times the  profit  gained  or loss  avoided,
                                    whether   or   not   the   person   actually
                                    benefited;

                                    fines for the employer or other controlling person of up to the greater of $1,000,000, or 3 times the profit gained or loss avoided; and jail sentences.

Special Provisions For Trading In the Securities of Schroders plc

Special restrictions apply to dealing in the securities of Schroders plc because staff, by virtue of their employment, may be deemed to have Inside Information:

1. Securities of Schroders plc will not be purchased for any client account without the permission of that client, and then only if permitted by applicable law and with the prior approval of a member of the Ethics Committee or Ethics Supervisor.

2. Personal securities transactions in the securities of Schroders plc are subject to blackout periods and other restrictions which are outlined in the Schroder London Group Staff Handbook. Copies of the restrictions are available from the Ethics Supervisors. Staff wishing to deal in the securities of Schroders plc must first contact the senior-ranking dealer in Schroders' London equity dealing room who will explain the applicable blackout periods, restrictions and authorizations required.

US Schroder Group Restricted List

The US Schroder Group Restricted List is circulated only to those employees responsible for placing securities trades, to members of the Ethics Committee and to the Ethics Supervisors.

Section One: No personnel may place trades in any securities, which term includes options, warrants, debentures, futures, etc., on such securities (hereinafter referred to as a related security or financial instruments, of any company on Section One of the US Schroder Group Restricted List for any account whatsoever, including client accounts, Schroder company accounts or Personal Accounts at any time.

Section Two: Trades in the securities or related securities or financial instruments of any company on Section Two of the US Schroder Group Restricted List (which contains those companies that have an officer of a US Schroder Group Company on their board of directors, or where a US Schroder Group Company manages a part of their balance sheet assets, i.e., corporate cash rather than pension fund assets) may only be undertaken with the written permission of the appropriate Ethics Supervisor.

No approval to trade will be given by the Ethics Supervisor:

(ii) for any securities of a company currently on Section One of the US Schroder Group Restricted List;

(iii) for any security of a company on Section Two of the US Schroder Group Restricted List because an officer of a US Schroder Group company serves as a director of that company unless the Ethics Supervisor (or alternate) can obtain confirmation from that company's Secretary or similar officer that its directors are not in possession of material price sensitive information with respect to its securities. Permission to trade in the securities of any company on Section Two of the US Schroder Group Restricted List because a US Schroder Group Company manages balance sheet assets for that company (as opposed to pension fund assets) will only be given if the Ethics Supervisor (or alternative) can obtain confirmation from the portfolio manager responsible for that client that no US Schroder Group Company holds any price sensitive information with respect to that company. Permission will not, in any event, be given to any personnel personally involved in the management of that client's account.

                        PERSONAL SECURITIES TRANSACTIONS
                                     POLICY

Scope and Purpose of the Policy

This Personal Securities Transactions Policy sets out the policies and procedures required to be followed by all personnel in connection with trades for Covered Accounts in Covered Securities (see Appendix A) in order to comply, inter alia, with the US Schroder Group's Code of Ethics. It sets out additional restrictions and requirements for Level One Access Persons (as defined in Appendix A). Further, it sets out the policies and procedures required to be followed by outside directors (as defined in Appendix A) of Schroder Capital Funds, Schroder Capital Funds (Delaware) and Schroder Series Trust (collectively, the "Schroder Funds").

SIM NA London, New York, SIMIL, and SI-New York Personnel

The procedures applicable to personnel employed by SIM NA in London and the US, SIMIL, and to SI - New York personnel vary in detail but not in principle.

Establishing an Account

Before undertaking any transactions in Covered Securities, employees must establish an account in accordance with the requirements of their employer company.

New York

All US-based personnel of SIM NA and SI, unless exempted in writing by the Ethics Committee, are required to maintain their Covered Accounts at Salomon Smith Barney ("SSB") or Charles Schwab & Co. ("Schwab"). SSB and Schwab provide an electronic download of employees' trades on T+1 which are accessed daily by the Compliance Department. Additionally, both firms provide contemporaneous copies of monthly account statements and trade confirmations to the Compliance Department.

Personnel on secondment from London to New York may apply for a waiver of the requirement to maintain brokerage accounts at SSB or Schwab for non-US securities. At a minimum, such personnel must follow the procedures set forth in the "Schroder Investment Management London Group Personal Investment Dealing Rules" as described below and report their transactions in Covered Securities quarterly to the New York Ethics Supervisor.

London

All London-based personnel are required to comply with the requirements of the "Schroder Investment Management London Group Personal Investment Dealing Rules," which are incorporated herein by reference, including placing all transactions in Covered Securities through the Schroder London dealing room. London-based personnel must establish an account to deal through Schroders' London dealing room according to the procedures set out in the London Staff Handbook. Such procedures are incorporated herein by reference within this Personal Securities Transactions Policy. Upon establishing an account, London-based personnel covered by this Policy are required to make arrangements for copies of all contracts and confirmations to be sent to their Ethics Supervisor.

Toronto and Mexico City

All Toronto and Mexico City based SIM NA personnel may maintain Covered Accounts at the brokerage firm of their choosing, provided that Compliance (New York) is notified. These employees are required to provide Compliance with copies of monthly/periodic account statements and trade confirmations.

Transactions

All transactions fall into one of four categories:

o        transactions prohibited by the Policy
o        transactions exempt from all provisions of the Policy
o transactions exempt from the pre-clearance requirements but subject to the reporting provisions of the Policy
o        transactions subject to pre-clearance and the reporting provisions

Prohibited Transactions

All personnel are prohibited from trading for any Covered Account where the execution of any such transaction would violate the principles and procedures of the Code or Insider Trading Policy and no personnel shall request permission to trade for any Covered Account if he or she knows that such trade:

(iv) would result in the buying or selling of securities in competition with buy or sell orders of, or on behalf of, clients, or operate to the detriment of such clients including, without limitation, executing a securities transaction on a day during which any client, including any investment company for which a US Schroder Group company serves as investment adviser, sub-advisor or manager (a "Schroder Managed Fund"), has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn;

(v) would be for the purpose of, or result in, the buying or selling of securities to take advantage of recent or imminent trades of clients;

(vi) would involve a security being considered for recommendation for purchase or sale on behalf of a client;

(vii) would take place before a sufficient period of time has elapsed after an open-market purchase or sale of any such security, by or on behalf of any client, for the effects of such purchase or sale on the market price to dissipate;

(viii) would involve any security of any company currently on the US Schroder Group Restricted List or any company with respect to which such person has non-public information which has not been evaluated by a member of the Ethics Committee in accordance with the provisions of the Insider Trading Policy;

(ix) would involve trading in options on any of the stocks held by or contemplated for client accounts;

(x) would involve a "short sale" or otherwise would expose the employee to unlimited risk of loss.

De minimis exception: Transactions involving shares in certain companies traded on US stock exchanges or the NASDAQ, will be approved regardless of whether there are outstanding client orders unless there is a large outstanding order for the purchase or sale of such securities by clients. A large order will generally occur if the US equity large cap model has been revised. Other than an adjustment in the model, outstanding orders for wrap fee or managed accounts or to re-balance institutional or private accounts, will not preclude clearance for a de minimis transaction.

The exception applies to transactions involving no more than 500 shares per issuer per week in the aggregate for an employee's Covered Accounts, in securities of companies with market capitalizations of $5 billion or more. In the case of options, an employee may purchase or sell up to 5 option contracts per week to control up to 500 shares in the underlying security of such large cap company

Short Term Trading

         All personnel are strongly advised against short-term trading. All personnel are bound by the Schroder Group policy that no one may purchase and sell the same (or equivalent) security within seven calendar days. (Please note that all London-based personnel are bound by the 60 day holding period outlined below for Level One Access Persons.) Such personnel are, in addition, subject to tighter restrictions outlined below. The trading records of all personnel will be reviewed quarterly by their Ethics Supervisor. Any personnel that appear to have established a pattern of short term trading may be subject to additional restrictions or penalties including, but not limited to, a limit or ban on future personal trading activity and a requirement to disgorge profits on short-term trades.

         The Short Term Trading Prohibition shall not pertain to the exercise of a call sold by an employee to cover a long position. However, although an employee may purchase a put to cover a long position, the exercise of such put will only be approved if the underlying security was held for the minimum required period (7 days or 60 days, as appropriate). The exercise of a covered put is subject to the same preclearance and reporting requirements as the underlying security.

Covered Securities

Securities, such as stocks, bonds and options, are covered by this Policy. The same limitations pertain to transactions in a security related to a Covered Security, such as an option to purchase or sell a Covered Security and any security convertible into or exchangeable for a Covered Security.

Not covered by this Policy are:

o securities which are direct obligations of the U.S. Government (i.e., Treasuries)
o        any debt security directly guaranteed by any OECD member Government
o bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments2
o        shares or units in any open-end US registered investment company
         (mutual fund)
o        shares of any UK authorized unit trust3

If a security is not covered by this Policy, you may purchase or sell it without obtaining pre-clearance and you do not have to report the transaction.

Exempt from Preclearance

         The   preclearance   requirements   do  not  apply  to  the   following
         transactions. However, such transactions must be reported as set forth in the section on Reporting Requirements.


         1)       Non-discretionary Accounts
                  Transactions effected in any Covered Account over which the employee has no direct or indirect influence or control is deemed a non-discretionary account. An employee shall be deemed to have no direct or indirect influence or control over an account only if the following conditions are met:


                                            Investment   discretion   for   such
                                            account   has  been   delegated   in
                                            writing to an independent  fiduciary
                                            and such  investment  discretion  is
                                            not  shared  with  the  employee  or
                                            decisions  for the  account are made
                                            by a  family  member  and not by the
                                            employee;

                                            The employee (and where  applicable,
                                            the  family  member)   certifies  in
                                            writing that he/she has not and will
                                            not discuss any potential investment
                                            decisions   with  such   independent
                                            fiduciary or family member; and

                                            The Ethics  Committee  approves such
                                            arrangements.

         2)       Non-Volitional Trades
                  Transactions which are non-volitional on the part of the employee (i.e., the receipt of securities pursuant to a stock dividend or merger). However the volitional sale of securities acquired in a non-volitional manner is treated as any other securities trade and subject to the preclearance requirements.


         3) Automatic Transactions and Dividend Reinvestment Plans Purchases of the stock of a company pursuant to an automatic dividend reinvestment plan, automatic direct stock purchase plan, dividend reinvestment plan or an employee stock purchase plan sponsored by such company. Such deductions that take place on an automatic, regular (i.e.. weekly, monthly, quarterly) basis from either a paycheck or account (i.e., bank account, money market account) need not be pre-cleared.

                  However the volitional sale of such securities is treated as any other securities trade and subject to the preclearance requirements. In addition, if an employee mails in a payment to purchase securities directly from the issuer, that purchase must be pre-cleared on the day the payment is mailed in to the issuer (see the following section).


         4)       Rights Offerings
                  Receipt or exercise of rights issued by a company on a pro rata basis to all holders of a class of security and the sale of such rights. Employees must, however, pre-clear transactions for the acquisition of such rights from a third-party or the disposition of such rights.

Trading PreClearance

Before each transaction in a Covered Security, all personnel must complete a "Personal Securities Transaction - Request to Trade" form (see Appendix C).

U.S. Securities

Personnel wishing to trade in US securities must have the form signed by the senior fund manager present (in New York or London and corresponding to the director's, officer's or employee's location) responsible for supervising client investments in large capitalization US equities, small capitalization US equities, investment grade fixed income securities or high yield securities, as appropriate, to the effect that no client trades are presently contemplated in that security. Boston-based personnel wishing to trade in small capitalization US equities should obtain certification from the senior fund manager in Boston; all other personnel wishing to trade in small capitalization US equities should obtain certification from the senior New York or London-based (as applicable) small company fund manager.

If you wish to purchase an initial public offering4 or securities in a private placement5 you must obtain permission from the Chief Compliance Officer.

Any employee who has been authorized to acquire securities in a Private Place is required to disclose that investment in any subsequent consideration of a client's investment in securities of the issuer. In such circumstances, the decision to purchase securities of the issuer for a client shall be subject to an independent review by personnel with no personal interest in the matter.

Non U.S. Securities

Personnel wishing to trade in non-US equity securities must obtain certification, by fax if necessary, from the senior London-based SIM NA or SIMIL fund manager responsible for supervising client investments in the country where such securities are primarily traded. Country funds and ADRs are treated as non-US securities and certification must therefore be obtained from the senior London based SIM NA or SIMIL fund manager responsible for the relevant country. Approval of Trading

Final responsibility for approving all trades, other than those placed through Schroders' London dealing room, rests with the Ethics Supervisor, or in his/her absence with any member of the Ethics Committee. London-based personnel must send the signed Request to Trade form to their Ethics Supervisor at the same time that the required dealing ticket is submitted to the senior-ranking dealer in Schroders' London dealing room. Members of the Ethics Committee, including the Ethics Supervisor, shall have their own personal trades, other than those placed through Schroders' London dealing room, approved by another member of the Ethics Committee.

If an employee receives permission to trade a security or instrument, the trade must be executed after such permission is granted and, for US-based personnel before the end of the next business day after permission has been received. Trades for London-based personnel must be executed within 24 hours after permission is granted. If the trade is not executed within the appropriate time frame and the person still wishes to effect the transaction, pre-clearance must again be obtained - this would be the case for limit orders and orders such as good-till-canceled as well.

(For Personal Equity Plans and similar vehicles which are subject to a mandatory cooling-off period, trade date shall be deemed to be the date on which the application is submitted rather than the date on which the cooling-off period expires and not the date the trade is executed.)

If an employee fails to preclear a transaction in a Covered Security, he/she may be monetarily penalized, by a fine and/or disgorgement of profits or avoidance of loss. These types of violations will result in reprimands and could also negatively affect the person's employment at Schroders. All preclearance violations will be forwarded to the Ethics Committee to determine sanctions.

In cases where approval is not granted for any Covered Account transactions in a security, Schroders will provide no compensation for any consequential losses in a Covered Account.

Additional Restrictions and Requirements For Level One Access Persons

The following additional restrictions and requirements apply to Level One Access Persons, namely all US Schroder Group fund managers, investment analysts, traders and those persons who, in connection with their regular functions or duties, obtain: (i) information regarding the purchase or sale of a security on behalf of a client or (ii) information as to specific securities under consideration for purchase or sale on behalf of clients. These additional restrictions are designed to prevent any conflict or the appearance of any conflict of interest between trading for their Covered Accounts and securities transactions initiated or recommended by them for clients:


                                                     Level  One  Access  Persons
                                                     are prohibited  from buying
                                                     or   selling   a   security
                                                     within seven  calendar days
                                                     before and after any client
                                                     trades  in  that  security.
                                                     Any  profits   realized  on
                                                     transactions   within   the
                                                     proscribed  periods  (based
                                                     on  the  difference  in the
                                                     price  per  share   between
                                                     that paid or  received,  as
                                                     appropriate,  by the client
                                                     and that  paid or  received
                                                     by such Access Person) will
                                                     be required to be disgorged
                                                     to the  appropriate  client
                                                     or,    if   that   is   not
                                                     possible,  to a  charitable
                                                     organization  designated by
                                                     the Ethics Committee.

                                                     Level  One  Access  Persons
                                                     are     prohibited     from
                                                     profiting  in the  purchase
                                                     and  sale of the  same  (or
                                                     equivalent)      securities
                                                     within  60  calendar  days.
                                                     This 60 day  restriction is
                                                     in  lieu  of  the   general
                                                     seven  day  restriction  on
                                                     short-term          trading
                                                     described     above.    Any
                                                     profits   realized  on  any
                                                     such short-term trades will
                                                     be required to be disgorged
                                                     to       a       charitable
                                                     organization  designated by
                                                     the Ethics Committee.

                                                     Level  One  Access  Persons
                                                     are  required to  disclose,
                                                     on      commencement     of
                                                     employment and subsequently
                                                     in  an  annual   filing  to
                                                     their  Ethics   Supervisor,
                                                     all     their      personal
                                                     securities holdings.
Reporting Requirements

All personnel are required to report his/her transactions in Covered Securities holdings in Covered Accounts, as follows.

         Reports of Each Transaction in a Covered Security

o Personnel are required to report to Compliance, no later than at the opening of business on the business day following the day of execution of a trade for a Personal Account, including:

         name of security
         nature of transaction (purchase, sale, etc.)
         number of shares/units or principal amount price of transaction date of trade name of broker

                  SSB and Schwab provide the New York Compliance Department with a daily report of the above information with respect to any personal securities transactions executed by New York-based personnel.

         Any personnel seconded from London to New York who are granted a waiver from the requirement to maintain personal accounts at SSB or Schwab shall, within ten days after the end of each calendar quarter, provide the New York Ethics Supervisor with copies of all pre-clearance forms and contract notes for transactions executed through the London dealing desk.

         The reporting obligation of London-based personnel shall be discharged by arranging in advance for copies of contract notes/confirmations for all their transactions to be sent automatically to Compliance upon completion of a trade.

         Initial Employment

o No later than 10 days after initial employment with a US Schroder Group Company, each employee must provide Compliance (New York or London, as appropriate) with a list of each Covered Security s/he owns (as defined above). The information provided must include the title of the security, number of shares owned, and principal amount, as well as a list of all Covered Accounts where Covered Securities are held. The employee will sign and date the report.

         Quarterly Reports

o No later than 10 days after the end of each calendar quarter, each employee will provide Compliance (New York or London, as appropriate) with a report of all transactions in Covered Securities in the quarter, including the name of the Covered Security, the number of shares and principal amount, whether it was a buy or sell, the price and the name of the broker through whom effected. The employee will also report any new Covered Accounts established during the quarter, including the name of the broker/dealer and the date the Covered Account was established. The report will be signed and dated by the employee.

         Annual Reports

o Within 30 days after the end of the calendar, each employee must report all his/her holdings in Covered Securities as at December 31, including the title, number of shares and principal amount of each Covered Security the employee owns (as defined above) and the names of all Covered Accounts. The employee will sign and date the report.

         Exceptions:

o An employee need not report any transactions in Covered Securities or any Covered Accounts in which s/he has no direct or indirect influence or control.

o A director of a Schroder Fund who is not an "interested person"6 is not required to make initial, quarterly or annual reports provided that s/he did not know, nor in the ordinary course of fulfilling his/her duties as a director, s/he should not have known, that during the 15 day period immediately before or after his/her transaction in a Covered Security, the Fund purchased or sold the Covered Security or that the Covered Security was considered for purchase or sale by the Fund.

         The information on personal securities transactions received and recorded by SIM NA and SIMIL (on behalf of their employees) will be deemed to satisfy the reporting obligations contained in Rule 204-2(a)(12) under the Advisers Act and Rule 17j-1 under the Investment Company Act. Such reports may, where appropriate, contain a statement to the effect that the reporting of the transaction is not to be construed as an admission that the person has any direct or indirect beneficial interest or ownership in the security.

         Reports by the Ethics Supervisors

         On a quarterly basis, the appropriate Ethics Supervisors, in order to assist them in fulfilling their regulatory obligations, will report to the Boards of Trustees of the Schroder Funds or the Schroder-managed Funds, as appropriate, and the Supervisory Principal of SFA, any violations of this Code and the actions, if any, taken by the Ethics Committee.

         Adopted: October 1, 1995
         Amended:     May 15, 1996
                      May 1, 1997
                      June 12, 1998
                      June 2, 1999
                      March 14, 2000

                                   APPENDIX A

DEFINITIONS

"Ethics Supervisor" means the persons designated from time to time by the Ethics Committee to administer the Code, who currently are:

---------------------------------- --------------------------------------------------------------------------
Barbara Brooke                     Schroders U.S. Holdings Inc.
Manning for:                       Schroder Investment Management North America Inc. (New York and Mexico
(alts:) Evett Lawrence             City)
        Brian Murphy               Schroder Investment Management North America Ltd. (Toronto only)
---------------------------------- --------------------------------------------------------------------------
---------------------------------- --------------------------------------------------------------------------
Barbara Brooke                     Schroder Fund Advisors Inc.
Manning for:                       Schroder Capital Funds
(alt:  Sandra Poe)                 Schroder Investment Management North America Inc. (New York)
                                   Schroder Capital Funds (Delaware)
                                   Schroder Series Trust
---------------------------------- --------------------------------------------------------------------------
---------------------------------- --------------------------------------------------------------------------
Paul Martin for:                   Schroder Investment Management North America Inc. (London)
                                   Schroder Investment Management North America Limited (London)
                                   Schroder Investment Management International Limited
---------------------------------- --------------------------------------------------------------------------

"Ethics Committee" means the committee designated by the US Schroder Group Companies from time to time, which currently comprises:

                           Jeremy Willoughby (Chairman)
                           Richard Foulkes
                           Barbara Brooke Manning
                           Richard Mountford
                           Andrew Smethurst
                           Mark Smith

"Access Person" will be divided into two categories: Level One Access Person means any director, officer or employee who is an Advisory Person (as defined herein) of SIM NA, SFA, SI and the Schroder Funds. All other directors and officers are Level Two Access Persons.

"Advisory Person" is any employee who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security on behalf of any advisory client or information regarding securities under consideration for purchase or sale on behalf of clients or whose functions relate to the making of any recommendations with respect to such purchases or sales.

A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

"Covered Account" is an account in which securities are owned by you. This includes IRA accounts. Under the Policy, accounts held by your spouse (including his/her IRA accounts), minor children and other members of your immediate family (children, stepchildren, grandchildren, parents, step parents, grandparents, siblings, in-laws and adoptive relationships) who share your household are also considered your accounts. In addition, accounts maintained by your domestic partner (an unrelated adult with whom you share your home and contribute to each other's support) are considered your accounts under this Policy.

If you are in any doubt as to whether an account falls within this definition of Covered Account, please see Compliance. Further, if you believe that there is a reason that you are unable to comply with the Policy, for example, your spouse works for another regulated firm, you may seek a waiver from Compliance.

"Covered Securities" generally means stocks, bonds and options. The same limitations pertain to transactions in a security related to a Covered Security, such as an option to purchase or sell a Covered Security and any security convertible into or exchangeable for a Covered Security.

Not covered by this Policy are:

o securities which are direct obligations of the U.S. Government (i.e., Treasuries)
o        any debt security directly guaranteed by any OECD member Government
o bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments7
o        shares or units in any open-end US registered investment company
         (mutual fund)
o        shares of any UK authorized unit trust8

"Disinterested Director/Trustee" means a Director or Trustee of the any of the Schroder Funds who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the Investment Company Act or the rules thereunder.

"US Schroder Group Restricted List" means a list of securities determined from time to time by the Ethics Committee, in accordance with provisions of the Insider Trading Policy, to be inappropriate for trading by personnel covered by this Code and, in certain circumstances, by any client portfolio of any US Schroder Group Company.

                                                           EX-99.B.9(p)(8)

                                 Code of Ethics
                                       For
                        Employees of Smith & Summers, LLC
INTRODUCTION

         This Code of Ethics has been adopted by Smith & Summers, L.L.C., Smith Asset Management Group, L.P. ("SAMG"), a registered investment adviser, and Discovery Management, Ltd. ("DM"), which is not a registered investment adviser, in connection with various investment advisory services they provide to certain of the investment portfolios (each a "Client" ) of SAMG and/or DM. This Code contains standards and procedures intended to assure that Employees (as defined below) do not use any information concerning the investments or investment intentions of a Client, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Clients. The Personal Security Transactions Procedure, and forms of a request for pre-clearance and reporting requirements are incorporated into this Code of Ethics and attached as Appendix A.


SECTION 1.        DEFINITIONS

(a) "Employee" means any employee, director, or officer, of Smith & Summers, L.L.C., SAMG, or DM.

(b) "being considered for purchase or sale" means, with respect to a security, when a recommendation to purchase or sell that security has been communicated and, with respect to the person making the recommendation, when that person seriously considers making the recommendation.

(c) "Security `shall mean a security as defined in Section 2(a)(36) of the Investment Company Act of 1940 (the "Act"); provided, however, that the term shall not include:

         (i)      direct obligations of the Government of the United States;

         (ii) high quality short-term debt instruments, including, but not limited to, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements covering any of the foregoing, and, other money market instruments as determined by Smith & Summers, L.L.C.

         (iii)    shares of registered open-end investment companies.


SECTION 2.        PROHIBITED TRANSACTIONS

(a) Insider Trading Policy. (Section 204A) Employees are prohibited from trading in a security, on their behalf or for others, while in possession of material, nonpublic information ("insider trading). Insider trading is a violation of the federal securities laws and may result in criminal and civil penalties for the Employee and the Firm. Tipping of material, nonpublic information is also prohibited.

         The Firm considers information to be material if there is a substantial likelihood that a reasonable shareholder would consider it important in deciding how to act. Information is considered to be nonpublic when it has not been disseminated in a manner making it available to investors generally. Information becomes public once it is publicly disseminated; limited disclosure does not make the information public.

         Any questions regarding the Firm's insider trading policy should be directed to the Compliance Officer.

(b)      Securities   Transactions.   No  Employee   may  execute  any  Security
         transaction in any account in which the Employee has any direct or indirect beneficial ownership unless the transaction has received Pre-Clearance pursuant to Section 3, below. Such transactions include, but are not limited to purchases or sales of Securities and private placements and purchases, sales and exercises of puts, calls and warrants.

(c) Undue Influence: Disclosure of Personal Interest. No Employee shall cause or attempt to cause any Client to purchase, sell, or hold any Security in a manner calculated to create any personal benefit to the Employee. No Employee shall recommend any Securities transactions for a Client without having disclosed his or her interest, if any, in such Securities or the issuer thereof, including, without limitation:

         (i) his or her direct or indirect beneficial ownership of any Securities of such issuer;

         (ii)     any position with such issuer or its affiliates; and

         (iii) any present or proposed business relationship between such issuer or its affiliates and the Employee or any party in which the Employee has a significant interest.

(d) Investment Opportunities. All Employees are expressly prohibited from taking personal advantage of any investment opportunity which is to the detriment of the Client.

(e) Confidentiality. Except as required in the normal course of carrying out an Employee's business responsibilities, Employees are prohibited from revealing information relating to the investment intentions or activities of any Client or Securities that are being considered for purchase or sale on behalf of any Client.


SECTION 3.        PRE-CLEARANCE OF SECURITIES TRANSACTIONS

(a) Every Employee must obtain written pre-clearance from the Compliance Officer or her designee, for any securities transaction in which the Employee has a direct or indirect beneficial ownership. A form for the purpose of obtaining pre-clearance is included in Appendix A.

(b)      Pre-Clearance is not required for any of the following transactions:

         (i) purchases or sales for any account over which an Employee has no direct or indirect influence or control.;

         (ii) purchases which are part of an automatic dividend reinvestment plan; or

         (iii) purchases made in the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were initially acquired from the issues.

(c)      A Prohibited Security is any Security that either:

         (i)      is being considered for purchase or sale for any Client;

         (ii)     is being purchased or sold for any Client; or

         (iii) has been purchased or sold for any Client within the preceding 7 calendar days.

For the purposes of this section, a purchase and sale of a Security for a Client includes an initial and a final purchase and sale as well as any interim adjustments to a Client's position.

(d) Approval will be granted for transaction in a Prohibited Security which immediately follows the completion of all Client purchases and sales of that Security and is the same direction as the Client's transactions (i.e. a purchase which follows the completion of all Client purchases or a sale which follows the completion of all Client sales).

(e) Except as provided above, approval will not be granted for any transaction in a Prohibited Security. In addition, approval will not be granted for any transaction in any Security if that transaction:

         (i) would result in the buying or selling of securities in competition with buy or sell orders of any Client, or operate to the detriment of a Client, including executing a securities transaction on a day during which a Client has a pending buy or sell order for that same Security;

         (ii) would be for the purpose of, or result in, buying or selling securities to take advantage of recent or imminent trades by a Client;

         (iii) would involve the Security of a company with respect to which the Employee has material non-public information;

         (iv) would involve trading in options on any of the stocks held by or contemplated for a Client;

         (v) would take place before a sufficient period of time has elapsed after a purchase or sale of the Security by a Client for the effects of the Client's transaction on the market price to dissipate (even though seven calendar days may have elapsed); or

         (vi) would, in the case of Investment Personnel, involve the acquisition of a direct or indirect interest in any securities in an initial public offering.

(f) Pre-Clearance shall be effective for one business day following the day on which granted.


SECTION 4.        COMPLIANCE PROCEDURES FOR THE CODE OF ETHICS

The Compliance Officer is responsible for monitoring Employee compliance with the Code of Ethics, insuring that all Employees comply with the Code, and enforcing the Code's requirements and prohibitions. The Compliance Officer will respond to any questions regarding the Code of Ethics.

(a) Personal Holdings Disclosure Requirement/Annual Certifications. Every Employee is required, upon his/her initial designation as an Employee to disclose all of his/her personal Securities holdings and accounts. On an annual basis, the Compliance Officer will distribute and subsequently obtain a certification from each Employee, as described in the Code of Ethics. If the Employee does not promptly deliver the requested certification, the Compliance Officer will notify one or more Managing Directors.

(b) Duplicate Trade Confirmation Requirement. Every Employee must direct his/her broker(s) to supply on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all accounts in which the Employee has any beneficial ownership. Duplicate trade confirmations are not required with respect to transactions effected for any account over which the Employee does not have any direct or indirect influence or control.

(c) All reports are to be filed with the Compliance Officer of Smith & Summers, LLC, or her designee. Forms of reports forcompliance can be found in Appendix A.

(d) Reviewing Personal Securities Transactions. The Compliance Officer will, on at least a quarterly basis, compare Request for Personal Securities Transaction Forms with duplicate brokerage confirmations, quarterly/monthly brokerage account statements, and quarterly transaction reports to ensure that each Employee has requested and obtained approval for each personal securities transaction during the quarter. If the Compliance Officer does not receive confirmations or statements on a timely basis, or quarterly reports no later than the 10th day following the end of each calendar quarter, the Compliance Officer will contact the Employee(s) to request such document(s). If the Employee does not promptly deliver the requested document(s), the Compliance Officer will notify one or more Managing Directors.

(e) Requests for Personal Securities Transactions. The Compliance Officer will review all Request for Personal Securities Transaction Forms and determine whether to grant such requests. Before determining whether to grant a request the Compliance Officer will obtain a report that shows whether one or more advisory clients own the security for which approval is sought. The report will also show the number of shares
         (or the principle amount, as applicable) owned by clients. The Compliance Officer will consider such report, and any other information the Compliance Officer believes is necessary or appropriate, in determining whether to grant a request. If an Employee seeks approval to acquire a privately placed security, the Compliance Officer will record, in writing, the reasons supporting any decision to approve the acquisition. The Firm will maintain such written records for at least five years after the end of the fiscal year in which the approval is granted.


SECTION 5.        SANCTIONS

(a) Sanctions. If the Compliance Officer finds that an Employee has violated the Code of Ethics, the Compliance Officer will notify one or more Managing Directors. The Managing Directors will determine and impose appropriate disciplinary action, which may include a warning, disgorgement of profits made or losses avoided, and/or dismissal.


SECTION 6.        EXCEPTIONS

The Managing Directors, or their designee may grant exceptions to the policies contained in the Code in appropriate circumstances.













I  ____________________________________,  an employee of Smith and Summers,  LLC acknowledge receipt and review of the Code of Ethics and the forms incorporated in Appendix A.




------------------------   ------------------------
Name:                                       Date

Date of last revision:                                      September 2000

                                                             EX-99.B(p)(9)

WELLS CAPITAL MANAGEMENT







                                 CODE OF ETHICS

                   POLICY ON PERSONAL SECURITIES TRANSACTIONS
                                       AND
                                 INSIDER TRADING



                                  Version 7.00


    Wells Capital Management Code of Ethics 7.00
                                TABLE OF CONTENTS
I.       INTRODUCTION.....................................................................................3

    I.1    CODE OF ETHICS.................................................................................3
           I.2    "ADVISORY REPRESENTATIVE"...............................................................3
           I.3    "BENEFICIAL OWNERSHIP"..................................................................3
II.
        PENALTIES.........................................................................................5


    II.1   VIOLATIONS OF THE CODE.........................................................................5
           II.2   PENALTIES...............................................................................5
           11.3   DISMISSAL AND/OR REFERRAL TO AUTHORITIES................................................5
III.     EMPLOYEE TRADE PROCEDURES........................................................................7

  III.1    PRE-CLEARANCE..................................................................................7

           III.2  TRADE  REPORTS..........................................................................8
         III.3    POST-REVIEW.............................................................................9
         III.4    PRE-CLEARANCE AND REPORTING REQUIREMENTS................................................9
         III.5    CONFIDENTIALITY.........................................................................9
         III.6    ACKNOWLEDGMENT OF BROKERAGE ACCOUNTS...................................................10
         III.7    INITIAL AND ANNUAL HOLDINGS REPORT.....................................................10
IV.      RESTRICTIONS....................................................................................11

  IV.1   RESTRICTED SECURITIES...........................................................................11

         IV.2     SHORT-TERM TRADING PROFITS (60-DAY TRADING RULE).......................................12
         IV-3              BLACKOUT PERIODS..............................................................12
         IV.4              NSIDER TRADING................................................................13
         IV.5              GIFTS AND HOSPITALITY.........................................................13
         IV.6              DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT....................................13
V.       REGULATORY REQUIREMENTS.........................................................................14

  V.I INVESTMENT ADVISERS ACT OF 1940 AND INVESTMENT COMPANY ACT OF 1940.................................14

         V.2 REGULATORY
           CENSURES......................................................................................14
VI.      ACKNOWLEDGMENT AND CERTIFICATION................................................................15
VII.     FREQUENTLY ASKED QUESTIONS (FAQS)...............................................................16


Wells Capital Management Code of Ethics 7.00
I.       INTRODUCTION


        I.1 Code Of Ethics           Wells Capital Management (Wells Capital),
                                     as a registered investment adviser, has
                                     an obligation to maintain a policy
                                     governing personal securities transactions and insider trading by its officers and employees. This Code of Ethics and Policy on Personal Securities Transactions and
                                     Insider Trading ("Code") is adopted under Rule 17j-1 of the Investment Company Act and Section 204A of the Investment Advisers
                                     Act. This Code outlines the policies and procedures for such activities based on the recognition that a fiduciary relationship exists between Wells Capital and its clients. All references in this Code to employees, officers, directors, accounts, departments and clients refer to those of Wells Capital.

                                     In addition to this Code, please refer to the policies outlined in the Handbook for Wells Fargo Team Members and the Wells Fargo Code of Conduct and Business Ethics.

                                     Acknowledgment of, and compliance with, this Code is a condition of employment. A copy of the Code and applicable forms are available on Wells Capital's common drive:

                                     As an employee, you must -
o        Be ethical
o        Act professionally
o        Improve competency
o        Exercise independent judgment

I.2  "Advisory  For the  purposes  of this  Code,  Wells  Capital  defines
     "advisory Representative" representative"   as  any  director,
      officer   or   employee,    who   in connection with his or her
      regular functions or duties -

o makes, participates in, or obtains information regarding the purchase or sale of a security for an advisory client, or
o whose functions are related to the making of any recommendations with regard to such purchases or sales.

Because all personnel may at some time access or obtain investment information, Wells Capital designates all employees (including independent contractors, if deemed appropriate) as "advisory representatives," and thereby subject to the policies and procedures of the Code. The list of advisory personnel will be updated each quarter.

I.3 "Beneficial Personal securities transaction reports should include all accounts Ownership" for which you have direct or indirect control.
These include accounts over which you have any control, influence, authority, either with or without beneficial interest, whether directly or indirectly, including -

Wells Capital Management Code of Ethics 7.00

o     accounts of immediate family members in the same household; and
o any other account including but not limited to those of relatives and friends, over which you direct activities.

Direct and indirect control may be further construed to include accounts for which an Advisory Representative is sole owner, joint owner, trustee, co-trustee, or attorney-in-fact.

I.

Wells Capital Management Code of Ethics 7.00
II.      PENALTIES


      II.1 Violations of the Code The firm's Chief Compliance Officer will report violations of the Code on a quarterly basis to the President. Each Advisory Representative should immediately report to the Chief Compliance Officer any known or reasonably suspected violations of this Code of which he or she becomes aware.

      II.2 Penalties Penalties may be imposed on an Advisory Representative as follows:

o        Minor Offenses  -
                                            >  First  minor   offense  -  Verbal
                                            warning;  > Second  minor  offense -
                                            Written   notice;   >  Third   minor
                                            offense  -  $1,000.00   fine  to  be
                                            donated     to     the      advisory
                                            representative's charity of choice*;
o        Substantive Offenses -
                                            >  First   substantive   offense   -
                                            Written notice; > Second substantive
                                            offense - $1,000 or  disgorgement of
                                            profits (whichever is greater) to be
                                            donated     to     the      advisory
                                            representative's charity of choice*;
                                            >  Third   substantive   offense   -
                                            Termination  of  employment   and/or
                                            referral to authorities.

                                       Minor offenses include the following:
                                       failure or late submissions
                                       of  quarterly  trade  reports  and signed
                                       acknowledgments  of Code of Ethics  forms
                                       and  certifications,  failure  to request
                                       trade   pre-clearance,   and  conflicting
                                       pre-clear request dates versus actual trade dates.

                                       Substantive    offenses    include    the
                                       following: unauthorized purchase/sale of restricted securities outlined in the Code, violations of seven-day blackouts, short-term trading for profit (60-day rule), trading in conflict with clients' transactions (such as the appearance of potential front-running or scalping), and insider trading.

Wells Capital Management Code of Ethics 7.00




Wells  Capital   reserves  the  right  to escalate  the  terms  of  this
Penalties section at any time and to use corrective action that it determines is appropriate (including referral to authorities) -
and,   if    necessary,    to   terminate employment immediately.

* The fines will be made payable to the Advisory Representative's charity of choice and turned over to Wells Capital, which in turn will mail the donation
  check   on   behalf   of   the   advisory representative.

II.3 Dismissal and/or Repeated violations of the Code may result in dismissal. In addition, a Referral to single flagrant violation, such as fraud or insider trading, will result Authorities in dismissal and referral to authorities.

The firm's Chief Compliance Officer will forward potential Code violations involving affiliated mutual funds to Wells Fargo Bank Mutual Fund Compliance.

Wells Capital Management Code of Ethics 7.00



II.      EMPLOYEE TRADE PROCEDURES


      III.1          Pre-clearance

o All Advisory Representatives in the firm must pre-clear personal securities transactions as specified in Section

     III.4.

o All pre-clearance requests must be submitted via electronic mail to WCM Risk Manage in the Global Address List. This will allow anyone in the Compliance group to pre-clear requests at all times. Responses will be sent back via electronic mail. Exceptions will be made only for telephone requests from Advisory Representatives who are out of the office on business or on vacation. It is the responsibility of the Advisory Representative to ensure that Compliance receives pre-clearance requests. If it appears that E-mail is down, please contact anyone from the Compliance group directly.

o At a minimum, indicate the following information on your pre-clearance request -
                   (a)    Transaction Type:  BUY or SELL
                   (b)    Security Description / Ticker or CUSIP
                   (c) Security Type: Common Stock, Options, or Bonds

o Telephone requests from beneficial account holders outside the firm will be accepted. Responses to requests will be forwarded to the Advisory Representative via electronic mail.

o        Requests may be submitted from 7:00 am (Pacific) until an hour before the market closes for the day. Barring any problems with systems
         access  (i.e.,   SEI,   Advent/Moxy), responses  will be made no more
         than an hour from the receipt of request.

o        Pre-cleared trades are valid for same day trades only.  No exceptions.

o Pre-clearance does not preclude the possibility of a potential conflict appearing after the execution of an employee trade. Trades will be screened for blackout violations and other conflicts, but quarter-end review of each personal trade will reveal conflicts occurring after the
         trade  is  executed   (for   example, 60-day rule violation).

o The use of the electronic mail system ensures that each report is date-stamped, and it is the responsibility of each Advisory Representative to ensure that the report has been received by Wells Capital Compliance. Personal securities transactions should be reported, whether pre-cleared or not.

Wells Capital Management Code of Ethics 7.00


    III.2 Trade Reports

o Quarterly Trade Reports which list personal securities transactions for the quarter must be submitted by all employees no later than the 10th day after the end of each calendar quarter. This 10-day deadline is a federal requirement and includes weekends and holidays. If the 10th day falls on a weekend or a holiday, the report is due the business day immediately preceding this deadline.

o    Quarterly Trade Reports must be submitted using the Quarterly Trade
     Report form to Wells Capital Compliance, either via email (to WCM Risk Manage)or via MAC (A0103-101). If there are no activities for the quarter, a report indicating such is still required to be submitted.

o Wells Capital requires duplicate copies of trades confirms and monthly or quarterly brokerage account statements to be forwarded to Compliance. If your broker is unable to directly send duplicate copies, please inform Compliance in writing to document this. Use the Request for Dupe Confirms form to submit your request to your brokers (with a cc to Wells Capital Compliance).

o When opening or closing brokerage accounts, please notify Compliance in writing (quarterly) by using the Acknowledgment of Brokerage Accounts form.

     Forms relating to the Code of Ethics are available in the common drive under the Wells Cap-News/Risk Management/Code of Ethics folder.

Wells Capital Management Code of Ethics 7.00



      III.3

               Post-review  Wells Capital  Compliance  will
               match   any    broker    confirms/statements
               received    to    pre-clearance    requests.
               Discrepancies will be documented and may be subject to censures, as outlined in the PENALTIES section of this Code.

Employee  transactions will also be screened for the following:

o Same day trades: Transaction occurring on the same day as the purchase or sale of the same security in a managed account.

o 7-day Blackout period: Transaction up to and including seven calendar days before and after the purchase and/or sale of the same security in a managed account as described in Sec. I.V.3 of the Code (For non-S&P500 securities). Note: All interim activity is considered, not just the initial purchase or sale of a security.

o Short-term trading profits: Purchase/Sale, or vice versa, occurring within 60 days in the same security resulting in net profit. Advisory Representatives are responsible for ensuring that the 60-day rule is observed when sale requests are made for securities previously purchased, or vice versa.

o    Other Potential conflicts:  Certain transactions may also be deemed in  conflict  with  the  Code  and  will
                                 warrant additional review,  depending on
                                 the  facts  and   circumstances  of  the
                                 transaction.







III.4 Pre-Clearance and
Reporting Requirements
                          The table below indicates pre-clearance and reporting requirements. Requirements for all other security type transactions must be checked with Compliance.


Security Type             Pre-Clearance       Qtrly
                                             Reporting
Equity transactions*             Yes             Yes
Fixed Inc transactions           Yes             Yes
Wells Fargo stock                No              Yes
Open-ended MF                    No              No
Proprietary MF                   No              No
US Tsy/Agencies                  No              No
Short term/cash equiv.           No              No
SPP/DRIPs- auto purch**          No              No

*Including options, exchange-traded closed-end mutual funds. **Sale of stocks from SPP or DRIPS: Please notify Wells Capital Compliance in writing of the sale and include transactions in your quarterly reports.

Wells Capital Management Code of Ethics 7.00


III.5 Confidentiality           All reports of personal securities transactions,
                                holdings and any other information filed pursuant to this Code will be kept CONFIDENTIAL, provided, however that such information will also be subject to review by appropriate Wells
                                Capital Personnel (Compliance and/or Senior
                                Management) and legal counsel. Such information will also be provided to the Securities and Exchange Commission ("SEC") or other government authority when properly requested or under court order.

III.6 Acknowledgment of All Advisory Representatives are required to submit a list of all Brokerage Accounts brokerage accounts as required by the Code at the time of hire.

               In addition, employees are responsible for ensuring that new or closed accounts are communicated to Compliance quarterly. For reporting purposes, use the Acknowledgment of Brokerage Accounts form.


III.7 Initial and Annual All Advisory Representatives are required to report brokerage Holdings Report accounts and holdings (subject to Code requirements) within 10 days of employment. An Advisory Representative's broker statement will suffice in lieu of a separate initial or annual holdings report. It is the Advisory Representative's responsibility to ensure that Compliance receives duplicate copies of statements and/or confirms if those are sent directly by the brokers.

Wells Capital Management Code of Ethics 7.00


IV       RESTRICTIONS

The following are Wells Capital's restrictions on personal trading:



   IV.1 Restricted Securities

---------------------------------------- --------------------------------------- ----------------------------------------
             SECURITY TYPE                              PURCHASE                                  SALE
---------------------------------------- --------------------------------------- ----------------------------------------
---------------------------------------- --------------------------------------- ----------------------------------------
A.       S&P500 stocks
                                                       PERMITTED                               PERMITTED

                                         Subject to one-day blackout             Subject to one-day blackout
                                         during execution of client trades       during execution of client trades
                                         (except index program trades).  Must    (except index program trades).  Must
                                         pre-clear.                              pre-clear
---------------------------------------- --------------------------------------- ----------------------------------------
---------------------------------------- --------------------------------------- ----------------------------------------
B.   Any security not included in
     the S&P500 above and not defined                PERMITTED                                PERMITTED
     as "small cap" below.

                                         Subject to pre-clearance               Subject to pre-clearance
                                         requirements.                          requirements.
---------------------------------------- --------------------------------------- ----------------------------------------
---------------------------------------- --------------------------------------- ----------------------------------------
C.   Any restricted list security                                                   PERMITTED, subject to the following:
     (and its associated option)                       PROHIBITED                >>    If security held prior to
     defined as "small cap"                                                            Wells Capital employment and/or
     (capitalization as defined by the                                                 version 9.99 of the Code, sale
     holdings in WCM-actively managed                                                  permitted subject to
     Small Cap funds including mutual                                                  pre-clearance requirements.
     funds, DIFs and Collectives.
     Small cap holdings in  WCM-managed
     small cap index funds are excluded
     from this list.
---------------------------------------- --------------------------------------- ----------------------------------------
---------------------------------------- --------------------------------------- ----------------------------------------
D.   Any security issued by a                                                       PERMITTED, subject to the following:
     Wells Capital client                              PROHIBITED                >>    If security held prior to Wells
                                                                                       Capital employment and/or version
                                                                                       9.99 of the Code, sales subject
                                                                                       to pre-clearance requirements.
---------------------------------------- --------------------------------------- ----------------------------------------
---------------------------------------- --------------------------------------- ----------------------------------------
E.   Automatic investment programs
     or direct stock purchase plans                    PERMITTED                                    PERMITTED

                                         >>   Subject to Code of Ethics          >>   Subject to Code of Ethics
                                              reporting requirements                  reporting requirements

---------------------------------------- --------------------------------------- ----------------------------------------
---------------------------------------- --------------------------------------- ----------------------------------------
F.    Initial Public Offerings                                                            PERMITTED, only
     (IPO's)                                           PROHIBITED                >>       If security held prior to
                                                                                          Wells Capital employment and/or
(An IPO is a corporation's  first version 9.99 of the Code,  sales offering of a security  representing  subject to  pre-clearance  shares of the  company to the public) requirements.

---------------------------------------- --------------------------------------- ----------------------------------------
---------------------------------------- --------------------------------------- ----------------------------------------
A.       Private Placements                                                               PERMITTED, only
                                                       PROHIBITED                >>       If security held prior to Wells Capital
(A private placement is an offer or                                                       employment and/or sale of any
security by a brokerage  version                                                          9.99 of the Code, sales firm not
public offering,  subject to pre-                                                         involving a requirements.
clearance for example, a venture
capital deal).
---------------------------------------- --------------------------------------- ----------------------------------------

Date of last revision:                               September 2000
Wells Capital Management Code of Ethics 7.00



IV.2 Short-Term Trading Profits The purchase and sale, or the sale and purchase, of the same security (60-Day Trading Rule) (or equivalent) within 60 calendar days and at a profit is PROHIBITED.

o This restriction applies without regard to tax lot considerations and short-sales;

o Exercised options are not restricted, however, purchases and sales of options occurring within 60 days resulting in profits are PROHIBITED;

o Exceptions require advance written approval from the f irm's Chief Compliance Officer (or designee).

                  Profits  from any sale  before the
                  60-day period  expires may require
                  disgorgement.   Please   refer  to
                  "Penalties",  section  II of  this
                  Code, for additional details.

IV. 3 Blackout Periods

                     For securities in the S&P 500 stocks,
                     a one-day firm-wide blackout will
                     apply if the issue is being traded
                     on  behalf  of a client, at the
                     time the pre-clear request is made.
                     The blackout will not apply to
                     trades of WCM-managed Index funds.


                     All other  issues are subject to a
                     seven-day    firm-wide    blackout
                     period  if  traded  on  behalf  of
                     WCM-managed  funds (Mutual  funds,
                     DIFs, Collectives).

                     Blackout periods apply to both buy
                     and sell transactions.

Wells Capital Management Code of Ethics 7.00



IV.4 Insider  Trading              Wells Capital  considers
                                   information   material   if  there  is  a
                                   substantial  likelihood that a reasonable
                                   shareholder  would  consider it important
                                   in deciding  how to act.  Information  is
                                   considered  non-public  when  it has  not
                                   been  disseminated  in a manner making it
                                   available   to    investors    generally.
                                   Information becomes public once it is publicly disseminated, limited disclosure does not make the information public
                                   (e.g., disclosure by an insider to a select group of persons).

                                   Wells Capital generally defines insider
                                   trading as the buying or selling
                                   of a  security,  in breach  of  fiduciary
                                   duty or other  relationship  of trust and
                                   confidence,   while  in   possession   of
                                   material non-public information.  Insider
                                   trading   is  a   violation   of  federal
                                   securities laws, punishable by a maximum prison term of 10 years and fines of up to $1 million for the individual and $2.5 million for the firm.

                                   Tipping    of    material,     non-public
                                   information  is  PROHIBITED.  An Advisory
                                   Representative   cannot   trade,   either
                                   personally or on behalf of others, while in possession of such information.

                                   Front-running/scalping involves trading on the basis of non-public information regarding impending market transactions.

o Trading ahead of, or "front-running," a client or proprietary mutual fund order in the same security; or

o Taking a position in stock index futures or options contracts prior to buying or selling a block or securities for a client or proprietary mutual fund account (i.e., self-front running).

                                   Scalping    occurs   when   an   Advisory
                                   Representative   purchases  shares  of  a
                                   security for his/her own account shortly before recommending or buying that security for long-term investment to a client and then immediately selling the shares at profit upon the rise in the market price following the recommendation.


IV.5 Gifts and Hospitality Wells Capital, as a policy, follows Wells Fargo Bank's policy regarding gifts and hospitality. Please refer to WFB Employee Handbook for requirements.

IV.6 Directorships and Other       Wells Capital, as a policy, follows Wells
     Outside Employment            Fargo Bank's policy regarding directorships
                                   and other outside employment. Please refer to WFB Employee Handbook for requirements.

Wells Capital Management Code of Ethics 7.00



V        REGULATORY REQUIREMENTS

V.1 Investment Advisers Act              The SEC  considers  it a violation
    of 1940 and Investment               of general antifraud  provisions
    Company Act of 1940                  of federal  securities laws
                                         whenever an adviser, such as Wells
                                         Capital, engages in fraudulent,
                                         deceptive or manipulative conduct.
                                         As a fiduciary to client assets,
                                         Wells Capital cannot engage in
                                         activities which would result in
                                         conflicts of interests (for example,
                                         "front-running," scalping, or favoring
                                         proprietary accounts over those of the
                                         clients').

V.2 Regulatory  Censures                 The SEC can censure, place limitations
                                         on  the activities, functions, or
                                         operations of, suspend for a
                                         period not exceeding twelve months, or
                                         revoke the registration of any
                                         investment adviser based on a:

                                      >  Failure reasonably to supervise, with a
                                         view to preventing violations of the
                                         provisions of the federal securities
                                         laws, an employee or a supervised
                                         person who commits such a violation.

                                     >  However, no supervisor or manager shall
                                        be deemed to have failed reasonably to
                                        supervise any person, if
                                           (a)    there  have  been  established
                                                  procedures,  and a system  for
                                                  applying such  procedures,
                                                  which would reasonably be
                                                  expected to prevent and
                                                  detect, insofar as
                                                  practicable, any such
                                                  violation by such other person
                                                  and
                                           (b)    such supervisor or manager has
                                                  reasonably  discharged the
                                                  duties and obligations
                                                  incumbent upon him/her by
                                                  reason of such  procedures and
                                                  systems without reasonable
                                                  cause  to  believe  that  such
                                                  procedures and system were not
                                                  being complied with.

Wells Capital Management Code of Ethics 7.00


VI ACKNOWLEDGEMENTS AND CERTIFICATION


I certify that I have received, read, understood and recognize that I am subject to Wells Capital Management's Code of Ethics and Policy on Personal Securities Transactions and Insider Trading. This Code is in addition to Wells Fargo's policy on Business Conduct and Ethics, as outlined in the Employee Handbook.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Wells Capital Management Code, I certify that I will not:

o Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code;

o Employ any device, scheme or artifice to defraud Wells Fargo, Wells Capital Management or any company;

o Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Wells Fargo, Wells Capital Management or any company;

o Make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

o Engage in any manipulative practice with respect to Wells Fargo, Wells Capital Management or any company;

o      Trade on inside information;

o Trade ahead of or front-run any transactions for Wells Capital managed accounts;

o      Trade without obtaining the necessary pre-clearance.

I understand that it is a violation of the Investment Advisers Act of 1940 to fail to submit a record of my personal securities transactions within 10 calendar days of quarter-end.

I understand that, as an employee of Wells Capital Management, it is my responsibility to submit a list of all brokerage accounts in which I have beneficial ownership or interest and control (as defined in the Code). Additionally, I will notify Wells Capital Management Compliance upon opening or closing brokerage accounts.

Any exceptions, where applicable, are noted as follows:
================================================================================
--------------------------------------------------------------------------------


------------------------------                                ------------------
Signature                                                              Date

-----------------------------
NAME (Print)

  The Acknowledgment and Certification form is due 10 days from date of receipt. Signed copies must be submitted to Wells Capital Compliance, MAC A0103-101.

Wells Capital Management Code of Ethics 7.00

VII      FREQUENTLY ASKED Questions (FAQs)


o Who should I submit pre-clearance requests to, what is the minimum information required, and what are the hours for submission of requests?

         Pre-clearance requests should be submitted, via email, to WCM Risk Manage, in the Global Address list. This ensures that someone in the Compliance Group can process the request at all times. For specific questions or concerns regarding the Code, you may direct your inquiries to Monica Poon, our Chief Compliance Officer (poonmo@wellscap.com or 4I5/396-7016)

         At a minimum, indicate whether the request is for a BUY or SELL and include the name and/or ticker symbol of the security/securities.

         Requests can be submitted beginning 7:00 am (Pacific) and no later than an hour before the close of the equity markets. Pre-cleared requests are only good for the day.

o What is the submission deadline for Quarterly Trade Report?

         Quarterly Trade Reports are due 10 calendar days after the end of each quarter. If the 10th day falls on a weekend or a holiday, the report is due the business day preceding the weekend or the holiday. The 10-day deadline is a regulatory requirement.

o Why is a Quarterly Trade Report required if duplicate confirms or statements are already received from brokers?

         WCM as an investment adviser is required to review employee transactions to ensure that there are no conflicts of interests between trades executed on personal accounts and those that are executed on behalf of our managed accounts. The Quarterly Trade Report allows WCM to reconcile the transactions that are reported by employees and the activities posted on the statements. The report also provides information when additional shares, stock dividends or receipts (such as gifts of stocks) are added to the accounts.

o Why are duplicate copies of confirms and statements required to be submitted to Compliance? Would the (Quarterly Report and pre-clear requests suffice?

         This is a regulatory requirement from a report issued by the SECs Division of Investment Management (IM). The IM Report, among other things, enlisted the NASD to adopt a rule requiring its members to notify a fund or an investment adviser whenever an employee opens an account with an NASD-member broker. Upon request of the fund or adviser, the member broker is required to transmit duplicate copies of the employee's trade confirms and account statements.

o      Why are small cap issues restricted from employee purchases?

       Because of the volume and size of orders that the small cap funds generate, this policy ensures that any appearance of conflict (such as front running and scalping) is avoided. For the purposes of WCM's Code of ethics, restricted "small cap" issues are those that are held by WCM-managed small cap funds, including the WF mutual funds, the DIFs and the Collectives. Restricted small cap issues cannot be

Wells Capital Management Code of Ethics 7.00


       purchased by WCM employees until such time that the funds are out of the same positions. This restriction covers new purchases only. If you held a restricted stock before your WCM employment or before the Code was revised in Sept 1999, you can sell your positions (subject to pre-clear requirements) but you cannot re-purchase or add shares.

       All other small capitalization issues that are not owned by these managed small cap funds can be purchased by employees subject to pre-clearance and reporting requirements.

o      What is the 60-day rule and is it a regulatory requirement?

       The 60-day rule prohibits employees from profiting from the purchase and sale, or vice versa, of the same securities within 60-days.

       This is not an SEC requirement but a taskforce guideline instituted by the Investment Company Institute (ICI), the self-regulating organization for the mutual fund industry. Similarly, IMR also has recommended restrictions along the same lines. Because the mutual fund board approves our code of Ethics and expects us to follow the taskforce guidelines from the ICI/AIMR, we are closely bound by those restrictions.